   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1996
                                                     REGISTRATION NO. 333-00768
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                       AMENDMENT NO. 3 TO FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                       HMC ACQUISITION PROPERTIES, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                 7011                          52-1888825
  (STATE OR OTHER JURISDICTION                (PRIMARY INDUSTRIAL                 (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                             AFFILIATE REGISTRANTS

         HMC SFO, INC.                          DELAWARE                           7011                       52-1888778
      HMC AP CANADA, INC.                       ONTARIO                            7011                     NOT APPLICABLE
(EXACT NAME OF CO-REGISTRANT AS     (STATE OR OTHER JURISDICTION OF         (PRIMARY INDUSTRIAL             (IRS EMPLOYER
   SPECIFIED IN ITS CHARTER)         INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)

                                                                                        CHRISTOPHER G. TOWNSEND
                      10400 FERNWOOD ROAD                                                 10400 FERNWOOD ROAD
                    BETHESDA, MARYLAND 20817                                           BETHESDA, MARYLAND 20817
                        (301) 380-9000                                                      (301) 380-9000
      (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                 (NAME, ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER,
INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)             INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                   PLEASE SEND COPIES OF COMMUNICATIONS TO:

                           BRUCE E. ROSENBLUM, ESQ.
                               LATHAM & WATKINS
                   1001 PENNSYLVANIA AVENUE, N.W. SUITE 1300
                          WASHINGTON, D.C. 20004-2505
                                (202) 637-2200

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as possible after the Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ---------------

  THE REGISTRANTS HEREBY AMEND THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       HMC ACQUISITION PROPERTIES, INC.

             CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                 OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

 FORM S-4 ITEM NUMBER AND CAPTION       LOCATION OR HEADING IN THE PROSPECTUS
 --------------------------------       -------------------------------------
A. INFORMATION ABOUT THE TRANSACTION

 1. Forepart of Registration State-
     ment and Outside Front Cover
     Page of Prospectus...........   Forepart of Registration Statement; Outside
                                      Front Cover Page

 2. Inside Front and Outside Back
     Cover Pages of Prospectus....   Inside Front and Outside Back Cover Pages;
                                      Available Information

 3. Risk Factors, Ratio of Earnings
     to Fixed Charges and Other
     Information..................   Prospectus Summary; Risk Factors; The
                                      Company; The Exchange Offer; Pro Forma
                                      Condensed Combined Financial Data;
                                      Selected Historical Financial Data

 4. Terms of the Transaction.......  Prospectus Summary; The Exchange Offer;
                                      Description of Senior Notes; Material
                                      Federal Income Tax Considerations

 5. Pro Forma Financial
     Information...................   Prospectus Summary; Pro Forma Condensed
                                       Combined Financial Data

 6. Material Contacts with the
     Company Being Acquired........   Not Applicable

 7. Additional Information Required
     for Reoffering by Persons and
     Parties Deemed to be
     Underwriters..................   Not Applicable

 8. Interest of Named Experts and
     Counsel.......................   Legal Matters; Experts

 9. Disclosure of Commission
     Position on Indemnification
     for Securities Act
     Liabilities...................   Not Applicable

B. INFORMATION ABOUT THE REGISTRANT

10. Information With Respect to S-3
     Registrants...................   Not Applicable

11. Incorporation of Certain
     Information by Reference......   Not Applicable

12. Information With Respect to S-2
     or S-3 Registrants............   Not Applicable

13. Incorporation of Certain
     Information by Reference......   Not Applicable

14. Information With Respect to
     Registrants Other than S-2 or
     S-3 Registrants...............   Inside Front Cover Page; Prospectus
                                       Summary; Risk Factors; Capitalization;
                                       Pro Forma Condensed Combined Financial
                                       Data; Selected Historical Financial Data;
                                       Management's Discussion and Analysis of
                                       Financial Condition and Results of
                                       Operations; Business and Properties;
                                       Management; Sole Shareholder; Certain
                                       Relationships and Related Transactions;
                                       Description of Senior Notes; Financial
                                       Statements

  FORM S-4 ITEM NUMBER AND CAPTION         LOCATION OR HEADING IN THE PROSPECTUS
  --------------------------------         -------------------------------------
C. INFORMATION ABOUT THE COMPANY BEING
     ACQUIRED

15. Information With Respect to S-3
     Companies.......................  Not Applicable

16. Information With Respect to S-2 or
     S-3 Companies...................  Not Applicable

17. Information With Respect to
     Companies Other than S-2 or S-3
     Companies.......................  Not Applicable

D. VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents
     or Authorizations are to be
     Solicited.......................  Not Applicable

19. Information if Proxies, Consents
     or Authorizations are Not to be
     Solicited or in an Exchange
     Offer...........................  Management; Sole Shareholder; Certain
                                        Relationships and Related Transactions

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED MAY 7, 1996

PROSPECTUS

                               OFFER TO EXCHANGE

                 $350,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS
             9% SENIOR NOTES DUE 2007, SERIES B FOR ALL OUTSTANDING
                       9% SENIOR NOTES DUE 2007, SERIES A

                                       OF

                        HMC ACQUISITION PROPERTIES, INC.

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON JUNE 17,
                          1996, UNLESS EXTENDED.

                                  -----------

  HMC Acquisition Properties, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange its outstanding 9% Senior Notes due 2007, Series A (the "Series A Notes"), of which an aggregate of $350 million in principal amount is outstanding as of the date hereof, for an equal principal amount of newly issued 9% Senior Notes due 2007, Series B (the "Series B Notes"). The form and terms of the Series B Notes will be the same as the form and terms of the Series A Notes except that (i) the Series B Notes will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and hence will not bear legends restricting the transfer thereof and (ii) the holders of Series B Notes will not be entitled to certain rights of holders of Series A Notes under the Registration Rights Agreement (as defined herein), which rights will terminate upon the consummation of the Exchange Offer. The Series B Notes will evidence the same debt as the Series A Notes and will be entitled to the benefits of an indenture dated as of December 20, 1995, governing the Series A Notes and the Series B Notes (the "Indenture"). The Indenture provides for the issuance of both the Series B Notes and the Series A Notes. The Series B Notes and the Series A Notes are sometimes referred to herein collectively as the "Senior Notes." The holders of the Senior Notes are sometimes referred to herein collectively as the "Holders."

  SEE "RISK FACTORS" ON PAGE 18 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS WHICH HOLDERS OF SERIES A NOTES AND PROSPECTIVE PURCHASERS OF SERIES B
          NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE COMPANY WILL ACCEPT FOR EXCHANGE ANY AND ALL
 VALIDLY TENDERED SERIES A NOTES ON OR PRIOR TO 5:00
 P.M., NEW YORK CITY TIME, ON JUNE 17, 1996 (IF AND AS
 EXTENDED, THE "EXPIRATION DATE"). TENDERS OF SERIES A
 NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00
 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE
 EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM
 PRINCIPAL AMOUNT OF SERIES A NOTES BEING TENDERED FOR
 EXCHANGE. SERIES A NOTES MAY BE TENDERED ONLY IN
 INTEGRAL MULTIPLES OF $1,000. IN THE EVENT THE
 COMPANY TERMINATES THE EXCHANGE OFFER AND DOES NOT
 ACCEPT FOR EXCHANGE ANY SERIES A NOTES, THE COMPANY
 WILL PROMPTLY RETURN ALL PREVIOUSLY TENDERED SERIES A
 NOTES TO THE HOLDERS THEREOF.


                                  -----------

                THE DATE OF THIS PROSPECTUS IS MAY  , 1996.

  The Series B Notes will mature on December 15, 2007 and will bear interest at the rate of 9% per annum from their date of issuance. Interest on the Series B Notes will be payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1996. Holders of Series B Notes will receive interest on June 15, 1996 from the date of initial issuance of the Series B Notes, plus an amount equal to the accrued interest on the Series A Notes from the date of original issuance of the Series A Notes to the date of exchange thereof for the Series B Notes. Such interest will be paid with the first interest payment on the Series B Notes. Interest on the Series A Notes accepted for exchange will cease to accrue upon issuance of the Series B Notes.

  The Company will not be required to make any mandatory redemption or sinking fund payment with respect to the Senior Notes prior to maturity. The Senior Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2000 at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In the event of a Change of Control Triggering Event (as defined herein), the Company will be required to make an offer to repurchase the Senior Notes, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Senior Notes--Certain Covenants--Repurchase of Senior Notes at the Option of the Holder Upon a Change of Control."

  The Senior Notes are senior obligations of the Company and rank equal without preference in right of payment (hereinafter, "pari passu") with all senior Indebtedness (as defined herein) of the Company; provided, however, that certain Indebtedness of the Company and its subsidiaries may be secured by assets held by the Company or its subsidiaries subject to certain restrictions described herein. See "Description of Senior Notes--Certain Covenants--Limitation on Liens." The Indenture contains covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional Indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase capital stock or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell certain assets, issue or sell stock of the Company's subsidiaries, and enter into certain mergers and consolidations. As of March 22, 1996, the aggregate principal amount of all outstanding Indebtedness of the Company was $350 million, consisting solely of the Indebtedness evidenced by the Senior Notes.

  The Senior Notes are fully and unconditionally guaranteed (limited only to the extent necessary to avoid such Guarantees being considered a fraudulent conveyance under applicable law) on a joint and several basis (the "Guarantees") by the Company's existing, wholly owned subsidiaries, HMC SFO, Inc. and HMC AP Canada, Inc. (the "Initial Guarantors"), and certain of the Company's future subsidiaries (the "Future Subsidiary Guarantors" and, together with the Initial Guarantors, the "Guarantors"). The Indenture provides that all future subsidiaries of the Company which are not prohibited from guaranteeing the Senior Notes by law or pursuant to the terms of an agreement will guarantee the Senior Notes, provided, however, that the assets of all such subsidiaries that do not become Guarantors shall not exceed 15% of the consolidated assets of the Company and its subsidiaries. The Initial Guarantors are the Company's only direct or indirect wholly owned subsidiaries. The Guarantees are senior unsecured obligations of the Guarantors and rank pari passu in right of payment with all other existing and future senior Indebtedness of the Guarantors, provided that certain Indebtedness of the Guarantors and their subsidiaries may be secured by assets held by such Guarantors and their subsidiaries, subject to certain restrictions described herein. The Guarantors have no other Indebtedness that ranks senior to or pari passu with the indebtedness evidenced by the Senior Notes. Separate financial statements of the Guarantors are not presented herein because, in the view of the Company's management, such financial statements would not be material to the investment decision being made by the Holders in connection with the Exchange Offer.

  Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that Series B Notes issued pursuant to the Exchange Offer in exchange for Series A Notes may be offered for resale, resold, and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such Series B Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company (within the meaning of Rule 405 under the Securities Act)), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the Series B Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of Series B Notes. Holders of Series A Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

  Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." The Company believes that none of the registered holders of the Series A Notes is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company.

  Prior to the Exchange Offer, there has been no public market for the Senior Notes. The Company does not intend to list the Series B Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Series B Notes will develop. To the extent that a market for the Series B Notes does develop, the market value of the Series B Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and other conditions. Such conditions might cause the Series B Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors--Absence of Public Market for the Senior Notes."

  The Company will not receive any proceeds from this Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF SERIES A NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  NO PERSON, OTHER THAN OFFICERS OF THE COMPANY AND THE EXCHANGE AGENT, HAS BEEN AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  The Series B Notes will be available initially only in book-entry form. The Company expects that the Series B Notes issued pursuant to the Exchange Offer will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, the Depository Trust Company (the "Depository") and registered in its name or in the name of Cede & Co., as its nominee. Beneficial interests in the global note representing the Series B Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. After the initial issuance of such global note, Series B Notes in certificated form will be issued in exchange for the global note only in accordance with the terms and conditions set forth in the Indenture. See "Description of Senior Notes--Book Entry, Delivery and Form" and "Description of Senior Notes--Certificated Securities."

                               ----------------

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the Series B Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to the Company and the Series B Notes offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. As a result of this offering, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registration Statement (and the exhibits and schedules thereto) of which this Prospectus is a part, as well as the periodic reports and other information required to be filed by the Company with the Commission in the future, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York, and Chicago, Illinois at the prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  Pursuant to the Indenture, the Company has agreed to furnish to the Trustee (as defined herein) and to registered holders of the Senior Notes, without cost to the Trustee or such registered holders, copies of all reports and other information required to be filed by the Company with the Commission under the Exchange Act, whether or not the Company is then required by the rules and regulations of the Commission to file reports with the Commission. The Company will file a copy of all such information and reports with the Commission for public availability. The Company will also furnish such other reports as it may determine or as may be required by law.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless the context otherwise requires, (i) the term "Company" refers to HMC Acquisition Properties, Inc. and the Initial Guarantors, the Company's existing, wholly owned subsidiaries, and their combined operations, and (ii) information concerning the Company's lodging properties excludes the Springfield Radisson Hotel, which was sold by the Company in December 1995. References herein to "Smith Travel Research" are to industry data provided by Smith Travel Research. References herein to "Coopers & Lybrand" refer to the January 1996 Hospitality Directions Quarterly Research Journal published by Coopers & Lybrand LLP.

                                  THE COMPANY

  The Company, an indirect, wholly owned subsidiary of Host Marriott Corporation ("Host Marriott"), was formed in 1994 to take advantage of acquisition opportunities in the full-service hotel segment of the lodging industry. The Company currently owns 17 full-service properties, aggregating 6,850 rooms, located in diverse geographic locations throughout the United States. Fourteen of these properties are operated under the Marriott brand name, 12 of which are managed by Marriott International, Inc. and its subsidiaries ("Marriott International"). The Marriott brand name is among the most respected and widely recognized in the lodging industry. Based on data provided by Smith Travel Research, the Company believes that its hotels consistently outperform the industry average occupancy rate by a significant margin for the upscale full-service segment of the lodging industry (the segment which is most representative of the Company's full-service hotels). Six of the Company's properties have been or will be converted to the Marriott brand name following acquisition by the Company or an affiliate. The conversion of such properties is intended to increase occupancy and room rates as a result of Marriott International's nationwide marketing and reservation systems, as well as customer recognition and preference for the Marriott brand name.

  The Company was originally capitalized by Host Marriott through the contribution of four unleveraged hotel properties, with a book value of $162 million, purchased in 1994 by affiliates and with an additional contribution of $48 million in cash. These contributions were made primarily from a portion of the proceeds of a $230 million public equity offering by Host Marriott consummated in January 1994. Since its formation, the Company has utilized the $48 million cash contribution from Host Marriott, as well as borrowings under the Company's former Revolving Credit and Term Loan Agreement dated
November 24, 1994 (the "Credit Facility") and a portion of the proceeds of the Company's offering (the "Offering") of the Series A Notes, to acquire an additional 14 full-service hotels (one of which was sold in December 1995).

  The lodging industry as a whole, and the full-service hotel segment in particular, is benefiting from an improved supply and demand relationship in the United States. According to Smith Travel Research, the demand for rooms in the upscale full-service segment (the segment which is most representative of the Company's hotels), as measured by annual domestic occupied room nights, increased 2.4% from 1994 to 1995. Management believes that recent demand increases have resulted primarily from an improved economic environment and a corresponding increase in business travel. Despite increased demand for rooms, the room supply growth rate in the full-service segment has greatly diminished. Management believes that this decrease in the room supply growth rate in the full-service segment is attributable to many factors including the lack of attractive building sites for full-service hotels, the limited availability of financing for new full-service hotel construction and the availability of existing full-service properties for sale at a discount to their replacement value. Due to the relatively high occupancy rates of the Company's hotels, the limited supply of new rooms and the recent increase in business travel, the managers of the Company's hotels have selectively (i) increased room rates and
(ii) improved their business mix by replacing certain discounted group business with higher-rated group and transient business. The Company expects this supply/demand imbalance, particularly in the upscale full-service sector, to continue, which management believes will result in improved room revenues per available room ("REVPAR") and higher cash flow at its hotel properties in the near term.

                               BUSINESS STRATEGY

  The Company's business strategy continues to focus on maximizing the profitability of its existing hotels and the opportunistic acquisitions of full-service urban, convention and resort hotels primarily in the U.S. and, to a lesser extent, abroad. The Company believes that the full-service segment of the market offers numerous opportunities to acquire assets at attractive multiples of cash flow and at discounts to replacement value, including underperforming hotels which can be improved by conversion to the Marriott brand. The Company believes this segment is very promising because:

  . There is virtually no new supply of upscale full-service hotel rooms currently under construction. According to Smith Travel Research, from 1988 to 1990, upscale full-service room supply increased an average of approximately 5% annually, which resulted in an oversupply of rooms in the industry. However, this growth slowed to an average of approximately 1.7% from 1990 to 1995. Management believes that the lead time from conception to completion of a full-service hotel is generally five years or more in the types of markets the Company is principally pursuing, which will contribute to the continued low growth of supply. According to Coopers & Lybrand, hotel supply in the upscale full-service segment is expected to grow annually at 1.8% to 1.9% through 1998. Furthermore, because of the prolonged lead time for construction of new full-service hotels, management believes that growth in the full-service segment will continue to be limited at least through 2000.

  . Many desirable hotel properties are held by inadvertent owners such as banks, insurance companies and other financial institutions which are motivated and willing sellers. The Company has demonstrated that these properties can be acquired at a significant discount to replacement cost.

  . Management believes that there are numerous opportunities to improve the performance of acquired hotels by replacing the existing hotel manager with Marriott International and converting the hotel to the Marriott brand. Based on industry data, the Company believes that Marriott-flagged properties have consistently outperformed the industry. Demonstrating the strength of the Marriott brand name, the average occupancy rate during 1995 for the Company's nine properties that have been operated under the Marriott brand name for at least two years was 79.4%, compared to an average occupancy rate of 68.2% for all upscale full-service hotels. Accordingly, management anticipates that the five properties recently converted to the Marriott brand name, as well as additional full-service properties to be acquired by the Company in the future and converted from other brands to the Marriott system, should achieve significantly higher occupancy rates and average room rates than has previously been the case for these properties.

  The Company intends to continue to actively increase its full-service hotel portfolio. In carrying out this strategy, the Company evaluates each opportunity on an individual basis and may from time to time elect to acquire controlling interests in a hotel joint venture, rather than pursue the outright acquisition of a property, when it believes its return on investment will be maximized by so doing. The Company may make acquisitions directly or through its subsidiaries depending on a variety of factors, including the existence of debt, the form of investment, the restrictions and requirements of the Indenture and the availability of funds.

  The Company believes it is well qualified to pursue its acquisition strategy. Management has extensive experience in acquiring and financing lodging properties and believes its industry knowledge, relationships and access to market information provide a competitive advantage with respect to identifying, evaluating and acquiring hotel assets. In addition, the Company is well positioned to convert acquired properties to high-quality lodging Marriott brand names due to its relationship with Marriott International. For a description of the Company's relationship with Marriott International, see "Certain Relationships and Related Transactions--Relationship with Marriott International."

                    1996 ACQUISITIONS AND OTHER TRANSACTIONS

  During 1996, the Company added two full-service properties, the 374-room Toronto Delta Meadowvale for approximately $25 million and the 400-room Pittsburgh Hyatt for approximately $19 million. The Pittsburgh Hyatt was acquired through a limited partnership in which the Company owns a 95% interest. The Company also acquired a minority interest in a joint venture owned by Host Marriott that controls two hotels in Mexico City, Mexico totaling 914 rooms for $20 million. See "Business and Properties--1996 Acquisitions and Other Transactions."

                              CORPORATE STRUCTURE

  The chart below presents the organizational corporate structure of Host Marriott and certain of its subsidiaries, after giving effect to the December 1995 distribution by Host Marriott to its shareholders of the stock of a subsidiary of Host Marriott, which, at the time of such distribution, comprised Host Marriott's food, beverage and merchandise concessions business at airports, on tollroads, and at stadiums, arenas and other tourist attractions.

                                                                            LOGO

                               THE EXCHANGE OFFER

The Exchange Offer............  The Company is offering to exchange $350 million principal amount of Series B Notes for a like principal amount of Series A Notes. Series B Notes may be exchanged only in multiples of $1,000 principal amount. The Company will issue the Series B Notes on or promptly after the Expiration Date. See "The Exchange Offer."

                                Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Series B Notes issued pursuant to the Exchange Offer in exchange for Series A Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who purchases such Series B Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Series B Notes in the ordinary course of its business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such Series B Notes, and provided further that each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the Series B Notes prior to offering or selling such Series B Notes. If a holder of Series A Notes does not exchange such Series A Notes for Series B Notes pursuant to the Exchange Offer, such Series A Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, Series A Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Consequences of Failure to Exchange" and "Description of Senior Notes."

Expiration Date...............  The Exchange Offer will expire at 5:00 p.m.,
                                New York City time, on June 17, 1996, unless extended, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is so extended provided, however, that such date shall not exceed 180 days from the date the Exchange Offer is consummated.

Conditions to the Exchange
Offer.........................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company in whole or in part and from time to time in its sole discretion. See "The Exchange Offer

                                --Certain Conditions to the Exchange Offer."
                                The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Series A Notes being tendered for exchange.

Procedures for Tendering
Series A Notes................  Each holder of Series A Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Series A Notes and any other required documentation, to the Exchange Agent at the address set forth herein. By executing the Letter of Transmittal, each Holder (other than participating broker-dealers) must represent to the Company that, among other things, (i) the Series B Notes to be acquired in exchange for Series A Notes tendered in the Exchange Offer will have been acquired in the ordinary course of business of such Holder or such other person receiving such Series B Notes, (ii) neither such Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Series B Notes, (iii) such Holder or any such other person acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Series B Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Series B Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters (see "The Exchange Offer--Resale of the Series B Notes"),
                                (iv) the holder or any such other person understands that a resale transaction described in clause (iii) above and any resales of Series B Notes obtained by such Holder or such other person in exchange for Series A Notes acquired by such Holder or such other person directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by
                                Item 507 or Item 508, as applicable, of
                                Regulation S-K of the Commission and (v) neither the Holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the Holder or any such other person receiving the Series B Notes is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes that were acquired as a result of market-making activities or other trading activities, the holder or such other person is required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Series B Notes; however, by so acknowledging and by delivering a prospectus, the Holder or such other person will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Any Series A Note not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Series A Notes."

Special Procedures for
Beneficial Holders............  Any beneficial holder whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Series A Notes should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such holder must, prior to completing and executing the Letter of Transmittal and delivering such Series A Notes, either make appropriate arrangements to register ownership of such Series A Notes in such holder's name or obtain a properly completed bond power from the record holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering Series A Notes."

Guaranteed Delivery
Procedures....................  Holders of Series A Notes who wish to tender their Series A Notes and whose Series A Notes are not immediately available or who cannot deliver their Series A Notes and the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Series A Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights.............  Tenders of Series A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the Exchange Agent at its address set forth herein. Such notice must (i) specify the name of the person having tendered the Series A Notes to be withdrawn; (ii) identify the Series A Notes to be withdrawn (including the certificate number or numbers and principal amount of Series A Notes to be withdrawn); (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Series A Notes were tendered; and (iv) specify the name in which the Series A Notes are to be registered, if different from that of the withdrawing Holder. See "The Exchange Offer--Withdrawal Rights."

Acceptance of Series A Notes
and Delivery of
Series B Notes................  Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Company will accept for exchange any and all Series A Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Series B Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Consequences of Failure to
Exchange......................  Holders of Series A Notes who do not exchange their Series A Notes for Series B Notes
                                pursuant to the Exchange Offer (i) will
                                continue to be subject to the restrictions on transfer of such Series A Notes as set forth in the legend thereon and (ii) will be entitled to all of the rights and preferences of the Holders of Series A Notes under the Indenture. In general, Series A Notes that are not exchanged pursuant to the Exchange Offer may not be offered or sold except pursuant to a registration statement under the Securities Act or an exemption from registration thereunder and in compliance with applicable state securities laws. In the event the Company completes the Exchange Offer, the interest rate on Series A Notes will remain as stated thereon and holders of Series A Notes will have no further rights under the Registration Rights Agreement.


Certain Tax Considerations....  Latham & Watkins, counsel to the Company, has advised the Company that because the Series B Notes should not be considered to differ materially from the Series A Notes, the exchange of the Series A Notes for Series B Notes should not result in any material federal income tax consequences to holders exchanging Series A Notes for Series B Notes. For a full description of the basis of, and limitations on, this opinion, see "Material Federal Income Tax Considerations."

Registration Rights
Agreement.....................  Pursuant to a registration rights agreement
                                (the "Registration Rights Agreement") among the Company, the Initial Guarantors and the initial purchasers of the Series A Notes (the "Initial Purchasers"), the Company and the Initial Guarantors have agreed (i) to file a registration statement with respect to an offer to exchange the Series A Notes for a like principal amount of Series B Notes and (ii) to use their reasonable best efforts to cause such registration statement to become effective under the Securities Act. The Exchange Offer is intended to satisfy the obligations of the Company and the Initial Guarantors to the holders of Series A Notes under the Registration Rights Agreement, which obligations terminate upon consummation of the Exchange Offer. The holders of the Series B Notes are not entitled to any exchange or registration rights with respect to the Series B Notes.


Exchange Agent................  Marine Midland Bank is the Exchange Agent. The
                                address and telephone number of the Exchange
                                Agent are set forth in "The Exchange Offer--
                                Exchange Agent."

                     SUMMARY OF TERMS OF THE SERIES B NOTES

  The Exchange Offer applies to $350 million aggregate principal amount of the Series A Notes. The form and terms of the Series B Notes will be the same as the form and terms of the Series A Notes except that (i) the Series B Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) the holders of the Series B Notes will not be entitled to certain rights of the holders of the Series A Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Series B Notes will evidence the same debt as the Series A Notes and both series of Senior Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities thereunder. See "Description of Senior Notes."

Issuer........................  HMC Acquisition Properties, Inc.

Securities Offered............  $350 million in aggregate principal amount of
                                9% Senior Notes due 2007, Series B.

Maturity......................  December 15, 2007.

Interest Payment Dates........  June 15 and December 15, commencing June 15,
                                1996.

Ranking.......................  The Series B Notes will be senior obligations of the Company and will rank pari passu in right of payment with all existing and future senior Indebtedness of the Company; provided, however, that certain Indebtedness incurred by the Company and its subsidiaries in the future may be secured by assets held by the Company or its subsidiaries subject to certain restrictions described herein. As of March 22, 1996, the aggregate principal amount of outstanding senior Indebtedness of the Company was $350 million, consisting solely of the Series A Notes. The Indenture permits the Company to incur additional Indebtedness, including senior Indebtedness, subject to certain limitations. For a description of the limitations on the incurrence of additional Indebtedness, see "Description of Senior Notes--Certain Covenants--Limitation on
                                Incurrence of Additional Indebtedness and
                                Disqualified Capital Stock." As of March 22,
                                1996, the Company and its subsidiaries had no Indebtedness secured by assets of the Company and its subsidiaries.

Guarantees....................  The Series B Notes will be fully and unconditionally guaranteed on a joint and several basis by the Initial Guarantors (the Company's only direct or indirect wholly owned subsidiaries), limited only to the extent necessary for each such Guarantee to not constitute a fraudulent conveyance under applicable law. The Series B Notes will also be fully and unconditionally guaranteed on a joint and several basis by certain subsidiaries of the Company formed in the future, limited only to the extent necessary for each such Guarantee to not constitute a fraudulent convenyance under applicable law. See "Description of Senior Notes--Guarantees." The Indenture provides that all future subsidiaries of the Company which are not prohibited from guaranteeing the Senior Notes by law or pursuant to the terms of an agreement will guarantee the Senior Notes, provided, however, that the assets of all such subsidiaries that do not become Guarantors shall not exceed 15% of the consolidated assets of the Company and its subsidiaries. Separate financial statements for the Initial Guarantors are not presented herein because, in the view of the Company's management, such financial statements would not be material to the investment decision being made by holders of Series A Notes in connection with the Exchange Offer.

Optional Redemption...........  The Series B Notes may be redeemed at the option of the Company, in whole or in part, at any time on or after December 15, 2000, at a premium declining to par in 2003, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of Senior Notes-- Optional Redemption."

Change of Control.............  In the event of a Change of Control Triggering
                                Event (as defined herein), the Company will be required to make an offer to repurchase the Series B Notes, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. A Change of Control Triggering Event represents the occurrence of both a Change of Control (as defined herein) and a Rating Decline (as defined herein). See "Description of Senior Notes--Certain Covenants--Repurchase of Senior Notes at the Option of the Holder Upon a Change of Control."

                                Certain highly-leveraged transactions,
                                reorganizations, restructurings, mergers, spin-offs or similar transactions (including such transactions involving the Company's management) may not constitute a Change of Control or Change of Control Triggering Event as these terms are defined in the Indenture. Certain transactions that do not constitute a Change of Control or a Change of Control Triggering Event include: (i) transactions otherwise constituting a Change of Control which involve Host Marriott and one or more wholly owned subsidiaries of Host Marriott,
                                (ii) a pro rata distribution by Host Marriott to its shareholders of shares of any Host Marriott subsidiary, including those of the Company and (iii) a sale of all or substantially all of the assets of certain other subsidiaries of Host Marriott. The Company's equity securities are not subject to anti-takeover provisions that would be triggered by a Change of Control Triggering Event.

                                As of December 29, 1995, in the event of a Change of Control Triggering Event, neither the Company nor its subsidiary would be required to repurchase Indebtedness other than Senior Notes. The Company may not have sufficient financial resources available to fulfill its obligation to repurchase the Series B Notes upon a Change of Control Triggering Event.

Certain Covenants.............  The Indenture contains certain covenants that, among other things, limit the ability of the Company to (i) incur additional Indebtedness and issue preferred stock, (ii) pay dividends or make other distributions, (iii) repurchase capital stock or subordinated Indebtedness,
                                (iv) create certain liens, (v) enter into certain transactions with affiliates, (vi) sell assets of the Company or its subsidiaries,
                                (vii) issue or sell capital stock of the Company's subsidiaries or (viii) enter into certain mergers and consolidations. In addition, under certain circumstances, the Company is required to offer to purchase Series B Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, with the proceeds of certain Asset Sales (as defined herein). See "Description of Senior Notes--Certain Covenants."


                                  RISK FACTORS

  Holders of Series A Notes and prospective purchasers of Series B Notes should carefully consider the factors set forth under "Risk Factors," as well as other information and data included elsewhere in this Prospectus.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

  The following table presents summary historical consolidated financial data derived from the Company's audited Consolidated Financial Statements for the fiscal years ended December 29, 1995 and December 30, 1994 and summary pro forma condensed consolidated financial information derived from the Company's unaudited Pro Forma Condensed Consolidated Financial Data for the fiscal year ended December 29, 1995 and December 30, 1994. The Company was formed in 1994 as an indirect subsidiary of Host Marriott to acquire full-service lodging properties. Although the Company currently owns 17 full-service properties, none of these properties was owned by the Company or Host Marriott prior to January 1, 1994, and a substantial portion of the properties were acquired by the Company during the fourth quarter of 1994. The historical financial data reflect the operating results of the acquired hotels for the periods owned by the Company or an affiliate of the Company. The pro forma financial data reflect the Offering and the operating results of acquired hotels (other than one full-service hotel sold in December 1995), and the 1996 acquisition of two hotels as if such hotels were acquired by the Company at the beginning of the periods presented. The pro forma financial data set forth below may not necessarily be indicative of the results that would have been achieved had the Offering and hotel transactions been consummated as of the dates indicated or that may be achieved in the future. The information in the table should be read in conjunction with "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Condensed Consolidated Financial Data," the Consolidated Financial Statements of the Company and the financial statements of certain acquired hotel properties included elsewhere herein. The Company's fiscal year ends on the Friday closest to December 31.

                                          HISTORICAL    PRO FORMA(1)
                                          ------------  ----------------------
                                          FISCAL YEAR   FISCAL YEAR
                                          ------------  -----------
                                          1994   1995   1994   1995
                                          -----  -----  ----   ----
                                          (IN MILLIONS, EXCEPT RATIO DATA)
STATEMENT OF OPERATIONS DATA:
 Revenues................................ $  15  $  72  $79    $89
 Operating profit before corporate ex-
  pense and interest.....................     6     37   39     46
 Corporate expenses......................     1      4    3      4
 Interest expense........................     1     16   32     32
 Interest income.........................     1      1    1      1
 Income before extraordinary item(2).....     3     11    3      7
 Net income..............................     3      8  N/A    N/A
OTHER OPERATING DATA:
 EBITDA(3)...............................  $ 10   $ 49         $61
 Cash Interest Expense(4)................     1     16          31
 Depreciation and amortization...........     4     14          17
 Maintenance capital expenditures(5).....     2      9          12
 Cash provided by operations(6)..........    10     37          35
 Cash used in investing activities(6)....   366    116          33
 Cash provided by financing activi-
  ties(6)................................   367    177           3
RATIO DATA:
 EBITDA to Cash Interest Expense(7)......  10.0x   3.1x        2.0x
 EBITDA less maintenance capital
  expenditures to Cash Interest
  Expense(8).............................   8.0    2.5         1.6
 Net Debt to EBITDA(9)...................  15.8    5.0         4.9
 Ratio of earnings to fixed charges(10)..   6.0    2.1         1.3

                                                             AS OF
                                                          DECEMBER 29,
                                                              1995
                                                        ----------------
                                                                  PRO
                                                        ACTUAL FORMA(11)
                                                        ------ ---------
BALANCE SHEET DATA:
Cash and cash equivalents..............................  $107    $ 49
Total assets...........................................   588     574
Total debt.............................................   350     350
Shareholder's equity...................................   224     209

                          COMPARABLE HOTEL PERFORMANCE

                                                             FISCAL YEAR
                                                         ----------------------
                                                          1993    1994    1995
                                                         ------  ------  ------
ALL PROPERTIES(12):
 Number of properties...................................     17      17      17
 Number of rooms........................................  6,850   6,850   6,850
 Average daily rate..................................... $85.83  $90.19  $97.37
 Occupancy %............................................   71.5%   72.4%   72.0%
 REVPAR(13)............................................. $61.38  $65.29  $70.10
 REVPAR % change........................................     --     6.4%    7.4%
COMPARABLE MARRIOTT PROPERTIES(14):
 Number of properties...................................      9       9       9
 Number of rooms........................................  4,059   4,059   4,059
 Average daily rate..................................... $86.30  $91.37  $99.29
 Occupancy %............................................   78.4%   79.0%   79.4%
 REVPAR(13)............................................. $67.69  $72.22  $78.81
 REVPAR % change........................................     --     6.7%    9.1%

- --------------------
 (1) Pro forma for the acquisition of all full-service properties currently owned by the Company, the sale of the Springfield Radisson Hotel in December 1995, new management agreements for certain full-service properties and the Offering. See "Pro Forma Condensed Consolidated Financial Data."
 (2) In 1995, the Company recognized a $2.6 million extraordinary loss, net of taxes, on the repayment of the Company's Credit Facility.
 (3) EBITDA, as defined in the Indenture, consists of the sum of consolidated net income, interest expense, income taxes, depreciation and amortization and certain other noncash items. There are no non-cash items, other than depreciation and amortization, included in EBITDA for the periods presented. EBITDA data is presented because such data is used by certain investors to determine the Company's ability to meet debt service requirements and is used in the Indenture as part of the tests determining the Company's ability to incur debt and to make certain restricted payments. The Company considers EBITDA to be an indicative measure of the Company's operating performance due to the significance of the Company's long-lived assets and because EBITDA can be used to measure the Company's ability to service debt, fund capital expenditures and expand its business; however, such information should not be considered as an alternative to net income, operating profit, cash flows from operations, or any other operating or liquidity performance measure prescribed by generally accepted accounting principles ("GAAP"). Cash expenditures for various long-term assets, interest expense and income taxes have been, and will be, incurred which are not reflected in the EBITDA presentation.
 (4) Cash Interest Expense is calculated as GAAP interest expense less amortization of deferred financing costs.
 (5) Maintenance capital expenditures represent disbursements which are generally equal to 5% of gross hotel sales and are utilized for renewals and replacements of the hotels' property and equipment.
 (6) Pro forma cash flow information has been prepared as if the 1995 and 1996 net addition of four properties, the Offering and the second quarter 1996 dividend to Host Marriott of $15 million (the "Dividend") occurred on December 30, 1994. The pro forma cash flow information of the Company is unaudited and presented for informational purposes only and may not reflect the Company's future cash flows or what the cash flows of the Company would have been had such transactions occurred as of December 30, 1994.
 (7) The ratio of EBITDA to Net Cash Interest Expense for fiscal 1995 on a pro forma basis would have been 2.1 to 1.0. Net Cash Interest Expense represents Cash Interest Expense less interest income from an assumed investment of available pro forma cash and cash equivalents totalling $49 million at a current money market rate of 5.25% per annum for 1995.
 (8) The ratio of EBITDA less maintenance capital expenditures to Net Cash Interest Expense for fiscal 1995 on a pro forma basis would have been 1.7 to 1.0 after including interest income in Cash Interest Expense from an assumed investment of available pro forma cash and cash equivalents totalling $49 million at a current money market rate of 5.25% per annum for 1995 (see footnote 7 above).
 (9) Net Debt represents total debt less cash and cash equivalents.
(10) The ratio of earnings to fixed charges is computed by dividing income before taxes, interest expense and other fixed charges by total fixed charges, including interest expense, amortization of debt issuance costs and the portion of rent expense that is deemed to represent interest.
(11) Pro forma for the 1996 addition of two full-service properties and the Dividend.
(12) Includes the properties currently owned by the Company, except for the Springfield Radisson Hotel which was sold by the Company in December 1995.
(13) REVPAR represents room revenues generated per available room and excludes food and beverage and other ancillary revenues generated by the property.
(14) Includes all properties that have operated as Marriott brand hotels during the periods presented, consisting of: Fort Lauderdale Marina Marriott, South Bend Marriott, San Francisco Airport Marriott, Dallas Marriott Quorum, Portland Marriott, San Francisco Marriott-- Fisherman's Wharf, Charlotte Marriott Executive Park, Dallas/Fort Worth Airport Marriott and Atlanta Northwest Marriott.

                                 RISK FACTORS

  Holders of Series A Notes who are considering participation in the Exchange Offer and prospective purchasers of Series B Notes should carefully consider the following risk factors in addition to the other information contained in this Prospectus.

SUBSTANTIAL LEVERAGE AND LIMITED FINANCIAL FLEXIBILITY

  The Company has substantial leverage. As of December 29, 1995, the Company had $350 million of outstanding Indebtedness, representing approximately 61% of its total capitalization. The Company's business is capital intensive, and the Company may have significant capital requirements in the future, including renovation and conversion costs for certain hotel properties. The Company's level of debt presents risks to the holders of the Senior Notes, including the risk that the Company might not generate sufficient cash to service the Senior Notes. In the event that the Company's cash flow and working capital are not sufficient to fund the Company's expenditures or to service the Senior Notes or any Indebtedness incurred in the future, the Company would be required to raise additional funds through capital contributions, the refinancing of all or part of its Indebtedness, the incurrence of additional permitted Indebtedness, or the sale of assets. There can be no assurance that any of these sources of funds would be available in amounts sufficient for the Company to meet its obligations. Moreover, even if the Company were able to meet its obligations, its leveraged capital structure could significantly limit its ability to finance its acquisition program and other capital expenditures, to compete effectively or to operate successfully under adverse economic conditions. The Indenture contains financial and operating covenants, including, but not limited to, restrictions on the Company's ability to incur additional Indebtedness and issue preferred stock, pay dividends or make other distributions, create liens, sell assets, enter into certain transactions with affiliates, and enter into certain mergers and consolidations. See "Description of Senior Notes." The Company's ability to comply with the terms of the Indenture (including its ability to comply with such covenants), to make cash payments with respect to the Senior Notes and to satisfy its other obligations will depend on the future performance of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Senior Notes."

COMPETITION AND RISKS OF THE LODGING INDUSTRY

  The Company's hotels generally operate in areas that contain numerous other competitors. There can be no assurance that demographic, geographic or other changes in markets will not adversely affect the convenience or desirability of the location of the Company's hotels. Furthermore, there can be no assurance that, in the markets in which the Company's hotels operate, competing hotels will not pose greater competition for guests than presently exists, or that new hotels will not enter such markets.

  During the 1980s, construction of lodging facilities in the United States resulted in an excess supply of available rooms. This over-supply had an adverse effect on occupancy levels and room rates in the industry. Although the current outlook for the industry has improved, there can be no assurance that in the future the lodging industry, including the Company and its hotels, will not be adversely affected by (i) national and regional economic conditions, (ii) changes in travel patterns, (iii) seasonality of the hotel business, (iv) taxes and government regulations which influence or determine wages, prices, interest rates, construction procedures and costs, and (v) the availability of credit. Hotel investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to respond to changes in economic or other conditions.

POTENTIAL CONFLICTS WITH MARRIOTT INTERNATIONAL

  The interests of the Company and Marriott International may potentially conflict due to the ongoing relationships between the companies. Marriott International serves as the manager for 12, and franchisor for three, of the Company's 17 lodging properties and provides various other services to Host Marriott and its subsidiaries, including the Company. In addition, Host Marriott, the holder, indirectly, of all the capital stock of the Company, and Marriott International share two common directors--J.W. Marriott, Jr. serves as Chairman of the Board of Directors, Chief Executive Officer and President of Marriott International and also serves as a director of Host Marriott; and Richard E. Marriott is a director of Marriott International and Chairman of the Board of Directors of Host Marriott. Messrs. J.W. Marriott, Jr. and Richard E. Marriott, as well as certain other officers and directors of Marriott International and Host Marriott, also own shares (and/or options or other rights to acquire shares) in both companies. With respect to the various contractual arrangements between the two companies, the potential exists for disagreement as to the quality of services provided by Marriott International and as to contract compliance. Any such disagreements between the Company and Marriott International could adversely affect the performance of one or more of the Company's hotels. Additionally, the possible desire of the Company, from time-to-time, to finance, refinance or effect a sale of any of the properties managed by Marriott International may, depending upon the structure of such transactions, result in a need to modify the management agreement with Marriott International with respect to such property. Any such modification proposed by the Company may not be acceptable to Marriott International, and the lack of consent from Marriott International could adversely affect the Company's ability to consummate such financing or sale. In addition, certain situations could arise where actions taken by Marriott International in its capacity as manager of competing lodging properties would not necessarily be in the best interests of the Company. Any such actions by Marriott International could adversely impact one or more of the Company's hotels. Nevertheless, the Company believes that there is sufficient mutuality of interest between the Company and Marriott International to result in a mutually productive relationship. Moreover, appropriate policies and procedures are followed by the Board of Directors of Host Marriott and Marriott International to limit the involvement of Messrs. J.W. Marriott, Jr. and Richard E. Marriott (and, if appropriate, other officers and directors of such companies) in conflict situations, including requiring them to abstain from voting as directors of either Host Marriott or Marriott International (or as directors of any of their subsidiaries) on certain matters which present a conflict between the companies. For a description of the Company's relationship with Marriott International, see "Certain Relationships and Related Transactions--Relationship with Marriott International."

RISKS OF REAL ESTATE OWNERSHIP

  The Company's ownership of real property is substantial. Real estate values are sensitive to changes in local market and economic conditions and to fluctuations in the economy as a whole. Furthermore, equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to respond to changes in economic or other conditions. There can be no assurance that downturns or prolonged adverse conditions in real estate or capital markets or the economy as a whole will not have a material adverse impact on the Company.

GUARANTEES

  The Senior Notes are fully and unconditionally guaranteed (limited only to the extent necessary to avoid such Guarantees being considered a fraudulent conveyance under applicable law) on a joint and several basis by the Guarantors, which are the Company's only wholly owned subsidiaries. The Guarantees are senior unsecured obligations of the Guarantors and rank pari passu in right of payment with all senior Indebtedness of the Guarantors. The Guarantors' obligations under certain Indebtedness incurred in the future may be secured by assets held by such Guarantors, subject to certain restrictions, and, accordingly, the holders of such Indebtedness would have priority over the Senior Notes with respect to such assets. In addition, the Indenture provides that any Guarantor will be fully released from its obligations under its Guarantee, subject to certain limitations, upon (i) the sale or other disposition of all or substantially all of the assets or properties of a Guarantor to persons or entities other than the Company and its subsidiaries or (ii) the consolidation or merger of any Guarantor with any person or entity other than the Company or a subsidiary of the Company if, as a result of such consolidation or merger, persons other than the Company and its subsidiaries beneficially own more than 50% of the stock of the Guarantor.

FRAUDULENT TRANSFER

  The obligations of the Company under the Senior Notes may be subject to review under state or federal fraudulent transfer laws in the event of the bankruptcy or other financial difficulty of the Company. Under those laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of the Company, such as a trustee in bankruptcy or the Company as debtor in possession, were to find that (i) the Company issued the Senior Notes and applied the proceeds thereof with the intent of either hindering, delaying or defrauding creditors or (ii) the Company received less than a reasonably equivalent value or fair consideration for issuing the Senior Notes, and, after so applying the proceeds, the Company (a) was insolvent, (b) was rendered insolvent, (c) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (d) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, such court could avoid the Senior Notes and the Company's obligations thereunder, and direct the return of any amounts paid thereunder to the Company or to a fund for the benefit of its creditors.

  The Company's obligations under the Senior Notes are guaranteed by the Guarantors, and the Guarantees may also be subject to review under federal or state fraudulent transfer laws. If a court were to determine that, at the time a Guarantor became liable under its Guarantee, it satisfied clause (i) or (ii) of the foregoing paragraph, the court could avoid the Guarantee and direct the repayment of amounts paid thereunder.

  The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

ABSENCE OF PUBLIC MARKET FOR THE SENIOR NOTES

  The Series A Notes have not been registered under the Securities Act and are subject to significant restrictions on resale. The Series B Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Senior Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation system. The Company has been advised by the Initial Purchasers that they presently intend to make a market in the Senior Notes. However, the Initial Purchasers are not obligated to do so and any market-making activities with respect to the Senior Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer. If a trading market does not develop or is not maintained, holders of the Senior Notes may experience difficulty in reselling the Senior Notes or may be unable to sell them at all. If a market for the Senior Notes develops, any such market may be discontinued at any time. If a public trading market develops for the Senior Notes, future trading prices of the Senior Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Senior Notes may trade at a discount from their principal amount.

MANAGEMENT OF THE COMPANY

  The Company has no employees. Host Marriott provides to the Company the services of certain Host Marriott employees (including the Company's executive officers). The amount of time that each executive officer will devote to the business of the Company will be determined by management, based on management's judgment as to the amount of time necessary to conduct the business of the Company. However, such executive officers also will devote an equal or greater portion of their time to the business of Host Marriott and its other subsidiaries. Implementation of the Company's future business strategy to acquire full-service hotels primarily in the U.S. will be dependent upon officers of the Company who may have similar obligations to Host Marriott or its affiliates. To the extent that opportunities to purchase economically desirable full service hotels are made available to Host Marriott and its subsidiaries, management may determine that any such opportunity shall be pursued by Host Marriott itself or one of its other subsidiaries, rather than by the Company. Accordingly, there can be no assurance that the Company will be provided the opportunity to purchase or acquire an economically desirable full-service hotel which also may be available to Host Marriott or one of its other subsidiaries.

RISKS INVOLVED IN INVESTMENTS THROUGH PARTNERSHIPS OR JOINT VENTURES

  The Company has entered into joint venture arrangements for certain full-service properties with the manager of such hotels and/or an affiliate of Host Marriott. In the future, the Company may selectively use joint venture arrangements to acquire properties. Joint venturers may have certain rights over the operation of the joint venture assets. Therefore, such investments may, under certain circumstances, involve risks such as the possibility that the co-venturer in an investment might become bankrupt, or have economic or business interests or goals that are inconsistent with the business interests or goals of the Company, or be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives. Consequently, actions by a co-venturer might result in subjecting hotel properties owned by the joint venture to additional risk. Although the Company will seek to maintain sufficient control of any joint venture to permit the Company's objectives to be achieved, it may be unable to take action without the approval of its joint venture partners or its joint venture partners could take actions binding on the joint venture without the Company's consent. Additionally, should a joint venture partner become bankrupt, the Company could, in certain circumstances, become liable for such partner's share of joint venture liabilities.

FAILURE TO EXCHANGE SERIES A NOTES

  The Series B Notes will be issued in exchange for Series A Notes only after timely receipt by the Exchange Agent of such Series A Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Series A Notes desiring to tender such Series A Notes in exchange for Series B Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Series A Notes for exchange. Series A Notes that are not tendered, or are tendered but not accepted, will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Series A Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series B Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. See "Plan of Distribution." To the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Notes could be adversely affected due to the limited amount, or "float," of the Series A Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Series A Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Series B Notes could be adversely affected. See "The Exchange Offer."

REPURCHASE OF THE NOTES UPON A CHANGE OF CONTROL

  The provisions of the Indenture relating to a Change of Control Triggering Event may not afford the holders of Senior Notes protection in the event of a highly-leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction (including such transactions involving the Company's management) that may adversely affect holders of Senior Notes, if such transaction does not constitute a Change of Control Triggering Event as set forth in the Indenture. In addition, the Company may not have sufficient financial resources available to fulfill its obligations to repurchase the Senior Notes upon a Change of Control Triggering Event. Certain transactions not constituting a Change of Control or Change of Control Triggering Event include, but are not limited to, (i) transactions otherwise constituting a Change of Control of the Company involving Host Marriott or one or more wholly owned subsidiaries of Host Marriott, (ii) a pro rata distribution by Host Marriott to its shareholders of shares of any Host Marriott subsidiary, including those of the Company, and (iii) a sale of all or substantially all of the assets of certain other subsidiaries of Host Marriott. The phrase "all or substantially all" is not defined in the Indenture and will likely be interpreted under applicable state law and be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in determining whether a sale or transfer of "all or substantially all" of the assets of an entity has occurred, and a consequent uncertainty may arise with respect to a repurchase by the Company of the Senior Notes upon such sale or transfer.

                                  THE COMPANY

  The Company is a direct, wholly owned subsidiary of HMC Acquisitions, Inc., which is a direct, wholly owned subsidiary of Host Marriott. The Company was formed in 1994 to acquire and own full-service lodging properties. The Company was originally capitalized by Host Marriott through the contribution of four hotel properties, with a book value of $162 million, purchased in 1994 by affiliates, as well as an additional contribution of $48 million in cash. These contributions were made primarily from a portion of the proceeds of a $230 million public equity offering by Host Marriott consummated in January 1994. Since its formation, the Company has utilized the cash contributed by Host Marriott as well as borrowings under the Credit Facility and certain of the proceeds of the Offering to acquire an additional 14 full-service hotels, one of which was sold in December 1995. See "Business and Properties--Hotel Lodging Properties." All but one of the Company's lodging properties are operated as Marriott brand full-service hotels. Twelve of the Company's 17 lodging properties are managed by Marriott International; four properties are managed by Interstate, two of which operate under the Marriott brand, one of which has been closed and is being converted to the Marriott brand, and one of which is operated under the Delta brand; and the remaining, non-Marriott brand property is operated as a Holiday Inn Sunspree Resort and managed by a subsidiary of Vista Host, Inc. ("Vista"), an unrelated third party.

  The Company's headquarters are located at 10400 Fernwood Road, Bethesda, Maryland 20817, and its telephone number is (301) 380-9000.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The Series A Notes were sold by the Company on December 20, 1995 (the "Closing Date") to the Initial Purchasers. The Initial Purchasers subsequently placed the Series A Notes with qualified institutional buyers and institutional accredited investors in transactions not requiring registration under the Securities Act or applicable state securities laws, including sales pursuant to Rule 144A under the Securities Act. As a condition to the sale of the Series A Notes, the Company and the Initial Purchasers entered into the Registration Rights Agreement on December 20, 1995. Pursuant to the Registration Rights Agreement, the Company agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, it would (i) file with the Commission a Registration Statement under the Securities Act with respect to the Series B Notes within 90 days after the Closing Date, (ii) use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act within 150 days after the Closing Date, and
(iii) upon effectiveness of the Registration Statement, commence the Exchange Offer, maintain the effectiveness of the Registration Statement for at least 30 days (or a longer period if required by law) and deliver to the Exchange Agent Series B Notes in the same aggregate principal amount as the Series A Notes that were properly tendered by holders thereof pursuant to the Exchange Offer. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement of which this Prospectus is a part is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement.

RESALE OF THE SERIES B NOTES

  With respect to the Series B Notes, based upon an interpretation by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a holder (other than (i) a broker-dealer who purchases such Series B Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any such holder which is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act)) who exchanges the Series A Notes for the Series B Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement with any person to participate, in the distribution of the Series B Notes, will be allowed to resell the Series B Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Series B Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires the Series B Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Series B Notes or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to broker-dealers for use in connection with any resale for a period of 180 days after the Expiration Date. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Series A Notes validly tendered and not withdrawn prior to 5:00 p.m., New

York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Series B Notes in exchange for each $1,000 principal amount of outstanding Series A Notes accepted in the Exchange Offer. Holders may tender some or all of their Series A Notes pursuant to the Exchange Offer. However, Series A Notes may be tendered only in integral multiples of $1,000.

  The Series B Notes will evidence the same debt as the Series A Notes for which they are exchanged, and are entitled to the benefits of the Indenture. The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the Series B Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) Holders of Series B Notes will not be entitled to certain rights of Holders of Series A Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer.

  As of the date of this Prospectus, $350 million in aggregate principal amount of the Series A Notes are outstanding and registered in the name of Cede & Co., as nominee for the Depository. Only a registered holder of the Series A Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Series A Notes entitled to participate in the Exchange Offer.

  Holders do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Series A Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Series B Notes from the Company.

  If any tendered Series A Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Series A Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

  Holders whose Series A Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Series A Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the Holders will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no other obligation to such Holders to provide for the registration under the Securities Act of the Series A Notes held by them. To the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Notes could be adversely affected.

  Holders who tender Series A Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series A Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses; Solicitation of Tenders."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean June 17, 1996, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended, provided, however, that such date shall not exceed 180 days from the date the Exchange Offer is consummated.

  In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will issue a press release or other public announcement, each prior to 9:00 a.m., New

York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which a specified percentage of Series A Notes are tendered.

  The Company reserves the right (i) to delay accepting any Series A Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept Series A Notes not previously accepted if any of the conditions set forth below under "--Certain Conditions to the Exchange Offer" shall not have been satisfied and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the Holders. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to all Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to Holders, if the Exchange Offer would otherwise expire during such five to ten business day period. During any extension of the Expiration Date, all Series A Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company.

  Without limiting the manner in which the Company may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE SENIOR NOTES

  Interest accrues on the Senior Notes at the rate of 9% per annum and will be payable in cash semiannually in arrears on each June 15 and December 15 (or, if not a Business Day, the next succeeding Business Day), commencing on June 17, 1996. On June 17, 1996, Holders of record of Series A Notes on June 1, 1996 will receive interest from the Closing Date to June 17, 1996, and no interest shall be payable on the Series B Notes for the period (if any) from the initial issuance thereof to June 17, 1996. In the event the initial issuance of Series B Notes occurs after June 17, 1996, on September 15, 1996, Holders of Series B Notes of record on September 1, 1996 will receive interest on the Series B Notes from the date of initial issuance thereof, plus an amount equal to the accrued interest on the Series A Notes from June 17, 1996 to the date of exchange thereof for Series B Notes. Holders of Series A Notes that are accepted for exchange will be deemed to have waived the right to receive interest on the Series B Notes for the period (if any) from the date of the initial issuance thereof to June 17, 1996, or, in the event the initial issuance of Series B Notes occurs after June 17, 1996, will be deemed to have waived the right to receive any interest accrued on the Series A Notes for the period commencing June 17, 1996.

PROCEDURES FOR TENDERING SERIES A NOTES

  The tender to the Company of Series A Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Series A Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Series A Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Series A Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Depository") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or
(iii) the Holder must comply with the guaranteed delivery procedures described below.

  THE METHOD OF DELIVERY OF SERIES A NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY

INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTERS OF TRANSMITTAL OR SERIES A NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Series A Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Series A Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (collectively, "Eligible Institutions"). If Series A Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Series A Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Series A Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Series A Notes not properly tendered or to not accept any particular Series A Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Series A Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Series A Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Series A Notes either before or after the Expiration Date (including the Letter of Transmittal and instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Series A Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Series A Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

  If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Series A Notes, such Series A Notes must be endorsed or accompanied by an appropriate bond power, in either case signed exactly as the names of the registered Holder or Holders that appear on the Series A Notes.

  If the Letter of Transmittal or any Series A Notes or bond power is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

  By tendering, each Holder (other than participating broker-dealers) will represent to the Company that, among other things, (i) the Series B Notes to be acquired in exchange for Series A Notes tendered in the Exchange Offer will have been acquired in the ordinary course of business of such Holder or such other person receiving such Series B Notes, (ii) neither such Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Series B Notes, (iii) such Holder or any such other person acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Series B Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Series B Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) the Holder or any such other person understands that a secondary resale transaction described in clause (iii) above and any resales of Series B Notes obtained by such Holder or such other person in exchange for Series A Notes acquired by such Holder or such other person directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) neither the Holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the Holder or such other person receiving the Series B Notes is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes that were acquired as a result of market-making activities or other trading activities, the Holder or such other person is required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Series B Notes; however, by so acknowledging and by delivering a prospectus, the Holder or such other person will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF SERIES A NOTES FOR EXCHANGE; DELIVERY OF SERIES B NOTES; RETURN OF SERIES A NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Series A Notes properly tendered and will issue the Series B Notes promptly after acceptance of the Series A Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Series A Notes for exchange when and if the Company has given oral or written notice thereof to the Exchange Agent.

  In all cases, issuance of Series B Notes for Series A Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Series A Notes or a timely Book-Entry Confirmation of transfer of such Series A Notes into the Exchange Agent's account at the Depository, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Series A Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing Series A Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted, withdrawn or non-exchanged Series A Notes will be returned without expense to the tendering Holder thereof (or, in the case of Series A Notes tendered by book-entry transfer into the Exchange Agent's account at the Depository pursuant to the book-entry transfer procedures described below, such non-exchanged Series A Notes will be credited to an account maintained with the Depository) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Series A Notes at the Depository for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depository's systems may make book-entry delivery of Series A Notes by causing the Depository to transfer such Series A Notes into the Exchange Agent's account at the Depository in accordance with the Depository's procedure for transfer. However, although delivery of Series A Notes may be effected through book-entry transfer at the Depository, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

  If a registered Holder of the Series A Notes desires to tender such Series A Notes and the Series A Notes are not immediately available, or time will not permit such Holder's Series A Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if
(i) the tender is made through an Eligible Institution,

(ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Series A Notes and the amount of Series A Notes tendered, stating that the tender is being made thereby and guaranteeing that within three business days after the date of execution of the Notice of Guaranteed Delivery, the certificates of all physically tendered Series A Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Series A Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three business days after the date of execution of the Notice of Guaranteed Delivery.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Series A Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL RIGHTS

  Tenders of Series A Notes may be withdrawn at any time prior to the Expiration Date.

  For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the Exchange Agent at the address set forth below under "--Exchange Agent." Any such notice of withdrawal must (i) specify the name of the person having tendered the Series A Notes to be withdrawn,
(ii) identify the Series A Notes to be withdrawn (including the certificate number or numbers and the principal amount of Series A Notes to be withdrawn),
(iii) be signed by the Holder in the same manner as the signature on the Letter of Transmittal by which such Series A Notes were tendered (including any required signature guarantees) and (iv) specify the name in which such Series A Notes are to be registered if different from that of the withdrawing Holder. If Series A Notes have been tendered pursuant to the procedure for book-entry described above, any notice of withdrawal must specify, in lieu of certificate numbers, the name and number of the account at the Depository to be credited with the withdrawn Series A Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Series A Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Series A Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Series A Notes tendered by book-entry transfer into the Exchange Agent's account at the Depository pursuant to the book-entry transfer procedures described above, such Series A Notes will be credited to an account maintained with the Depository for the Series A Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Series A Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Series A Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other term of the Exchange Offer, the Company's obligation to accept for exchange, or exchange Series B Notes for, any Series A Notes not theretofore accepted for exchange is subject to the following conditions:

    (a) no action or proceeding having been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the Company and there shall not have occurred any material adverse development in any existing action or proceeding with respect to the Company or any of its subsidiaries; and

    (b) there shall not have been any material change, or development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries which, in the judgment of the

  Company, would materially impair the Company's ability to consummate the Exchange Offer or have a material adverse impact on the Company if the Exchange Offer is consummated; and

    (c) there shall not have been proposed, adopted or enacted any law, statute, rule or regulation which, in the judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the Company if the Exchange Offer is consummated; and

    (d) all governmental approvals which the Company shall deem necessary for the consummation of the Exchange Offer as contemplated hereby shall have been obtained.

  If the Company determines in good faith that any of the conditions are not met, the Company may (i) refuse to accept any Series A Notes and return all tendered Series A Notes to exchanging Holders, (ii) extend the Exchange Offer and retain all Series A Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Series A Notes (see "--Withdrawal Rights") or (iii) waive certain of such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Series A Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to all Holders.

  Holders have certain rights and remedies against the Company under the Registration Rights Agreement. If, notwithstanding a failure of the conditions stated above, (i) a registration statement concerning the Exchange Offer has not been filed on or prior to the 90th day after the Closing Date, (ii) such registration statement is not deemed effective by the Commission on or prior to the 150th day after the Closing Date, (iii) such registration statement is declared effective by the Commission and the Company does not exchange Series B Notes for all Series A Notes validly tendered on or prior to 45 days following the earlier of the actual effectiveness date or the 150th day after the Closing Date or (iv) a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act has been declared effective by the Commission and ceases to be effective or usable during the 36 months after the Closing Date without being cured on the same day (each, a "Registration Default"), with respect to the first 90-day period following the date on which such Registration Default occurs, Holders have the right to receive liquidated damages of $.05 per week per $1,000 principal amount of Series A Notes for each week or portion thereof that the Registration Default continues. The amount of such liquidated damages will increase by $.05 per week per $1,000 principal amount of Series A Notes after each subsequent 90-day period until all Registration Defaults are cured; provided, however, that such liquidated damages shall not exceed $.30 per week per $1,000 principal amount of Series A Notes.The conditions stated above are not intended to modify these rights or remedies in any respect.

  The foregoing conditions are for the benefit of the Company and may be asserted by the Company in good faith regardless of the circumstances giving rise to such condition or may be waived by the Company in whole or in part at any time and from time to time in its discretion. The failure by the Company at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

TERMINATION OF CERTAIN RIGHTS

  All rights under the Registration Rights Agreement (including registration rights) of holders of the Series A Notes eligible to participate in the Exchange Offer will terminate upon consummation of the Exchange Offer except with respect to the Company's continuing obligations (i) to indemnify such holders (including any broker-dealers) and certain parties related to such holders against certain liabilities (including liabilities under the Securities Act), (ii) to provide, upon the request of any holder of a transfer-restricted Series A Note, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Series A Notes pursuant to Rule 144A, (iii) to use its best efforts to keep the Registration Statement effective to the extent necessary to ensure that it is available for resales of Series B Notes by broker-dealers for a period of 180 days after the Expiration Date and (iv) to provide copies of the latest version of the Prospectus to broker-dealers upon their request for a period of 180 days after the Expiration Date.

EXCHANGE AGENT

  Marine Midland Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

       BY REGISTERED OR CERTIFIED MAIL; BY OVERNIGHT COURIER; OR BY HAND

                              MARINE MIDLAND BANK
                             140 BROADWAY-LEVEL A
                           NEW YORK, NEW YORK 10005
                                (212) 658-5931
                     ATTENTION: CORPORATE TRUST OPERATIONS

                                 BY FACSIMILE:

                                (212) 658-2292
                     ATTENTION: CORPORATE TRUST OPERATIONS

  DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES; SOLICITATION OF TENDERS

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $350,000 and include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

  The Company will pay all transfer taxes, if any, applicable to the exchange of Series A Notes pursuant to the Exchange Offer. If, however, certificates representing Series B Notes or Series A Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Series A Notes tendered, or if tendered Series A Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Series A Notes pursuant to the Exchange Offer, then the amount of any such other taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

  No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than officers of the Company and the Exchange Agent. If given or made by any other person, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

ACCOUNTING TREATMENT

  The Series B Notes will be recorded at the same carrying value as the Series A Notes, which is face value, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The costs of the Exchange Offer will be expensed over the term of the Series B Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Series A Notes who do not exchange their Series A Notes for Series B Notes pursuant to the Exchange Offer (i) will continue to be subject to the restrictions on transfer of such Series A Notes as set forth in the legend thereon and (ii) will be entitled to all of the rights and preferences of Holders of Series A Notes under the Indenture. In general, the Series A Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Series A Notes under the Securities Act. Such restrictions may impair the ability of such non-tendering Holders to sell their Series A Notes. In the event the Company completes the Exchange Offer, the interest rate on the Series A Notes will remain as stated thereon and holders of Series A Notes will have no further rights under the Registration Right Agreement.

                                USE OF PROCEEDS

  The Company will not receive any cash proceeds from the issuance of the Series B Notes offered hereby. In consideration for issuing the Series B Notes as contemplated in this Prospectus, the Company will receive in exchange Series A Notes in like principal amount, the terms of which are identical to the Series B Notes except that (i) the Series B Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) the holders of the Series B Notes will not be entitled to certain rights of the holder of the Series A Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Series A Notes surrendered in exchange for Series B Notes will be retained by the Company and the Exchange Offer will not result in any increase in the indebtedness of the Company.

                                CAPITALIZATION

  The following table sets forth the actual capitalization of the Company at December 29, 1995, and pro forma capitalization as of December 29, 1995, after giving effect to the transactions described in the "Pro Forma Condensed Consolidated Financial Data." The capitalization of the Company should be read in conjunction with the Company's Consolidated Financial Statements and the notes thereto, the "Pro Forma Condensed Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," each contained elsewhere herein.

                                                   AS OF DECEMBER 29, 1995
                                                   ---------------------------
                                                    ACTUAL       PRO FORMA(1)
                                                   -----------  --------------
                                                        (IN MILLIONS)
   Cash and cash equivalents......................  $       107     $        49
                                                    ===========     ===========
   Debt...........................................  $       350     $       350
   Shareholder's equity...........................          224             209
                                                    -----------     -----------
     Total capitalization.........................  $       574     $       559
                                                    ===========     ===========

- ---------------------
(1) Pro forma for the 1996 addition of two-full service properties and the Dividend. See "Pro Forma Condensed Consolidated Financial Data."

                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

  The unaudited Pro Forma Condensed Consolidated Financial Data of the Company reflects the following transactions in the case of the Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended December 29, 1995 and December 30, 1994, as if such transactions had been completed at the beginning of the applicable period and, in the case of the Pro Forma Condensed Consolidated Balance Sheet, as if such transactions, as applicable, had been completed as of December 29, 1995:

  .1994 and 1995 net addition of 15 full-service properties

  .1996 addition of two full-service properties

  .1996 dividend to Host Marriott

  .Consummation of the Offering

  During 1994 and 1995, the Company added 15 full-service hotel properties (excluding one full-service property acquired in 1994 which was sold in December 1995) and entered into new management agreements for certain properties. The Company also added two properties in 1996, the Toronto Delta Meadowvale and the Pittsburgh Hyatt. The impact of the acquisitions and the new terms of the management agreements have been reflected in the accompanying Pro Forma Condensed Consolidated Statements of Operations. During the second quarter of 1996, the Company made a $15 million dividend (the "Dividend") to Host Marriott as permitted under the Indenture.

  The Company issued $350 million of Senior Notes in the fourth quarter of 1995, utilizing the net proceeds to repay in full the outstanding borrowings under, and terminate, the Credit Facility as well as to finance future acquisitions of full-service lodging properties.

  The Pro Forma Condensed Consolidated Financial Data of the Company are unaudited and presented for informational purposes only and may not reflect the Company's future results of operations and financial position or what the results of operations and financial position of the Company would have been had such transactions occurred as of the dates indicated. The unaudited Pro Forma Condensed Consolidated Financial Data and Notes thereto should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere herein.

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN MILLIONS)

                                AS OF DECEMBER 29, 1995
                            ---------------------------------
                                        PRO FORMA
                            HISTORICAL ADJUSTMENTS  PRO FORMA
                            ---------- -----------  ---------
ASSETS
Property and equipment,
 net......................     $456       $  44 (A)   $500
Due from hotel manager....        9         --           9
Other assets..............       16         --          16
Cash and cash equivalents.      107         (43)(A)     49
                                            (15)(B)
                               ----       -----       ----
  Total assets............     $588       $(14)       $574
                               ====       =====       ====
LIABILITIES AND SHAREHOLD-
 ER'S EQUITY
Debt......................     $350       $ --        $350
Other liabilities.........       14           1 (A)     15
                               ----       -----       ----
  Total liabilities.......      364           1        365
Shareholder's equity......      224         (15)(B)    209
                               ----       -----       ----
  Total liabilities and
   shareholder's equity...     $588       $ (14)      $574
                               ====       =====       ====


    See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN MILLIONS, EXCEPT RATIO DATA)

                      FISCAL YEAR ENDED DECEMBER 29, 1995

                                                            PRO FORMA
                                                HISTORICAL ADJUSTMENTS  PRO FORMA
                                                ---------- -----------  ---------
Revenues.......................................    $72        $  6 (C)     $89
                                                                11 (D)
Operating costs and expenses...................     35           3 (C)      43
                                                                 5 (D)
                                                   ---        ----         ---
Operating profit...............................     37           9          46
Corporate expenses.............................      4         --            4
Interest expense...............................     16          16 (E)      32
Interest income................................      1         --            1
                                                   ---        ----         ---
Income (loss) before income taxes..............     18          (7)         11
(Provision) benefit for income taxes...........     (7)          3 (F)      (4)
                                                   ---        ----         ---
Income (loss) before extraordinary item........    $11        $ (4)        $ 7
                                                   ===        ====         ===

                      FISCAL YEAR ENDED DECEMBER 30, 1994

                                                           PRO FORMA
                                               HISTORICAL ADJUSTMENTS  PRO FORMA
                                               ---------- -----------  ---------
Revenues......................................    $15        $  5 (C)     $79
                                                               59 (D)
Operating costs and expenses..................      9           4 (C)      40
                                                               27 (D)
                                                  ---        ----         ---
Operating profit..............................      6          33          39
Corporate expenses............................      1           2 (G)       3
Interest expense..............................      1          31 (E)      32
Interest income...............................      1         --            1
                                                  ---        ----         ---
Income before income taxes....................      5         --            5
Provision for income taxes....................     (2)        --           (2)
                                                  ---        ----         ---
Net income....................................    $ 3        $--          $ 3
                                                  ===        ====         ===



    See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES
      NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

(A) Represents the adjustment to record the 1996 acquisition of two full-service properties as follows:
   --Record property and equipment of $44 million
   --Record the use of cash of $43 million for the acquisition cost --Record the minority interest of $1 million in the joint venture acquiring the Pittsburgh Hyatt

(B) Represents the adjustment to record the Dividend to Host Marriott.

(C) Represents the adjustment to record the revenue and operating costs for the 1996 acquisition of two full-service properties, including the depreciation expense reflecting the Company's basis in the assets and the incremental management fees as a result of the new management agreements that were entered into in conjunction with the transactions.

(D) Represents the adjustment to record the incremental revenue and operating costs for the 15 full-service properties added in 1994 and 1995, as if they were added at the beginning of the period presented and including the impact of the depreciation expense reflecting the Company's basis in the assets and the incremental management fees as a result of the new management agreements that were entered into for certain of the acquired properties.

(E) Represents the adjustment to interest expense to eliminate the interest expense and the related amortization of deferred financing fees for the Credit Facility, and to record the interest expense and related amortization of deferred financing fees as a result of the Offering.

(F) Represents the income tax impact of pro forma adjustments at statutory rates.

(G) Represents the adjustment to record the increase in the allocation of corporate expenses to the Company including the impact of the assets related to the full-service properties acquired in 1995 and 1996 as if they were acquired on January 1, 1994. No pro forma adjustment to corporate expenses is required for 1995 as a result of the 1996 hotel acquisitions.

                      SELECTED HISTORICAL FINANCIAL DATA

  The following table presents selected historical consolidated financial statement data derived from the Company's Consolidated Financial Statements for fiscal years 1995 and 1994. Because the Company had no operations prior to January 1, 1994 and the acquired properties are not predecessor businesses, no financial statement data for 1990 through 1993 has been presented. The following data should be read in conjunction with the Company's Consolidated Financial Statements and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information included elsewhere herein.

                                  FISCAL YEAR
                             ----------------------
                               1995          1994
                             --------      --------
                                (IN MILLIONS,
                             EXCEPT RATIO DATA)
STATEMENT OF OPERATIONS DATA:
 Revenues................    $   72        $   15
 Operating profit........        37             6
 Corporate expenses......         4             1
 Interest expense........        16             1
 Interest income.........         1             1
 Net income before
  extraordinary item(1)..        11             3
 Net income..............         8             3
OTHER DATA:
 EBITDA(2)...............    $   49        $   10
 Depreciation and
  amortization...........        14             4
 Cash provided by
  operating activities...        37            10
 Cash used in investing
  activities.............       116           366
 Cash provided by
  financing activities...       177           367
 Ratio of earnings to
  fixed charges(3).......       2.1x          6.0x
BALANCE SHEET DATA:
 Total assets............      $588          $384
 Total debt..............       350           168
 Total shareholder's
  equity.................       224           211

- ---------------------
(1) In 1995, the Company recognized a $2.6 million extraordinary loss, net of taxes, on the repayment of the Company's Credit Facility.
(2) EBITDA, as defined in the Indenture, consists of the sum of consolidated net income, interest expense, income taxes, depreciation and amortization and certain other noncash items. There are no non-cash items, other than depreciation and amortization, included in EBITDA for the periods presented. EBITDA data is presented because such data is used by certain investors to determine the Company's ability to meet debt service requirements and is used in the Indenture as part of the tests to determine the Company's ability to incur debt and to make certain restricted payments. The Company considers EBITDA to be an indicative measure of the Company's operating performance due to the significance of the Company's long-lived assets and because EBITDA can be used to measure the Company's ability to service debt, fund capital expenditures and expand its business; however, such information should not be considered as an alternative to net income, operating profit, cash flows from operations, or any other operating or liquidity performance measure prescribed by GAAP. Cash expenditures for various long-term assets, interest expense and income taxes have been, and will be, incurred which are not reflected in the EBITDA presentations.
(3) The ratio of earnings to fixed charges is computed by dividing net income before taxes, interest expense and other fixed charges by total fixed charges, including interest expense, amortization of debt issuance costs and the portion of rent expense that is deemed to represent interest.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The Company was formed in 1994 as an indirect subsidiary of Host Marriott to acquire and own full-service lodging properties. As of April 1, 1996, the Company owns 17 full-service properties. None of these properties was owned by the Company or Host Marriott at January 1, 1994 and a substantial portion of the properties were acquired by the Company during the fourth quarter of 1994. Accordingly, due to the substantial differences in comparability between periods, management believes that it is more meaningful and relevant in understanding the present and ongoing Company operations to discuss the Company's results of operations on a pro forma basis. See the "Pro Forma Condensed Consolidated Financial Data" included elsewhere herein. Accordingly, in addition to the discussion of the Company's consolidated results of operations for the fiscal years ended December 29, 1995 and December 30, 1994 on a historical basis set forth below, the Company has also provided a supplemental discussion of the pro forma results of operations of the Company for the years ended December 29, 1995 and December 30, 1994. Such discussion gives effect to the adjustments set forth in the Pro Forma Condensed Consolidated Financial Data of the Company and the notes thereto contained elsewhere in this Prospectus. The Company's pro forma results of operations do not purport to present the results of operations of the Company had the transactions giving rise to such pro forma adjustments occurred on the dates specified, nor are they necessarily indicative of results of operations that may be achieved in the future. Such discussion is qualified in its entirety by, and should be read in conjunction with, management's discussion of the historical results of operations of the Company and the "Pro Forma Condensed Consolidated Financial Data" and the Consolidated Financial Statements of the Company included elsewhere herein.

GENERAL

  Revenues represent house profit from the Company's hotel properties. House profit reflects the net revenues flowing to the Company as property owner and represents hotel sales less property-level expenses (excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs which are classified as operating costs and expenses). The Company's hotel operating costs and expenses are, to a great extent, fixed. Therefore, the Company derives substantial operating leverage from increases in revenue. This operating leverage is somewhat diluted, however, by the impact of base management fees which are calculated as a percentage of sales, variable lease payments and incentive management fees tied to operating performance above certain established levels.

  For the periods discussed herein, the Company's comparable Marriott properties (i.e., the nine hotels that have operated as Marriott brand hotels during the periods presented, referred to herein as the "Comparable Marriott Properties") have experienced substantial increases in room revenues per available room (excluding food and beverage and other ancillary revenue) ("REVPAR"). REVPAR is a commonly used indicator of market performance for hotels which represents the combination of the average daily room rate charged and the average daily occupancy achieved per available room. REVPAR increases have been driven by strong percentage increases in room rates, while occupancies have generally increased slightly or remained flat. Increases in room rates have generally been achieved by the managers through shifting occupancies away from discounted group business to higher-rated group and transient business. This has been made possible by the increased travel due to improved economic conditions and by the favorable supply/demand characteristics existing in the hotel industry today, particularly in the full-service segment. The Company expects this supply/demand imbalance, particularly in the full-service sector, to continue, which management believes will result in improved REVPAR at its hotel properties in the near term. However, there can be no assurance that REVPAR will continue to increase in the future.

  Five of the Company's properties were converted to the Marriott brand name following their acquisition by the Company. The conversion of these properties to the Marriott brand is intended to increase occupancy and room rates as a result of Marriott International's nationwide marketing and reservation systems and Honored Guest Awards Program, as well as customer recognition of the Marriott brand name. In connection with the conversion of three of the five conversion properties, the Company has employed additional capital to upgrade these properties to the Company's and the new managers' standards or enhance the properties' profit potential. The invested capital with respect to these properties was primarily used for the improvement of common areas as well as upgrading soft and hard goods (i.e., carpets, drapes, furniture and additional amenities). The conversion process caused periods of disruption to these properties as selected rooms and common areas were temporarily taken out of service. Due to these disruptive periods, the time necessary for integration into the nationwide Marriott system and the Company's realization of the anticipated effect of these improvements, 1996 will be the first full year of operations for these three properties with the full benefit of conversion. The Company also intends to employ capital to upgrade two additional conversion properties in 1996. The one conversion property that will not require significant renovation began to realize the benefits of conversion shortly following conversion to the Marriott brand name.

HISTORICAL AND PRO FORMA RESULTS OF OPERATIONS

 Historical 1995 Compared to 1994

  Revenues. Revenues increased $57 million to approximately $72 million in 1995, from $15 million in 1994 as a result of the addition of three full-service properties during 1995, a full year of revenues from twelve properties purchased during the third and fourth quarters of 1994, and as a result of REVPAR growth for the Comparable Marriott Properties. However, revenues for 1995 were adversely impacted by the conversion of five properties. The conversion process typically causes periods of disruption to these properties as selected rooms and common areas are temporarily taken out of service. Due to these disruptive periods, the time necessary for integration into the nationwide Marriott system and the Company's realization of the anticipated effect of these improvements, the operating results for 1995 do not reflect the full impact of conversion for these five properties. The Company expects to begin to realize the benefits of conversion improvements within six to 12 months of their completion.

  Operating Costs and Expenses. Operating costs and expenses consist of depreciation, management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs. Operating costs and expenses increased to $35 million, or 48% of revenues, in 1995, from $9 million, or 58% of revenues, in 1994 due to the acquisition of three full-service properties during 1995 and twelve properties during the third and fourth quarters of 1994.

  Operating Profit. Operating profit increased to $37 million, or 52% of revenues, in 1995 from $6 million, or 42% of revenues, in 1994, due to the changes in revenues and operating costs discussed above.

  Corporate Expenses. Corporate expenses increased $2.6 million to $3.5 million, from $.9 million in 1994 due to the substantial increase in the number of hotels acquired in late 1994 and in 1995. As a percentage of revenues, corporate expenses decreased from 6% of revenues in 1994 to 5% of revenues in 1995.

  Interest Expense. Interest expense increased $15 million, to $16 million, due to the Company incurring a full year of interest expense on the Credit Facility (which was entered into during the fourth quarter of 1994), along with the impact of the substantial increase in debt as a result of the acquisition of full-service properties during 1995.

  Extraordinary Item. In connection with the repayment of the Company's Credit Facility in 1995, the Company recognized an extraordinary loss of $2.6 million (net of an income tax benefit of $1.4 million), representing the write-off of deferred financing fees.

  Net Income. Net income increased to $8 million, or 11% of revenues, in 1995, from $3 million, or 20% of revenues, in 1994 due to the items discussed above.

Pro Forma 1995 Compared to Pro Forma 1994

   Pro Forma Revenues. Revenues increased $10 million, or 13%, to $89 million in 1995 from $79 million in 1994, primarily as a result of REVPAR growth of 9% for the Comparable Marriott Properties. Overall revenue and operating profit for all of the Comparable Marriott Properties were improved or comparable to the prior year. The growth in REVPAR was a result of a 9% increase in the average daily room rate and a slight increase in occupancy rates. REVPAR for all of the Company's properties increased over 7% Average room rates for all of the Company's properties increased 8%, while average occupancy decreased slightly, reflecting the disruption caused by the conversion of certain of the properties, as discussed above.

  Pro Forma Operating Costs and Expenses. Operating costs and expenses consist of depreciation, management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs. Operating costs and expenses increased to $43 million, or 48% of revenues in 1995, from $40 million, or 51% of revenues, in 1994, primarily as a result of greater operating leverage derived from the increased revenues discussed above.

  Pro Forma Operating Profit. Operating profit increased to $46 million, or 52% of revenues, in 1995 from $39 million, or 49% of revenues in 1994, due to the changes in revenues and operating costs discussed above.

  Pro Forma Corporate Expenses. Corporate expenses increased $1 million to $4 million due primarily to overall higher corporate administrative and travel costs for Host Marriott which resulted in an increase in the allocation of comparable expenses.

  Pro Forma Interest Expense. Interest expense remained unchanged at $32 million.

  Pro Forma Income Before Extraordinary Item. Income before extraordinary item increased to $7 million, or 8% of revenues, in 1995 from $3 million, or 4% of revenues, in 1994 due to the items discussed above.

LIQUIDITY AND CAPITAL RESOURCES

  The Company funds its capital requirements with a combination of operating cash flow and external financing. The Company believes that the financial resources generated from ongoing operations will be sufficient to enable it to meet its capital expenditure and debt service needs for the foreseeable future. However, certain events such as significant acquisitions would require additional financing.

  The Company is required to make semi-annual cash interest payments on the Senior Notes at their stated interest rate. The Company will not be required to make principal payments on the Senior Notes until maturity, except in the event of certain changes in control. In addition, under the terms of the Indenture, the Company has the ability to enter into a revolving credit facility of up to $25 million, which would be available for working capital and other general corporate purposes, and to incur other indebtedness as specified in the Indenture.

  The Senior Notes will mature in 2007 and are fully and unconditionally guaranteed (limited only to the extent necessary to avoid such Guarantees being considered a fraudulent conveyance under applicable law), on a joint and several basis, by the Company's wholly owned subsidiaries. The Indenture contains covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase capital stock or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell certain assets, issue or sell stock of the Company's subsidiaries, and enter into certain mergers and consolidations. Distributions of the Company's equity, including earnings accumulated subsequent to the Offering (but excluding an amount equal to capital contributions made by its parent or pursuant to a sale of the Company's capital stock) are restricted but are available for the payment of dividends to the extent that the cumulative amount of such dividends from the date of the Indenture does not exceed $15 million plus an amount equal to the excess of the Company's EBITDA over 200% of the Company's interest expense. During the second quarter of 1996, the Company made a $15 million dividend to Host Marriott as permitted under the Indenture.

  The Company's cash flow from operations increased to $37 million in 1995 from $10 million in 1994 due to the increase in the number of hotel properties and the improved operating results.

  The Company's cash used in investing activities was $116 million and $366 million, in fiscal years 1995 and 1994, respectively. The Company's cash used in investing activities consists primarily of acquisitions of hotel properties, contributions to the property improvement funds and capital expenditures for upgrading acquired hotels to the Company's and the managers' standards or to enhance the acquired hotels' profit potential.

  During 1994, the Company acquired thirteen full-service properties totalling 5,085 rooms for $361 million. During 1995, the Company acquired three additional full-service properties totalling 1,189 rooms for $89 million. Additionally, affiliates of the Company acquired four full-service properties in 1994 totalling 1,899 rooms for $159 million. These four hotels were contributed to the Company on September 10, 1994, its formation date. The Company sold the Springfield Radisson Hotel (which was acquired in December 1994 as part of a portfolio of seven hotels) in December 1995 for net cash proceeds of $3 million, which approximated its carrying value.

  The Company incurs capital expenditures for upgrading acquired hotels to the Company's and the managers' standards as well as a result of certain improvement projects for non-conversion hotels. The Company had incurred approximately $14 million in conversion costs for five hotels in fiscal year 1995. The Company anticipates expending approximately $18 million in additional conversion costs for these hotels and for the conversion of the Pittsburgh Hyatt during 1996. Also, during 1995, the Company expended $7 million in other improvement projects at existing Marriott hotels and expects to incur an additional $4 million for these or similar projects in early 1996.

  The Company, through the managers, routinely makes disbursements to cover the cost of certain non-routine repairs and maintenance to the hotels which are normally capitalized, and the costs of replacements and renewals to the hotels' property and equipment. Such disbursements are generally equal to 5% of gross hotel sales and were $9 million and $2 million for fiscal year 1995 and 1994, respectively.

  The Company's cash from financing activities was $177 million and $367 million in fiscal year 1995 and 1994, respectively. The Company's cash from financing activities primarily consisted of the proceeds of the Offering and the draws and repayments of the Credit Facility, as well as contributed capital from Host Marriott. The Company made draws on the Credit Facility of $59 million and $168 million in fiscal year 1995 and 1994, respectively, to fund the acquisition of full-service properties. During fiscal year 1995 and 1994, the Company made repayments of $226 million and $1 million, respectively, under the Credit Facility.

  A portion of the net proceeds from the Offering of approximately $340 million was used to repay in full the outstanding borrowings under, and terminate, the Credit Facility and to finance the acquisition of the Atlanta Northwest Marriott in December 1995, the 1996 addition of two full-service hotels and the acquisition of a minority equity interest in a venture owned by Host Marriott that controls two hotels in Mexico City, Mexico. The remaining net proceeds of the Offering will be used to finance future acquisitions of other full-service properties by the Company.

  The Company believes that EBITDA is a meaningful measure of its operating performance due to the significance of the Company's long-lived assets (and the related depreciation thereon), and because EBITDA can be used to measure the Company's ability to service debt, fund capital expenditures and expand its business. EBITDA is used by certain investors to determine the Company's ability to meet debt service requirements and is used in the Indenture as part of the tests determining the Company's ability to incur debt and to make certain restricted payments. EBITDA, as defined in the Indenture, consists of the sum of consolidated net income, interest expense, income taxes, depreciation and amortization and certain other noncash items. There are no non-cash items, other than depreciation and amortization, included in EBITDA for the periods presented. EBITDA information should not be considered as an alternative to net income, operating profit, cash flows from operations, or any other operating or liquidity performance measure prescribed by GAAP. Cash expenditures for various long-term assets, interest expense and income taxes have been, and will be, incurred which are not reflected in the EBITDA presentation. The Company reported EBITDA of $49 million and $10 million in fiscal years 1995 and 1994, respectively. The ratio of earnings to fixed charges was 2.1 to 1.0 and 6.0 to 1.0 in fiscal years 1995 and 1994, respectively. The decrease in the ratio of earnings to fixed charges is primarily due to increased interest expense from the Credit Facility, which was outstanding for almost the entire year in 1995 and only one month in 1994.

INFLATION

  The Company's lodging properties are impacted by inflation through its effect on increasing costs and on the managers' ability to increase room rates. Unlike other real estate operations, hotels have the ability to change room rates on a daily basis, so the impact of higher inflation generally can be passed on to customers.

NEW ACCOUNTING STANDARDS

  The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," during the fourth quarter of 1995. The adoption of SFAS No. 121 did not have a material effect on the Company's financial statements.

                            BUSINESS AND PROPERTIES

GENERAL

  The Company, an indirect, wholly owned subsidiary of Host Marriott, was formed in 1994 to take advantage of acquisition opportunities in the full-service hotel segment of the lodging industry. The Company currently owns 17 full-service properties, aggregating 6,850 rooms, located in diverse geographic locations throughout the United States. Fourteen of these properties are operated under the Marriott brand name, 12 of which are managed by Marriott International. The Marriott brand name is among the most respected and widely recognized in the lodging industry. Based on data provided by Smith Travel Research, the Company believes that its hotels consistently outperform the industry average occupancy rate by a significant margin for the upscale full-service segment of the lodging industry (the segment which is most representative of the Company's full-service hotels). Six of the Company's properties were or will be converted to the Marriott brand name following acquisition by the Company or an affiliate. The conversion of such properties is intended to increase occupancy and room rates as a result of Marriott International's nationwide marketing and reservation systems, as well as customer recognition and preference for the Marriott brand name.

  The Company was originally capitalized by Host Marriott through the contribution of four unleveraged hotel properties, with a book value of $162 million, purchased in 1994 by affiliates and with an additional contribution of $48 million in cash. These contributions were made primarily from a portion of the proceeds of a $230 million public equity offering by Host Marriott consummated in January 1994. Since its formation, the Company has utilized the $48 million in cash contributed by Host Marriott as well as borrowings under the Company's former Credit Facility and a portion of the proceeds of the Offering to acquire an additional 14 full-service hotels (one of which was sold in December 1995).

  The lodging industry as a whole, and the full-service hotel segment in particular, is benefiting from an improved supply and demand relationship in the United States. According to Smith Travel Research, the demand for rooms in the upscale full-service segment (the segment which is most representative of the Company's hotels), as measured by annual domestic occupied room nights, increased 2.4% from 1994 to 1995. Management believes that recent demand increases have resulted primarily from an improved economic environment and a corresponding increase in business travel. Despite increased demand for rooms, the room supply growth rate in the full-service segment has greatly diminished. Management believes that this decrease in the room supply growth rate in the full-service segment is attributable to many factors including the lack of attractive building sites for full-service hotels, the limited availability of financing for new full-service hotel construction and the availability of existing full-service properties for sale at a discount to their replacement value. Due to the relatively high occupancy rates of the Company's hotels, the limited supply of new rooms and the recent increase in business travel, the managers of the Company's hotels have selectively (i) increased room rates and (ii) improved their business mix by replacing certain discounted group business with higher-rated group and transient business. The Company expects this supply/demand imbalance, particularly in the upscale full-service sector, to continue, which management believes will result in improved REVPAR and higher cash flow at its hotel properties in the near term.

BUSINESS STRATEGY

  The Company's business strategy continues to focus on maximizing the profitability of its existing hotels and the opportunistic acquisitions of full-service urban, convention and resort hotels primarily in the U.S. and, to a lesser extent, abroad. The Company believes that the full-service segment of the market offers numerous opportunities to acquire assets at attractive multiples of cash flow and at discounts to replacement value, including underperforming hotels which can be improved by conversion to the Marriott brand. The Company believes this segment is very promising because:

  . There is virtually no new supply of upscale full-service hotel rooms currently under construction. According to Smith Travel Research, from 1988 to 1990, upscale full-service room supply increased an average of approximately 5% annually, which resulted in an oversupply of rooms in the industry. However, this growth slowed to an average of approximately 1.7% from 1990 to 1995. Management believes that the lead time from conception to completion of a full-service hotel is generally five years or more in the types of markets the Company is principally pursuing, which will contribute to the continued low growth of supply. According to Coopers & Lybrand, hotel supply in the upscale full-service segment is expected to grow annually at 1.8% to 1.9% through 1998. Furthermore, because of the prolonged lead time for construction of new full-service hotels, management believes that growth in the full-service segment will continue to be limited at least through 2000.

  . Many desirable hotel properties are held by inadvertent owners such as banks, insurance companies and other financial institutions which are motivated and willing sellers. The Company has demonstrated that these properties can be acquired at a significant discount to replacement cost.

  . Management believes that there are numerous opportunities to improve the performance of acquired hotels by replacing the existing hotel manager with Marriott International and converting the hotel to the Marriott brand. Based on industry data, the Company believes that Marriott-flagged properties have consistently outperformed the industry. Demonstrating the strength of the Marriott brand name, the average occupancy rate during 1995 for the Company's nine properties that have been operated under the Marriott brand name for at least two years was 79.4%, compared to an average occupancy rate of 68.2% for all upscale full-service hotels. Accordingly, management anticipates that the five properties recently converted to the Marriott brand name, as well as additional full-service properties to be acquired by the Company in the future and converted from other brands to the Marriott system, should achieve significantly higher occupancy rates and average room rates than has previously been the case for those properties.

  The Company intends to continue to actively increase its full-service hotel portfolio. In carrying out this strategy, the Company evaluates each opportunity on an individual basis and may from time to time elect to acquire controlling interests in a hotel joint venture, rather than pursue the outright acquisition of a property, when it believes its return on investment will be maximized by so doing. The Company may make acquisitions directly or through its subsidiaries depending on a variety of factors, including the existence of debt, the form of investment, the restrictions and requirements of the Indenture and the availability of funds.

  The Company believes it is well qualified to pursue its acquisition strategy. Management has extensive experience in acquiring and financing lodging properties and believes its industry knowledge, relationships and access to market information provide a competitive advantage with respect to evaluating and acquiring hotel assets. In addition, the Company is well positioned to convert acquired properties to high-quality lodging brand names due to its relationship with Marriott International. For a description of the Company's relationship with Marriott International, see "Certain Relationships and Related Transactions--Relationship with Marriott International."

1996 ACQUISITIONS AND OTHER TRANSACTIONS

  In February 1996, the Company acquired a minority interest in a joint venture owned by Host Marriott that controls two hotels in Mexico City, Mexico totalling 914 rooms for $20 million. One of the hotels is currently operating and the other hotel is currently under construction and scheduled for completion in the third quarter of 1996. The hotels will be owned by a venture which includes the Company, another subsidiary of Host Marriott, Marriott International, which will manage the hotels, and the seller of the hotels. The Company's investment will be accounted for under the equity method of accounting.

  In addition, the Company acquired the 374-room Toronto Delta Meadowvale for approximately $25 million in February 1996. The hotel is currently managed by Interstate Hotel Corporation ("Interstate").

  In April 1996, the Company acquired the 400-room Pittsburgh Hyatt. The Pittsburgh Hyatt was acquired by a limited partnership, of which the Company is the sole general partner, for $18.5 million. The Company owns a 95% interest in this limited partnership and contributed approximately $17.5 million of the proceeds from the Offering to the limited partnership to fund the acquisition. Interstate will manage the Pittsburgh Hyatt and contributed approximately $1 million to the limited partnership. The hotel has been closed for renovations and will be converted at a cost of approximately $7 million to the Marriott brand and reopened in July 1996.

  In addition to the acquisitions described above, the Company intends to pursue opportunities for expansion through the acquisition of other full-service lodging properties.

HOTEL LODGING INDUSTRY

  The lodging industry as a whole, and the full-service segment in particular, is benefiting from a cyclical recovery as well as a shift in the supply/demand relationship with supply relatively flat and demand strengthening. The lodging industry posted strong gains in revenues and profits in 1995, as demand growth continued to outpace additions to supply. Based on Coopers & Lybrand data, the Company expects hotel room supply growth to remain limited through 1998 and for the foreseeable future thereafter. Accordingly, the Company believes this supply/demand imbalance will result in improved occupancy and room rates which should result in improved REVPAR and operating profit.

  Following a period of significant overbuilding in the late 1980s, the lodging industry experienced a severe downturn. Since 1991, new hotel construction, excluding casino related construction, has been modest, largely offset by the number of rooms taken out of service each year. Due to an increase in travel and an improving economy, hotel occupancy has grown steadily over the past several years, and room rates recently have begun to improve. According to Coopers & Lybrand, room demand for upscale full-service properties (full-service hotels with average daily rates generally falling between the 70th and 80th percentile to their market) is expected to grow approximately 2.4% annually through 1998. Increased room demand should result in increases in hotel occupancy and room rates. According to Smith Travel Research, upscale full-service occupancy grew in 1995 to 68.2%, while room rate growth exceeded inflation for the third straight year. Based on Coopers & Lybrand data, the Company expects these recent trends to continue, with overall occupancy for the lodging industry climbing to approximately 70% by 1998, and room rates increasing at more than one-and-one-half times the rate of inflation in each of the next three years.

  While room demand has been rising, new hotel room supply growth has slowed. Smith Travel Research data shows that from 1988 to 1990, upscale full-service room supply increased an average of approximately 5% annually. This growth slowed to an approximate 1.7% average annual growth rate from 1990 through 1995. Through 1998, upscale full-service room supply growth is expected to increase to approximately 1.8% annually, according to Coopers & Lybrand. The increase in room demand and slowdown in growth of new hotel room supply has also led to increased room rates. According to Coopers & Lybrand, room rates for such hotels are expected to grow approximately 4% to 5% annually through 1998.

  As a result of the overbuilding in the mid-to-late 1980s, many full-service hotels built have not performed as originally planned. Cash flow has often not covered debt service requirements, causing lenders (e.g., banks, insurance companies, and savings and loans) to foreclose and become "inadvertent owners" who are motivated to sell these assets. In the Company's experience to date, these sellers have been primarily United States financial organizations. While the interest of inadvertent owners to sell has created attractive acquisition opportunities with strong current yields, the lack of room supply growth and increasing room demand should contribute to higher long-term returns on invested capital. Given the relatively long lead time to develop urban, convention and resort hotels, as well as the lack of project financing, management believes the growth in room supply in this segment will be limited for an extended period of time.

HOTEL LODGING PROPERTIES

  The Company's hotel lodging properties represent quality assets in the full-service lodging segment. Fourteen of the Company's 17 hotel properties are operated under the Marriott name. The three remaining properties achieved favorable operating results relative to competing hotels in their respective market segments. Of the three properties not operating under the Marriott brand, one was recently acquired by the Company. This hotel has been closed for renovations and will be converted to the Marriott brand. The remaining two hotels (representing 596 rooms, or approximately 9% of the Company's total rooms) that do not carry the Marriott brand have not been converted to the Marriott brand due to either their size and/or contractual obligations which would not permit such conversion at this time. The Company's hotel facilities typically include swimming pools, gift shops, convention and banquet facilities, a variety of restaurants and lounges, and parking facilities. The Company's hotels primarily service business and pleasure travelers and group meetings in downtown, suburban and resort areas throughout the United States.

  To maintain the overall quality of the Company's lodging properties, each property undergoes refurbishments and capital improvements on a regularly scheduled basis. Typically, refurbishing would be provided at intervals of five years, based on an annual review of the condition of each property. The funding for the refurbishments and capital improvements generally equals 5% of gross hotel sales. For 1995 and 1994 the Company contributed $9 million and $2 million, respectively, for such items. As a result of these expenditures, the Company is able to maintain high quality rooms at its properties.

  One commonly used indicator of market performance for hotels is revenue per available room, or REVPAR, which measures daily room revenues generated on a per room basis. This does not include food and beverage or other ancillary revenues generated by the property. REVPAR represents the combination of the average daily room rate charged and the average daily occupancy achieved.

  The Company believes that its hotels consistently outperform the industry's average REVPAR growth rates. REVPAR for the properties that have operated as Marriott brand hotels for the periods presented ("Comparable Marriott Properties") increased 9.1% for 1995, as compared to a REVPAR increase of 4.9% for the upscale full-service segment of the lodging industry. Due to the relatively high occupancy rates of the Company's hotels, the limited supply of new rooms and the recent increase in business travel, the managers of the Company's hotels have increased average room rates by replacing certain discounted group and transient business and by selectively increasing room rates. The Company believes that these favorable REVPAR growth trends should continue due to the limited new construction of full-service properties and the expected operating improvements from the conversion of five properties in 1994.

  The table below sets forth comparable performance information for the Company's existing properties.

                                                             FISCAL YEAR
                                                         ----------------------
                                                          1993    1994    1995
                                                         ------  ------  ------
     Number of properties...............................     17      17      17
     Number of rooms....................................  6,850   6,850   6,850
     Average daily rate................................. $85.83  $90.19  $97.37
     Occupancy %........................................   71.5%   72.4%   72.0%
     REVPAR............................................. $61.38  $65.29  $70.10
     REVPAR % change....................................     --     6.4%    7.4%

  The table below sets forth comparable performance information for the Company's properties which operated under the Marriott brand for all periods presented.

                                                             FISCAL YEAR
                                                         ----------------------
                                                          1993    1994    1995
                                                         ------  ------  ------
     Number of properties...............................      9       9       9
     Number of rooms....................................  4,059   4,059   4,059
     Average daily rate................................. $86.30  $91.37  $99.29
     Occupancy %........................................   78.4%   79.0%   79.4%
     REVPAR............................................. $67.69  $72.22  $78.81
     REVPAR % change....................................     --     6.7%    9.1%

  The Company's and the managers' focus is on maximizing profitability by concentrating on key objectives. These key objectives include evaluating marginal restaurant operations, exiting low-rate airline room contracts in strengthening markets, reducing property-level overhead by sharing management positions with other managed hotels in the vicinity, and selectively making additional investments where favorable incremental returns are expected. These objectives, while principally manager-initiated, have the Company's strong support, and the Company seeks to ensure their prompt implementation wherever practical.

  The Company and its managers will continue to focus on cost control such as sharing of managerial and administrative functions among hotels in close proximity to each other in an attempt to ensure that hotel sales increases serve to maximize house and operating profit. While control of fixed costs serves to improve profit margins as hotel sales increase, it also results in more properties reaching financial performance levels that allow the manager to share in growth of profits in the form of incentive management fees. See "Relationship with Marriott International--Lodging Management Agreements and Franchise Agreements" and "Relationships with Other Property Managers and Franchisors." The Company believes that this strengthens the alignment of the Company's and the managers' interests.

  The table below sets forth certain information concerning the Company's existing full-service hotels. The land on which each hotel is located is owned by the Company unless otherwise indicated.

                                           OPERATED UNDER
                                    # OF   MARRIOTT BRAND        CURRENT
                                    ROOMS    NAME SINCE           BRAND
                                    ----- ---------------- --------------------
Existing Properties:
 Atlanta Northwest Marriott........   400       1980             Marriott
 Charlotte Marriott Executive
  Park(1)..........................   298       1983             Marriott
 Dallas Marriott Quorum(2).........   547       1982             Marriott
 Dallas/Fort Worth Airport
  Marriott.........................   492       1986             Marriott
 Denver Marriott Tech Center.......   625 Conversion--1994       Marriott
 Fort Lauderdale Marina Marriott...   580       1980             Marriott
 Marriott Mountain Resort at Vail..   349 Conversion--1994       Marriott
 Napa Valley Marriott..............   191 Conversion--1994       Marriott
 Pittsburgh Hyatt(2)(3)............   400 To be converted         Closed
 Portland Marriott.................   503       1980             Marriott
 San Francisco Airport Marriott....   684       1985             Marriott
 San Francisco Marriott--
  Fisherman's Wharf(1).............   255       1984             Marriott
 Singer Island Holiday Inn
  Sunspree Resort(4)...............   222       N/A        Holiday Inn Sunspree
 South Bend Marriott(2)............   300       1981             Marriott
 Toronto Delta Meadowvale(1)(5)....   374       N/A               Delta
 Westfields International
  Conference Center................   335 Conversion--1994       Marriott
 Williamsburg Marriott.............   295 Conversion--1994       Marriott
                                    -----
   TOTAL........................... 6,850
                                    =====

- ---------------------
(1) Property is operated by Interstate.
(2) The land on which the hotel is located is leased from an unaffiliated third party.
(3) The Pittsburgh Hyatt was purchased in 1996 by a limited partnership in which the Company owns a 95% interest. The remaining 5% is owned by Interstate which will operate the property. The hotel will be closed for approximately three months for renovations and reopened under the Marriott brand in July 1996.
(4) Property is operated by Vista.
(5) Acquired during 1996.

MARKETING

  All but two of the Company's hotel properties are operated under the Marriott brand name. Twelve of these hotels are managed by Marriott International. Four of the hotels are managed by Interstate, two of which are operated as Marriott branded hotels under franchise agreements with Marriott International. The remaining hotel is managed by Vista as a Holiday Inn Sunspree Resort. The Company believes that its Marriott brand properties will continue to enjoy competitive advantages arising from their participation in the Marriott International hotel system. Marriott International's nationwide marketing programs and reservation systems as well as the advantage of increasing customer preference for Marriott brands should also help these properties to maintain or increase their premium over competitors in both occupancy and room rates. Repeat guest business in the Marriott International hotel system is enhanced by the Marriott Honored Guest Awards program. As other hotel chains eliminate or scale back awards for their frequent stay programs, Marriott Honored Guest Awards and its companion program, Marriott Miles, continue to expand their membership, and now include more than 6.4 million members.

  The Marriott reservation system was upgraded significantly in 1994, giving its reservation agents complete descriptions of the rooms available for sale and more up-to-date rate information from the properties. The reservation system also features improved connectivity to airline reservation systems, providing travel agents with greater access to available rooms inventory for all Marriott lodging properties. In addition, new software at Marriott's centralized reservations centers enables agents to immediately identify the nearest Marriott brand property with available rooms when a caller's first choice is sold out.

COMPETITION

  The cyclical nature of the United States lodging industry has been demonstrated over the past two decades. Low hotel profitability during the 1974-75 recession led to a prolonged slump in new construction and, over time, high occupancy rates and real price increases in the late 1970s and early 1980s. Changes in tax and banking laws during the early 1980s helped to precipitate a construction boom that created an oversupply of hotel rooms. The Company expects the United States hotel supply/demand imbalance to continue to improve over the next few years as room demand continues to grow and room supply growth is expected to be minimal, in particular in the full-service segment.

  The Company's hotels compete with several other major lodging brands, including Hyatt, Hilton, Radisson, Doubletree, Red Lion, Sheraton and Wyndham. Competition factors in the industry include level of service, quality of accommodations, convenience of locations and room rates.

EMPLOYEES

  The Company has no employees. Certain individuals, in their capacity as employees of Host Marriott, serve as directors and executive officers of the Company. All of the Company's management services are provided by employees of Host Marriott. See "Management."

ENVIRONMENTAL MATTERS

  Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws may impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, certain environmental laws and common law principles could be used to impose liability for release of asbestos-containing materials ("ACMs"), and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs. Environmental laws also may impose restrictions on the manner in which property may be used or business may be operated, and these restrictions may require expenditures. In connection with its current or prior ownership or operation of hotels, the Company may be potentially liable for any such costs or liabilities. Although the Company is currently not aware of any material environmental claims pending or threatened against it, no assurance can be given that a material environmental claim will not be asserted against the Company.

LEGAL PROCEEDINGS

  In October 1994, the former owners of the land underlying the San Francisco Airport Marriott filed suit against, among others, HMC SFO, Inc. ("SFO"), the current owner of that hotel and underlying land, as well as Host Marriott, the original lessee of the land underlying the hotel, and Marriott International, the manager of the hotel. The suit, entitled John and Kathleen Bjorner v. Marriott Corporation, et al., is currently pending in the San Mateo County, California Superior Court. The suit alleges, among other things, fraud and conspiracy to deprive the former owners of their interest in the land and subsequently resell the land to SFO, and breach of the lease for failure to indemnify the former owners and to make certain refurbishments and repairs. The plaintiffs are seeking compensatory and punitive damages totalling in excess of $60 million. SFO, Host Marriott and Marriott International are vigorously defending this suit and have filed a counterclaim against the plaintiffs seeking attorneys' fees and recovery of defense costs. Trial for this action is currently scheduled for September 1996. The Company believes that the suit is without merit and will not have a material adverse effect on the financial position or results of operations of the Company.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH HOST MARRIOTT

  The Company is an indirect, wholly owned subsidiary of Host Marriott. Host Marriott, directly and through its subsidiaries, engages in the business of acquiring and owning lodging properties. In December 1995, Host Marriott distributed to its shareholders (the "Special Dividend") the stock of a subsidiary of Host Marriott ("HM Services") which, at the time of such distribution, comprised Host Marriott's food, beverage and merchandise concession business at airports, on tollroads, and at stadiums, arenas and other tourist attractions.

  The Company operates as a unit of Host Marriott, utilizing Host Marriott's employees, centralized systems for cash management and administrative services. Host Marriott contracts with Marriott International to provide for certain of these services. Host Marriott provides the services of certain employees to the Company. Certain general and administrative costs of Host Marriott are allocated to the Company principally based on Host Marriott's specific identification of individual cost items and otherwise based upon estimated levels of effort devoted by its general and administrative departments to individual entities or relative measures of size of the entities based on assets.

  The Company has no employees. Host Marriott provides the services of certain employees (including the Company's executive officers) to the Company. In addition to the directors and executive officers of the Company (see "Management--Board of Directors and Executive Officers"), the officers of Host Marriott primarily responsible for rendering administrative services to the Company include Terence C. Golden, the President and Chief Executive Officer of Host Marriott and Christopher J. Nassetta, the Executive Vice President of Host Marriott responsible for real estate operations, asset management and administration. Prior to his election as President and Chief Executive Officer of Host Marriott in September 1995, Mr. Golden served as Chairman of Bailey Realty Corporation and Chief Financial Officer of The Oliver Carr Company. Prior to joining The Oliver Carr Company, Mr. Golden served as Administrator of the General Services Administration and Assistant Secretary of Treasury and was also co-founder and national managing partner of Trammell Crow Residential Companies. Mr. Nassetta was elected to his position with Host Marriott in October 1995 and, prior to joining Host Marriott, served as the President of Bailey Realty Corporation. Prior to joining Bailey Realty Corporation, Mr. Nassetta spent seven years with The Oliver Carr Company. For biographical information concerning the directors and executive officers of the Company, see "Management--Board of Directors and Executive Officers."

  The amount of time that each executive officer of the Company will devote to the business of the Company will be determined by management, based on management's judgment as to the amount of time necessary to conduct the business of the Company. However, such individuals also will devote an equal or greater portion of their time to the business of Host Marriott and its other subsidiaries. Implementation of the Company's future business strategy to acquire full-service hotels primarily in the U.S. will be dependent upon officers of the Company who may have similar obligations to Host Marriott or its affiliates. To the extent that opportunities to purchase economically desirable full service hotels are made available to Host Marriott and its subsidiaries, management may determine that any such opportunity shall be pursued by Host Marriott itself or one of its other subsidiaries, rather than by the Company. Accordingly, there can be no assurance that the Company will be provided the opportunity to purchase or acquire an economically desirable full-service hotel which also may be available to Host Marriott or one of its other subsidiaries.

  The Indenture imposes certain limitations on transactions between the Company and related parties. See "Description of Senior Notes--Certain Covenants--Limitation on Transactions with Affiliates."

RELATIONSHIP WITH MARRIOTT INTERNATIONAL

  In addition to the businesses currently engaged in by Host Marriott, prior to October 1993 Host Marriott was also engaged in lodging and senior living services management, timeshare resort development and operation, food service and facilities management and other contract services businesses (the "Management Business") through certain wholly owned subsidiaries. On October 8, 1993, Host Marriott contributed its Management Business to Marriott International and made a special tax-free dividend consisting of the distribution (the "Distribution") to holders of outstanding shares of common stock, on a share-for-share basis, of all outstanding shares of Marriott International. Marriott International now conducts the Management Business as a separate publicly-traded company. The Company, Host Marriott and Marriott International and their subsidiaries are parties to several important ongoing arrangements, including various service arrangements and agreements pursuant to which Marriott International manages certain of the Company's portfolio lodging properties. The Company believes that the agreements are fair to both parties and contain terms which generally are comparable to those which would have been reached in arms-length negotiations with unaffiliated parties. The form of Lodging Management Agreement (as defined below) is based on agreements that Host Marriott has in fact negotiated with third parties. In each case, the terms of such agreements have been reviewed by individuals at a senior management level in the Company and by individuals at a senior level in Marriott International. Currently, Marriott International serves as the manager for 12 of the Company's 17 lodging properties and provides various other services to Host Marriott and its subsidiaries, including the Company. The Company views its relationship with Marriott International as providing various advantages, including access to high quality management services, strong brand names and superior marketing and reservation systems.

 Lodging Management Agreements and Franchise Agreements

  Marriott International and certain of its subsidiaries have entered into management agreements with the Company (the "Lodging Management Agreements") to manage certain full-service lodging properties owned by the Company. Under each Lodging Management Agreement, Marriott International collects all revenue generated at a particular lodging property. Marriott International holds such amounts on behalf of the Company in segregated accounts and forwards to the Company every two weeks all amounts in excess of certain expenses and management fees (as described more fully below). Because amounts collected by Marriott International are held on the Company's behalf, the Company does not depend upon the creditworthiness of Marriott International for receipt of such payments.

  The Company and Marriott International have entered into an arrangement which generally provides for the principal terms of the Lodging Management Agreement relating to properties acquired by the Company. The form of Lodging Management Agreement, which governs the management arrangement with respect to ten of the Company's properties managed by Marriott International, generally provides for a base management fee equal to three percent of annual gross revenues plus an incentive management fee equal to 40% of "Available Cash Flow" for each fiscal year (provided that the cumulative incentive management fee may not on any date exceed 20% of the cumulative operating profit of the hotel from the inception of the agreement through such date). The Company and Marriott International have agreed that subject to certain exceptions, the incentive management fee for full-service hotels acquired after September 8, 1995 will equal 20% of Available Cash Flow. Available Cash Flow is defined to be the excess of "Operating Profit" over the "Owner's Priority." Operating Profit is defined generally as gross revenues less all ordinary and necessary operating expenses, which expenses include all base and system fees and reimbursement for certain system-wide operating costs ("Chain Services"), as well as a deduction to fund a required reserve for furniture, fixtures and equipment for certain hotels, but before depreciation or amortization or similar fixed charges. Owner's Priority is derived from an agreed upon base amount assigned to each lodging facility. Marriott International is also entitled to reimbursement for certain costs attributable to Chain Services of Marriott International. The Company has the option to terminate the agreement if specified performance thresholds regarding Operating Profit are not satisfied and if specified revenue market share tests are not met (provided that Marriott International can elect to avoid such termination by making cure payments to the extent necessary to allow the specified Operating Profit thresholds to be satisfied). Each such Lodging Management Agreement has an initial term of 15 years and, at the option of Marriott International, may be renewed for up to two additional terms of 8 years each, aggregating 16 years, for a total term of up to 31 years. In general, a property remains subject to the Lodging Management Agreement upon the sale of such property to third parties.

  The Lodging Management Agreements for the Fort Lauderdale Marina Marriott and the Portland Marriott differ somewhat from the terms outlined above. The main differences are that (i) the incentive management fees for the Portland and Fort Lauderdale hotels are equal to 50% of Available Cash Flow,
(ii) Portland's incentive management fee is not limited to a percentage of operating profit, (iii) Fort Lauderdale's incentive management fee is not limited to a percentage of operating profit until the end of 1999, and (iv) the term of each such agreement differs from that discussed above.

  At the time that the Company acquired the San Francisco Marriott-- Fisherman's Wharf, the Charlotte Marriott Executive Park and the Pittsburgh Hyatt, the Company entered into franchise agreements with Marriott International to allow the Company to use the Marriott brand, associated trademarks, research, standards, quality control, reservation systems, food and beverage services and other related items in connection with its operation of these properties. Pursuant to these franchise agreements, the Company pays or will pay a franchise royalty fee of six percent of gross room sales plus three percent of gross food and beverage sales, as well as an advertising fee of one percent of gross room sales and a reservations charge based on usage of the Marriott International reservations system, subject to certain agreed upon adjustments. The term of the franchise agreement for the San Francisco Marriott--Fisherman's Wharf is 30 years, the term of the franchise agreement for the Charlotte Marriott Executive Park is 15 years, and the term of the franchise agreement for the Pittsburgh Hyatt is 20 years.

  The Indenture imposes certain limitations on transactions between the Company and related parties. See "Description of Senior Notes--Certain Covenants--Limitations on Transactions with Affiliates."

 Policies and Procedures for Addressing Conflicts

  The on-going relationships between Marriott International and Host Marriott may present certain conflict situations for J.W. Marriott, Jr. who serves as Chairman of the Board of Directors, Chief Executive Officer and President of Marriott International and also serves as a director of Host Marriott, and for Richard E. Marriott, who serves as a director of Marriott International and also serves as the Chairman of the Board of Directors of Host Marriott. Mr. Richard E. Marriott, as well as other executive officers and directors of Host Marriott and Marriott International, also own (or have options or other rights to acquire) a significant number of shares of common stock in both Host Marriott and Marriott International. Host Marriott and Marriott International have adopted appropriate policies and procedures to be followed by the Board of Directors of each company to limit the involvement of Richard E. Marriott and J.W. Marriott, Jr. (or such other executive officers and directors having a significant ownership interest in the companies) in conflict situations, including matters relating to contractual relationships or litigation between Marriott International and Host Marriott. Such procedures include requiring Richard E. Marriott and J.W. Marriott, Jr. (or such other executive officers or directors having a significant ownership interest in the companies) to abstain from making management decisions in their capacities as officers of Marriott International and Host Marriott respectively, and to abstain from voting as directors of each company, with respect to matters that present a significant conflict of interest between the companies. Whether or not a significant conflict of interest situation exists is determined on a case-by-case basis depending on such factors as the dollar value of the matter, the degree of personal interest of Richard E. Marriott and J.W. Marriott, Jr. (or such other executive officers and directors having a significant ownership interest in the companies) in the matter and the likelihood that resolution of the matter has significant strategic, operational or financial implications for the business of the Company. It is a principal responsibility of the general counsel of Host Marriott to monitor this issue in consultation with the Board of Directors and to determine when a significant conflict of interest exists. See "Risk Factors--Potential Conflicts with Marriott International."

RELATIONSHIPS WITH OTHER PROPERTY MANAGERS AND FRANCHISORS

  At the time that the Company acquired the San Francisco Marriott-- Fisherman's Wharf, the Charlotte Marriott Executive Park, the Toronto Delta Meadowvale and the Pittsburgh Hyatt, the Company entered into management agreements with Interstate to manage these hotels. For the San Francisco Marriott--Fisherman's Wharf, the Company pays Interstate a base management fee equal to 2.5% of annual gross revenues plus an incentive management fee of 15% of cash flow available from the excess of Operating Profit over the Owner's

Priority. The term of the San Francisco Marriott--Fisherman's Wharf management agreement is three years, and then becomes year-to-year thereafter unless terminated by one of the parties. For the Charlotte Marriott Executive Park, the Company pays Interstate a base management fee equal to 1.5% of annual gross revenues plus an incentive management fee of 35% of cash flow available from the excess of Operating Profit over the Owner's Priority. The term of the Charlotte Marriott Executive Park management agreement is 10 years, and then becomes year-to-year thereafter unless terminated by one of the parties. For the Toronto Delta Meadowvale, the Company pays Interstate a base management fee equal to 2.8% of annual gross revenue. The term of the Toronto Delta Meadowvale management agreement is 5 years, and then becomes year-to-year thereafter (unless terminated by one of the parties). The Company may terminate the agreement after one full year. For the Pittsburgh Hyatt, the Company pays Interstate a base management fee equal to 2.8% of annual gross revenues. The term of the Pittsburgh Hyatt Management Agreement is 10 years, and then becomes year-to-year thereafter (unless terminated by one of the parties).

  At the time that the Company acquired the Singer Island Holiday Inn Sunspree Resort, the Company entered into a management agreement with Vista and a franchise agreement with Holiday Inns Franchising, Inc. with respect to the hotel. The Company's franchise agreement with Holiday Inns Franchising, Inc. allows the Company to use the Holiday Inn Sunspree Resort brand, associated trademarks, research, quality control, reservation systems, food and beverage services and other related items in connection with its operation of the property. Pursuant to this franchise agreement, the Company pays a franchise fee of five percent of gross room sales, a marketing contribution of two percent of gross room sales, a reservations contribution of one percent of gross room sales, and certain other additional charges based on usage of the Holiday Inn central reservation system. The term of this franchise agreement is 10 years. The Company has also entered into a management agreement with Vista to operate this property. The Company pays Vista a management fee equal to the greater of $90,000 per year or three percent of annual gross revenues. The term of this management agreement is month-to-month.

  At the time that the Company acquired the Toronto Delta Meadowvale, the Company entered into a marketing and management services agreement with Delta Hotels, Ltd. with respect to the hotel. The Company's marketing and management services agreement with Delta Hotels Ltd. allows the Company to use the Delta brand, associated trademarks, research, quality control, reservation systems, food and beverage services and other related items in connection with its operation of the property. Pursuant to this marketing and management services agreement, the Company will pay a management services fee of 1.5% of gross rooms revenue up to a threshold ($10 million in 1996, $10.3 million in 1997, and $10.6 million in 1998) and 4% above the threshold. The term of this agreement is for three years which the Company may terminate with 90 days notice to Delta after April 11, 1997.

                                   MANAGEMENT

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

  Certain individuals, in their capacity as employees of Host Marriott, serve as directors and/or executive officers of the Company. The Company's Board of Directors comprises two directors. Set forth below is information with respect to those individuals currently serving as a director or executive officer of the Company.

                                OTHER POSITIONS AND BUSINESS EXPERIENCE PRIOR
     NAME AND TITLE       AGE  TO BECOMING AN EXECUTIVE OFFICER OF THE COMPANY
     --------------       ---  -----------------------------------------------
Robert E. Parsons, Jr...   40 Robert E. Parsons, Jr. joined Marriott
President and Director        Corporation's Corporate Financial Planning staff
                              in 1981, was made Director-Project Finance in
                              1984, Vice President-Project Finance in 1986 and
                              Assistant Treasurer in 1988. Upon the Distribution
                              in 1993, he was elected Senior Vice President and
                              Treasurer of Host Marriott, and in 1995, he was
                              elected Executive Vice President and Chief
                              Financial Officer of Host Marriott. Mr. Parsons
                              was elected Vice President and Treasurer of the
                              Company in 1994 and President and Director of the
                              Company in 1995. Mr. Parsons serves as Director of
                              the Company with a term expiring in 1996.
Stephen J. McKenna......   55 Stephen J. McKenna joined Marriott Corporation in
Executive Vice President      1973 as an attorney, was appointed Assistant
and Director                  General Counsel in 1976, Vice President and
                              Assistant General Counsel in 1986 and Vice
                              President and Associate General Counsel in 1990.
                              Upon the Distribution in 1993, he was elected
                              Senior Vice President and General Counsel of Host
                              Marriott, and in 1995, he was elected Executive
                              Vice President and General Counsel of Host
                              Marriott. Mr. McKenna was elected Senior Vice
                              President of the Company in 1994 and Executive
                              Vice President and Director of the Company in
                              1995. Mr. McKenna serves as Director of the
                              Company with a term expiring in 1996.
Scott A. LaPorta .......   33 Scott A. LaPorta joined Marriott Corporation in
Senior Vice President         1989 as Senior Financial Analyst-Financial
and Treasurer                 Planning & Analysis, was named Manager-Financial
                              Planning & Analysis in 1990 and Director-Financial
                              Planning & Analysis in 1992. He was promoted to
                              Director-Corporate Finance in 1993. Following the
                              Distribution, he was appointed Vice President-
                              Corporate Finance of Host Marriott, and in 1995,
                              he was elected Senior Vice President and Treasurer
                              of Host Marriott. Mr. LaPorta was elected Vice
                              President of the Company in 1994 and Senior Vice
                              President and Treasurer of the Company in 1995.
Christopher G. Townsend.   48 Christopher G. Townsend joined Marriott
Senior Vice President         Corporation as a Senior Attorney in 1982, was
and Corporate Secretary       elected Assistant Secretary in 1984 and was made
                              Assistant General Counsel in 1986. Upon the
                              Distribution, he was elected Senior Vice
                              President, Corporate Secretary and Deputy General
                              Counsel of Host Marriott. Mr. Townsend was elected
                              Senior Vice President and Corporate Secretary of
                              the Company in 1994.

                               OTHER POSITIONS AND BUSINESS EXPERIENCE PRIOR
     NAME AND TITLE      AGE  TO BECOMING AN EXECUTIVE OFFICER OF THE COMPANY
     --------------      ---  -----------------------------------------------
William E. Einstein.....  43 William E. Einstein joined Marriott Corporation in
Vice President               1982 as Manager-Income Taxes, was made Director-
                             Income Taxes in 1985, Vice President-Income Taxes
                             in 1990 and Vice President-Partnership Services in
                             1991. Upon the Distribution in 1993, he was
                             elected Vice President-Tax of Host Marriott. Mr.
                             Einstein was elected Vice President of the Company
                             in 1994.
Pamela J. Murch.........  36 Pamela J. Murch joined Marriott Corporation in
Vice President               1989 as an attorney in its Law Department and was
                             appointed Assistant General Counsel and Assistant
                             Secretary in 1993. Ms. Murch was elected Vice
                             President of the Company in 1994.
Donald D. Olinger.......  37 Donald D. Olinger joined Marriott Corporation in
Vice President and           1993 as Director-Corporate Accounting. Upon the
Corporate Controller         Distribution in 1993, he was promoted to Senior
                             Director and Assistant Controller of Host Marriott
                             and was promoted to Vice President-Corporate
                             Accounting in 1995. Mr. Olinger was elected Vice
                             President and Principal Accounting Officer of the
                             Company in 1995 and Corporate Controller in 1996.
                             Prior to joining Marriott Corporation, Mr. Olinger
                             was with the public accounting firm of Deloitte &
                             Touche.

EXECUTIVE OFFICER COMPENSATION

  Since its formation, the Company has operated as a wholly owned subsidiary of Host Marriott. The following Summary Compensation Table sets forth a summary of the compensation paid during the past three fiscal years by Host Marriott to the individuals serving as the Company's chief executive officer and the Company's other four executive officers, including Mr. Bollenbach, who was the President of the Company until May 1, 1995, Mr. Hart, who was the President of the Company from May 1, 1995 through October 7, 1995 and Mr. Mayer, who was a Senior Vice President and Corporate Controller of the Company through January 1996. Each of these individuals has been and, with the exception of Mr. Bollenbach, Mr. Hart and Mr. Mayer continues to be, an employee of Host Marriott, and the compensation amounts in the following tables represent all compensation paid to each such individual in connection with his or her position with Host Marriott and its subsidiaries (including the Company) taken as a whole. The Company does not compensate an individual for service as a director. There is no compensation committee or other board committee performing the equivalent function. Compensation for executive officers is determined by the Compensation Policy Committee of Host Marriott and is paid by Host Marriott.

                          SUMMARY COMPENSATION TABLE

                                                            LONG-TERM COMPENSATION
                                                       -----------------------------------
                                 ANNUAL COMPENSATION          AWARDS             PAYOUTS
                                 --------------------  ------------------------ ----------
                                                       RESTRICTED
                                                         STOCK       SECURITIES            ALL OTHER
                                                         AWARDS      UNDERLYING    LTIP     COMPEN-
        NAME AND          FISCAL SALARY(1)  BONUS(2)     (3)(4)       OPTIONS   PAYOUTS(5) SATION(6)
   PRINCIPAL POSITION      YEAR     ($)        ($)        ($)           (#)        ($)        ($)
   ------------------     ------ ---------- ---------  ----------    ---------- ---------- ---------
Robert E. Parsons, Jr...   1995     213,767   123,649          0           0     159,375      10,951
 President and Director    1994     169,855    93,341          0           0      75,094       8,831
                           1993     152,971    84,153    171,810(7)        0           0       7,039
Stephen J. McKenna......   1995     237,550   152,210          0           0     344,250      13,586
 Executive Vice
 President and Director    1994     220,000   143,000          0           0     162,203      17,811
                           1993     195,178   119,009    595,482(7)        0           0       7,947
Scott A. LaPorta........   1995     106,343    45,773          0           0      39,844      45,076
 Senior Vice President
 and Treasurer             1994      89,727    46,305          0       5,000      18,779       4,564
                           1993      69,562    43,730     48,439(7)    5,000           0       3,146
Christopher G. Townsend.   1995     153,261    93,825          0           0     159,375      33,604
 Senior Vice President
 and Corporate Secretary   1994     150,577    82,500          0           0      75,094       6,617
                           1993     120,277    42,902    167,348(7)        0           0       5,410
Jeffrey P. Mayer(8).....   1995     154,800    77,966          0           0     159,375       7,980
 Senior Vice President
 and                       1994     139,569    69,713          0           0      75,094       3,634
 Corporate Controller      1993     110,458    51,337    167,426(7)        0           0       7,824
Stephen F.
 Bollenbach(8)..........   1995     190,608         0          0           0           0   1,037,400
 Former President          1994     550,000   385,000          0           0     901,125      50,062
                           1993     473,077   327,370  6,644,470(7)        0           0      13,077
Matthew J. Hart(8)......   1995     256,872   164,487          0           0     701,250     815,947
 Former President and
 Director                  1994     275,000   178,750          0           0     324,405      22,455
                           1993     220,191   142,243  1,171,812(7)        0           0      11,172

- ---------------------
(1) Salary amounts include base salary earned and paid in cash during the fiscal year and the amount of base salary deferred at the election of the executive officer under the Host Marriott Employees' Profit Sharing, Retirement and Savings Plan and Trust (the "Profit Sharing Plan") and the Host Marriott Executive Deferred Compensation Plan (the "Deferred Compensation Plan").
(2) Bonus includes the amount of cash bonus earned pursuant to the named individual's bonus plan during the fiscal year and paid subsequent to the end of each fiscal year.
(3) As part of its long-term compensation program for executive officers, Host Marriott currently awards shares of restricted stock pursuant to the Host Marriott 1993 Comprehensive Stock Incentive Plan (the "Comprehensive Stock Plan") and previously awarded such shares under the Host Marriott
    Restricted Stock Plan for Key Employees (the "Restricted Stock Plan") and the Host Marriott Deferred Stock Incentive Plan (the "Deferred Stock
    Plan"), predecessor plans to the Comprehensive Stock Plan. For Mr.
    Parsons, such restricted shares are as follows: for 1993, 1,420 shares awarded under the Deferred Stock Plan and 20,000 shares awarded under the Comprehensive Stock Plan. For Mr. McKenna, such restricted shares are as follows: for 1993, 2,590 shares awarded under the Deferred Stock Plan and 72,000 shares awarded under the Comprehensive Stock Plan. For Mr. LaPorta, such restricted shares are as follows: for 1993, 952 shares awarded under the Deferred Stock Plan and 5,000 shares awarded under the Comprehensive Stock Plan. For Mr. Townsend, such restricted shares are as follows: for 1993, 934 shares awarded under the Deferred Stock Plan and 20,000 shares awarded under the Comprehensive Stock Plan. For Mr. Mayer, such restricted shares are as follows: for 1993, 943 shares awarded under the Deferred
    Stock Plan and 20,000 shares under the Comprehensive Stock Plan. For Mr. Bollenbach, such restricted shares are as follows: for 1993, 7,124 shares awarded under the Deferred Stock Plan and 900,000 shares under the Comprehensive Stock Plan. Mr. Bollenbach's unvested share awards were forfeited upon his resignation from Host Marriott. For Mr. Hart, such restricted shares are as follows: for 1993, 3,096 shares awarded under the Deferred Stock Plan and 144,000 shares awarded under the Comprehensive
    Stock Plan. The restricted shares reported in this table and in this footnote are shares subject to "General Restrictions" (see footnote 7 below). Restricted shares with "Performance Restrictions" (see footnote 7 below) awarded as long term incentive plan ("LTIP") awards are excluded from this table. Except as otherwise noted, all shares noted in the tables in the Prospectus represent shares of Host Marriott Common Stock, par value $1.00 per share ("Host Marriott Common Stock").
(4) Bonus awards made under the Comprehensive Stock Plan by Host Marriott are generally derived based on dividing twenty percent of each individual's annual cash bonus award by the average of the high and low trading prices for a share of Host Marriott Common Stock on the last trading day of the fiscal year. No voting rights or dividends are attributed to award shares until such award shares are distributed. Awards may be denominated as current awards or deferred awards. A current award is distributed in 10 annual installments commencing one year after the award is granted. A deferred award is distributed in a lump sum or in up to 10 installments following termination of employment. Deferred award shares contingently vest pro rata in annual installments commencing one year after the bonus award made under the Comprehensive Stock Plan is granted to the employee. Awards are not subject to forfeiture once the employee reaches age 55 or after 10 years of service with Host Marriott. The aggregate number and value of shares of Host Marriott deferred stock and restricted stock subject to "General Restrictions" and "Performance Restrictions" (see footnote 7 below) held by each identified executive officer as of the end of the fiscal year 1995 is as follows: Mr. Parsons, 20,708 shares valued at $244,561; Mr. McKenna, 149,897 shares valued at $1,770,284; Mr. LaPorta, 6,700 shares valued at $79,127; Mr. Townsend, 24,397 shares valued at $288,129; Mr. Mayer, 20,079 shares valued at $237,133; Mr. Hart, 5,347 shares valued at $63,148. Mr. Bollenbach does not have any Host Marriott deferred or restricted stock. During the period in which any restrictions apply, holders of restricted stock are entitled to receive all dividends or other distributions paid with respect to such stock.
(5) For 1995, the amounts attributed to LTIP payouts represent the value for the Host Marriott Corporation and Host Marriott Services Performance-Based Restricted Stock Awards which vested following the close of the fiscal year based on performance for the fiscal year. The value stated is the average of the high and low trading prices of a share of stock on the date the performance restrictions were removed.
(6) For Mr. Parsons, Mr. McKenna and Mr. Mayer amounts included in "All Other Compensation" represent matching Host Marriott contribution amounts received under the Profit Sharing Plan and the Deferred Compensation Plan. In 1995, for Messrs. McKenna, Parsons and Mayer, $2,669 was attributable to the Profit Sharing Plan for each executive. The amounts attributable to the Deferred Compensation Plan for each officer were as follows: Mr. McKenna, $10,916; Mr. Parsons, $8,282 and Mr. Mayer, $5,311. For
    Mr. LaPorta, $2,664 is attributable to the Profit Sharing Plan, $2,412 was attributable to the Deferred Compensation Plan and $40,000 was attributable to a special incentive to reward key performance. For Mr. Townsend, $2,654 is attributable to the Profit Sharing Plan, $5,949 was attributable to the Deferred Compensation Plan and $25,000 was attributable to a special incentive to reward key performance. For Mr. Bollenbach, a total of $37,400 is attributable to a separation leave payment. The remaining $1,000,000 is attributable to a consulting arrangement between the Company and Mr. Bollenbach to be paid through June 1996. For Mr. Hart, $15,507 is attributable to the Profit Sharing and Deferred Compensation Plans. The remaining $800,000 is attributable to Mr. Hart's separation arrangement with Host Marriott. Under these arrangements, an additional payment of $200,000 may be made to Mr. Hart in the third quarter of 1996 at the sole discretion of Host Marriott.
(7) On October 17, 1993, the Compensation Policy Committee (the "Committee") of the Board of Directors of Host Marriott approved grants of restricted stock to certain key employees of Host Marriott, including Messrs.
    Parsons, McKenna, LaPorta, Townsend, Mayer, and Hart. On October 29, 1993, the Board of Directors of Host Marriott approved an award of restricted stock to Mr. Bollenbach. Each such grant made in 1993 to these individuals consists of two awards: shares subject to restrictions relating primarily to continued employment ("General Restrictions") which vest ratably over a three- or five-year period or in their entirety at the end of a three- or five-year period and an award of shares subject to performance objectives such as financial performance of Host Marriott ("Performance
    Restrictions"). Performance objectives are established by the Committee and are subject to periodic review and revision. Only those restricted stock awards subject to General Restrictions are presented in this table as "Restricted Stock Awards," and the value stated in this table is the fair market value on the date of the grant.
(8) Mr. Bollenbach resigned his position as President of the Company effective May 1, 1995. Mr. Hart assumed the position, on an interim basis from May
    1, 1995 through October 7, 1995, the date that Mr. Parsons assumed this position. Mr. Mayer resigned his position effective January 1996.

  Aggregated Stock Option Exercises and Year-End Value. The table below sets forth, on an aggregated basis, information regarding the exercise during the 1995 fiscal year of options to purchase Host Marriott Common Stock by each of the applicable persons listed on the Summary Compensation Table above and the value on December 29, 1995 of all unexercised options held by such individuals. Host Marriott did not grant any stock options to the persons listed on the Summary Compensation Table during fiscal year 1995.

                     AGGREGATED STOCK OPTION EXERCISES IN
              LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED
                                                           OPTIONS AT FISCAL YEAR-    VALUE OF UNEXERCISED
                                      SHARES                         END             IN-THE-MONEY OPTIONS AT
                                    ACQUIRED ON   VALUE              (#)             FISCAL YEAR-END ($)(2)
                                     EXERCISE   REALIZED  ------------------------- -------------------------
NAME                     COMPANY(1)     (#)        ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                     ---------- ----------- --------- ----------- ------------- ----------- -------------
R.E. Parsons, Jr........     HM             0           0    22,350       1,625        175,449      13,925
                            HMS             0           0     4,470         325         19,336       1,545
                             MI         8,987     145,270     7,988       1,625        137,464      35,661
                           Total        8,987     145,270    34,808       3,575        332,249      51,131
S.J. McKenna............     HM        46,507     434,208    51,950       2,500        454,452      21,423
                            HMS             0           0    10,390         500         50,514       2,378
                             MI         6,150      84,499    43,300       2,500      1,015,012      54,864
                           Total       52,657     518,707   105,640       5,500      1,519,978      78,665
S.A. LaPorta............      HM            0           0     3,000       6,500         17,235      31,289
                             HMS            0           0       600       1,300          1,841       3,267
                              MI            0           0     1,750       2,750         33,432      50,406
                           Total            0           0     5,350      10,550         52,508      84,962
C.G. Townsend...........      HM            0           0     6,150         825         52,061       7,070
                             HMS            0           0     1,230         165          5,772         785
                              MI        7,738     129,387         0         825              0      18,105
                           Total        7,738     129,387     7,380       1,815         57,833      25,960
J.P. Mayer..............     HM             0           0    13,700         725        114,564       6,213
                            HMS             0           0     2,740         145         12,690         689
                             MI           900      13,031    12,800         725        272,960      15,910
                           Total          900      13,031    29,240       1,595        400,214      22,812
S.F. Bollenbach.........     HM       127,750   1,029,372         0           0              0           0
                            HMS             0           0         0           0              0           0
                             MI             0           0         0           0              0           0
                           Total      127,750   1,029,372         0           0              0           0
M.J. Hart...............     HM        54,738     521,917         0       4,125              0      35,348
                            HMS             0           0         0         825              0       3,923
                             MI        21,275     436,930         0       4,125              0      90,525
                           Total       76,013     958,847         0       9,075              0     129,796

- ---------------------
(1) "HM" represents options to purchase Host Marriott Common Stock ("Host Marriott Options"). "HMS" represents options to purchase HM Services common stock. "MI" represents options to purchase Marriott International, Inc. Common Stock. In connection with the Special Dividend and pursuant to the Host Marriott Corporation 1993 Comprehensive Incentive Stock Plan (the "Plan"), all Host Marriott Options held by employees of Host Marriott were adjusted to reflect the Special Dividend by providing each option holder with the option to purchase one share of HM Services common stock for every five shares of Common Stock held as of the close of business on December 29, 1995. The exercise price of the HM Services option was set, and the price of the Host Marriott Options was adjusted, so that the economic value of the Host Marriott Options prior to the Special Dividend was preserved and not increased or decreased as a result of the Special Dividend.
(2) Based on a per share price for Host Marriott Common Stock of $11.81, a per share price for HM Services Corporation common stock of $6.69 and a per share price of Marriott International common stock of $37.9375. These prices reflect the average of the high and low trading prices on the New York Stock Exchange on December 29, 1995.

                               SOLE SHAREHOLDER

  The Company has 100 shares of Common Stock with no par value issued and outstanding, all of which are held beneficially and of record by HMC Acquisitions, Inc. No executive officer or director of the Company owns any shares of the Company's Common Stock.

  Set forth below is the ownership as of March 22, 1996 of common stock of Host Marriott by directors, nominees, the chief executive officer, the four additional most highly compensated executive officers and certain former executive officers of the Company as well as by all directors and executive officers of the Company as a group.

                          SHARES OF HOST MARRIOTT COMMON STOCK
                                BENEFICIALLY OWNED AS OF       % OF SHARES OUTSTANDING AS OF
          NAME                     MARCH 22, 1996(1)                 MARCH 22, 1996(2)
          ----            ------------------------------------ -----------------------------
DIRECTORS:
Robert E. Parsons, Jr...                447,804(4)                            *
Stephen J. McKenna......                232,051(4)                            *
NON-DIRECTOR EXECUTIVE
 OFFICERS:
Scott A. LaPorta........                137,266(4)                            *
Christopher G. Townsend.                 45,890(4)                            *
Jeffrey P. Mayer(3).....                 24,292                               *
CERTAIN FORMER EXECUTIVE
 OFFICERS:
Stephen F. Bollenbach...                  3,534                               *
Matthew J. Hart.........                 36,311                               *
ALL DIRECTORS AND
 EXECUTIVE OFFICERS AS A
 GROUP:.................                952,712                               *

- ---------------------
*Less than one percent.
(1) Except as otherwise noted, the Company believes that each named individual has sole voting and investment power over the shares beneficially owned.
(2) Shares of common stock of Host Marriott Common Stock which each identified stockholder has the right to acquire within the 60 days of the date of the table set forth above are deemed to be outstanding in computing the percentage ownership of such stockholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) Mr. Mayer resigned his position effective January 1996. He is included as a non-director executive officer in this table because he was one of the Company's five most highly compensated executive officers at the end of the Company's last fiscal year.
(4) Does not include shares reserved, contingently vested or awarded under Host Marriott's 1993 Comprehensive Stock Incentive Plan other than shares of unvested restricted stock granted under such plan. Shares of restricted stock are voted by the holder thereof.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 100 shares of no par value common stock, all of which are outstanding and are held beneficially and of record by HMC Acquisitions, Inc. There is no public trading market for the common stock of the Company. The Indenture governing the Senior Notes contains certain restrictions on the payment of cash dividends with respect to the Company's common stock. Subject to the limitations contained in such Indenture, holders of common stock of the Company will be entitled to dividends when and as declared by the Board of Directors of the Company from funds legally available therefor, and upon liquidation, will be entitled to share ratably in any distribution to holders of common stock.

                          DESCRIPTION OF SENIOR NOTES

  Set forth below is a summary of certain provisions of the Senior Notes. The Series A Notes were issued pursuant to, and, upon consummation of the Exchange Offer, the Series B Notes will be issued pursuant to an indenture (the "Indenture") dated as of December 20, 1995, by the Company, the Initial Guarantors named therein and Marine Midland Bank, as trustee (the "Trustee"). The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended. The following description of certain provisions of the Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture, a copy of which may be obtained from the Company. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. The Trustee also serves as trustee under (i) the Indenture dated as of May 25, 1995 by and among HMH Properties, Inc., certain of its subsidiaries and Marine Midland Bank, as trustee, and (ii) the Trust and Servicing Agreement dated as of January 24, 1996 by and among CBM Funding Corporation (an affiliate of the Company) and Marine Midland Bank, as trustee.

GENERAL

  The Senior Notes are senior obligations of the Company, limited in aggregate principal amount to $350 million. The Senior Notes rank pari passu with all other existing and future senior indebtedness of the Company; provided, however, certain Indebtedness incurred by the Company and its Subsidiaries in the future may be secured by assets held by the Company or its Subsidiaries subject to certain restrictions described herein and thus effectively rank senior to the Senior Notes to the extent of such security. The Senior Notes are guaranteed on a senior basis by the Initial Guarantors and, subject to certain exceptions, each of the Company's future Subsidiaries (see "--Certain Covenants--Future Subsidiary Guarantors"). The Senior Notes are issued only in fully registered form, without coupons, in denominations of $l,000 and integral multiples thereof.

  The Senior Notes mature on December 15, 2007. The Senior Notes bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1996, to the persons in whose names such Senior Notes are registered at the close of business on the June 1st or the December 1st immediately preceding such Interest Payment Date. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

  Principal of, premium, if any, and interest on the Senior Notes is payable, and the Senior Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. At the option of the Company, payment of interest may be made by check mailed to the Holders of the Senior Notes at the addresses set forth upon the registry books of the Company; provided, however, Holders of certificated Senior Notes are entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. No service charge is made for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency is the corporate trust office of the Trustee presently located at 140 Broadway, New York, New York.

OPTIONAL REDEMPTION

  The Company does not have the right to redeem any Senior Notes prior to December 15, 2000. The Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2000, upon not less than 30 days nor more than 60 days notice to each Holder of Senior Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing December 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date that is on or prior to such Redemption Date to receive interest due on an Interest Payment Date) together with accrued and unpaid interest thereon to the Redemption Date:

   YEAR                                                               PERCENTAGE
   2000..............................................................  104.500%
   2001..............................................................  102.250%
   2002..............................................................  101.125%
   2003 and thereafter...............................................  100.000%

  In the case of a partial redemption, the Trustee shall select the Senior Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Senior Notes may be redeemed in part in multiples of $1,000 only.

  The Senior Notes will not have the benefit of any sinking fund.

  Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Senior Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Senior Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Senior Note, a new Senior Note or Senior Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

CERTAIN COVENANTS

 Repurchase of Senior Notes at the Option of the Holder Upon a Change of Control

  Upon the occurrence of a Change of Control Triggering Event, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount thereof plus (subject to the right of Holders of record on a Record Date that is on or prior to such repurchase date to receive interest due on an Interest Payment Date) accrued and unpaid interest thereon to the date of purchase on a date that is not more than 45 Business Days after the occurrence of such Change of Control Triggering Event (the "Change of Control Purchase Date").

  On or before the Change of Control Purchase Date, the Company will (i) accept for payment Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Senior Notes so tendered and (iii) deliver to the Trustee Senior Notes so accepted together with an Officers' Certificate listing the aggregate principal amount of the Senior Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to the Holders of Senior Notes so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to such Holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered; provided, that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Senior Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.

  Under the Indenture, any modification to reduce the Change of Control Purchase Price or to alter the redemption provisions of the Change of Control Offer in a manner adverse to holders of Senior Notes requires the consent of each holder affected thereby and the Company's obligation to make a Change of Control Offer may not be waived by either the Company's Board of Directors or the Trustee. See "--Amendments and Supplements." The Change of Control purchase feature of the Senior Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. The Change of Control purchase feature resulted from negotiations between the Company and the Initial Purchasers.

  The phrase "all or substantially all" of the assets of the Company, as used in the definition of "Change of Control," will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred. In addition, no assurances can be given that the Company will have sufficient financial resources to acquire Senior Notes tendered upon the occurrence of a Change of Control Triggering Event.

  The provisions of the Indenture relating to a Change of Control Triggering Event may not afford the Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction (including transactions with the Company's management) that may adversely affect Holders, if such transaction does not constitute a Change of Control Triggering Event, as set forth above. Certain transactions that do not constitute a Change of Control or Change of Control Triggering Event include
(i) transactions otherwise constituting a Change of Control which involve Host Marriott and one or more wholly owned subsidiaries of Host Marriott, (ii) a pro rata distribution by Host Marriott to its shareholders of shares of any Host Marriott subsidiary, including those of the Company, and (iii) a sale of all or substantially all of the assets of certain other subsidiaries of Host Marriott. As of December 29, 1995, in the event of a Change of Control Triggering Event, the Company would not be required to repurchase any Indebtedness other than the Senior Notes. In addition, the Company may not have sufficient financial resources available to fulfill its obligation to repurchase the Senior Notes upon a Change of Control Triggering Event. In addition, the Company may in the future incur additional Indebtedness which may be required to be repurchased upon the occurrence of an event constituting a Change of Control Triggering Event.

  Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

 Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock

  The Indenture provides that, except as set forth below in this covenant, neither the Company nor any of the Company's Subsidiaries will, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness). Notwithstanding the foregoing:

    (a) if on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect, on a pro forma basis, to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least
  (x) 2 to 1 if such incurrence occurs on or before January 1, 1997, or (y)
  2.1 to 1 if such incurrence occurs at any time thereafter (the "Debt Incurrence Ratio"), then the Company and the Subsidiary Guarantors may incur Indebtedness or Disqualified Capital Stock;

    (b) the Company and the Subsidiary Guarantors may incur Indebtedness evidenced by the Senior Notes and represented by the Indenture up to the amounts specified therein as of the date thereof;

    (c) the Company and its Subsidiaries or Subsidiary Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (a), (b) or (e) of this covenant or described in this clause (c) or which is outstanding on the Issue Date;

    (d) the Company and its Subsidiaries or its Subsidiary Guarantors, as applicable, may incur Permitted Indebtedness;

    (e) the Company and its Subsidiaries may incur Non-recourse Purchase Money Indebtedness; and

    (f) the Company and its Subsidiary Guarantors may incur Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $25 million.

  Indebtedness of any Person that is not a Subsidiary of the Company, which Indebtedness is outstanding at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, shall be deemed to have been incurred at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition. This provision may restrict certain highly leveraged Persons from becoming Subsidiaries of the Company.

 Limitation on Restricted Payments

  The Indenture provides that on and after the Issue Date the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, if (a) on the date of such Restricted Payment a Default or an Event of Default would exist and be continuing or would occur as a consequence of (after giving effect, on a pro forma basis, to) such Restricted Payment or (b) immediately prior to such Restricted Payment or after giving effect thereto, the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including such proposed Restricted Payment (if not made in cash, then the Fair Market Value on the date of such Restricted Payment of any property used therefor as evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee) from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum of (i) the amount determined by subtracting (x) 2.0 times the aggregate Consolidated Interest Expense of the Company for the period (taken as one accounting period) from the Issue Date to the last day of the last full fiscal quarter prior to the date of the proposed Restricted Payment (the "Computation Period") from (y) Consolidated EBITDA of the Company for the Computation Period, plus (ii) the aggregate Net Cash Proceeds received by the Company from the sale (other than to a Subsidiary of the Company and other than in connection with a Qualified Exchange) of its Qualified Capital Stock or as a capital contribution from its Parent, in either case, which cash proceeds are received by the Company after the Issue Date and on or prior to the date of such Restricted Payment, plus (iii) $15 million.

  Notwithstanding the foregoing, the provisions set forth in clause (b) of the immediately preceding paragraph do not prohibit (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, (ii) a Qualified Exchange, or (iii) a Permitted Sharing Arrangements Payment; provided, however, that any amounts expended pursuant to clause (i) of this paragraph shall be included as Restricted Payments made for purposes of clause (b) of the immediately preceding paragraph, whereas amounts received and expended in connection with a Qualified Exchange or a Permitted Sharing Arrangements Payment shall neither be counted as Restricted Payments made nor be credited as Net Cash Proceeds received for purposes of clause
(b)(ii) of the immediately preceding paragraph.

 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that neither the Company nor the Subsidiary Guarantors will, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary Guarantors to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any other Subsidiary Guarantor except (a) restrictions imposed by the Senior Notes or the Indenture, (b) restrictions imposed by applicable law,
(c) existing restrictions under Indebtedness outstanding on the Issue Date or under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of the Subsidiary Guarantors, which restrictions existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (d) any such restriction or requirement imposed by Indebtedness incurred under paragraph (e) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," provided such restriction or requirement relates only to the transfer of the property subject to such Non-recourse Purchase Money Indebtedness, (e) restrictions with respect to a Subsidiary Guarantor imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary Guarantor, provided such restrictions apply solely to the Capital Stock or assets of such Subsidiary Guarantor which are being sold, and (f) in connection with and pursuant to permitted refinancings thereof, replacements of restrictions imposed pursuant to clause (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, shall not in and of themselves be deemed to be a restriction on the ability of the Company or any of its Subsidiary Guarantors to transfer such property.

 Limitations on Liens

  The Indenture provides that the Company and the Subsidiary Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, incur or suffer to exist (i) any Lien on any assets or properties of the Company or any of its Subsidiaries now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens, unless all payments due under the Indenture and the Senior Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien, or (ii) any Lien on the Subsidiary Shares.

 Limitation on Sale of Assets and Subsidiary Stock

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, in one or a series of related transactions convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Subsidiary Guarantor or a Subsidiary of the Company), and including any sale or other transfer or issuance of any Capital Stock of any Subsidiary of the Company, whether by the Company or a Subsidiary of either or through the issuance, sale or transfer of Capital Stock by a Subsidiary of the Company (an "Asset Sale"), unless (i) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of,
(ii) no Default or Event of Default would occur as a consequence of (after giving effect, on a pro forma basis, to) such Asset Sale, and (iii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that for purposes of this provision the amount of (A) any Indebtedness (other than Senior Notes) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold and (B) any securities or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (or as to which the Company or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash.

  Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company may invest or commit such Net Cash Proceeds, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested (and providing such Net Cash Proceeds are, in fact, so invested, within an additional 180 days) in (x) fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute or be part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction, (y) Permitted Mortgage Investments or (z) a controlling interest in the Capital Stock of an entity engaged in a Related Business; provided, that concurrently with an Investment specified in clause (z), such entity becomes a Subsidiary Guarantor. Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph (including any Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute "Excess Proceeds." Within 30 days following each date on which the aggregate amount of Excess Proceeds exceeds $15 million, the Company will make a cash offer to all Holders of Senior Notes and holders of any other Indebtedness of the Company ranking on a parity with the Senior Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts pursuant to an irrevocable, unconditional offer (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes and such other senior Indebtedness then outstanding that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Notes and other senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes and other senior Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Upon commencement of such offer to purchase, the amount of Excess Proceeds existing at the time of commencement will be reduced to zero, irrespective of the amount of Senior Notes tendered pursuant to the offer.

  Notwithstanding the foregoing provisions of the prior paragraph:

    (i) the Company and its Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

    (ii) the Company and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in the Indenture;

    (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

    (iv) the Company and its Subsidiaries may consummate any sale or series of related sales (including, without limitation, sale and leaseback transactions) of assets or properties of the Company and its Subsidiaries having a Fair Market Value of less than $2 million; and

    (v) the Company and its Subsidiaries may exchange assets held by the Company or a Subsidiary for one or more hotels and/or one or more Related Businesses of any Person or entity owning one or more hotels and/or one or more Related Businesses; provided, that the Board of Directors of the Company has determined that the terms of any exchange are fair and reasonable and the Fair Market Value of the assets received by the Company are approximately equal to the Fair Market Value of the assets exchanged by the Company.

  Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws.

 Limitation on Transactions with Affiliates

  The Indenture provides that neither the Company nor any of its Subsidiaries will be permitted after the Issue Date to enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction") or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), except for such Affiliate Transactions made in good faith, the terms of which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with persons who are not Affiliates.

  Without limiting the foregoing, (a) any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions) with an aggregate value in excess of $5 million must first be approved pursuant to a Board Resolution by a majority of the Board of Directors of the Company who are disinterested in the subject matter of the transaction, and
(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions) with an aggregate value in excess of $20 million, the Company must first obtain (i) a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Subsidiary or (ii) in the case of a real estate transaction or related real estate transactions with an aggregate value in excess of $20 million but not in excess of $50 million an opinion from an independent, qualified appraiser that the consideration received in connection with such transaction was comparable to the Fair Market Value of the subject assets; provided, however, in the case of an individual who serves on the Board of Directors or as an officer of Host Marriott or any of its Subsidiaries on the one hand, and of the Company or any of its Subsidiaries on the other hand, such service, in and of itself, shall not affect such person's status as a disinterested member of the Board of Directors of the Company for purposes of clause (a) of this paragraph.

 Limitation on Merger, Sale or Consolidation

  The Indenture provides that the Company will not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Senior Notes and the Indenture; (ii) no Default or Event of Default would occur as a consequence of (after giving effect, on a pro forma basis, to) such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated resulting, surviving or transferee entity is equal to at least 90% of the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in paragraph (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; and (v) the Company has delivered to the Trustee an Officer's Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture, complies with the Indenture and that all conditions precedent therein relating to such transaction have been satisfied.

  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Company shall be released from the obligations under the Senior Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

 Future Subsidiary Guarantors

  The Indenture provides that the Initial Guarantors and all other Subsidiaries of the Company which are not prohibited from becoming guarantors by law or the terms of an agreement ("Future Subsidiary Guarantors"), jointly and severally, will guaranty fully and unconditionally all principal, premium, if any, and interest on the Senior Notes on a senior basis; provided, however, that the assets of all Subsidiaries of the Company that do not become Subsidiary Guarantors shall in no event exceed 15% of the aggregate assets of the Company and its Subsidiaries on a consolidated basis (determined in accordance with GAAP).

 Limitation on Status as Investment Company

  The Indenture prohibits the Company and its Subsidiaries from becoming an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

GUARANTEES

  The Senior Notes are guaranteed fully and unconditionally as to principal, premium, if any, and interest, jointly and severally, by the Subsidiary Guarantors. If the Company or a Subsidiary Guarantor defaults in the payment of the principal of, premium, if any, or interest on, the Senior Notes when and as the same shall become due, whether upon maturity, acceleration, call for redemption, Offer to Purchase or otherwise, without the necessity of action by the Trustee or any Holder, each Subsidiary Guarantor shall be required, jointly and severally, to promptly make such payment in full. After an Event of Default, Holders have the ability to bring suit against the Subsidiary Guarantors to enforce the Guarantees, subject only to the right of the Trustee to institute actions and enforce claims under the Indenture and the concomitant limitation under the Indenture and the rights of Holders to institute actions other than through the Trustee. See "Description of Senior Notes--Events of Default and Remedies." The Indenture provides that the Subsidiary Guarantors will be released from their obligations as guarantors under the Senior Notes upon (i) the sale or other disposition of all or substantially all of the assets or properties of such Subsidiary Guarantor, or 50% or more of the capital stock of any such Subsidiary Guarantor to Persons other than the Company and its Subsidiaries, or (ii) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Company or a Subsidiary of the Company, if, as a result of such consolidation or merger, Persons other than the Company and its Subsidiaries beneficially own more than 50% of the capital stock of such Subsidiary Guarantor, provided that, in either such case, the Net Cash Proceeds of such sale, disposition, merger or consolidation are applied in accordance with the Indenture, or (iii) a Legal Defeasance or Covenant Defeasance. The obligations of each Subsidiary Guarantor under its Guarantee are limited so as to avoid it being construed as a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Transfer."

  Separate financial statements of the Initial Guarantors are not presented herein because, in the view of the Company's management, such financial statements would not be material to the investment decision being made by Holders of Series A Notes in connection with the Exchange Offer.

REPORTS

  The Indenture provides that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of Senior Notes identified to the Company by an Initial Purchaser, within 15 days after it files or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. Whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and will make such information available to securities analysts and prospective investors upon request. In addition, for so long as the Senior Notes are outstanding, the Company will continue to provide to Holders of Senior Notes and to prospective purchasers of the Senior Notes the information required by Rule 144A(d)(4).

EVENTS OF DEFAULT AND REMEDIES

  The Indenture defines an Event of Default as (i) the failure by the Company to pay any installment of interest on the Senior Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,
(ii) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Senior Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise, (iii) the failure by the Company or any Subsidiary to observe or perform any other covenant or agreement contained in the Senior Notes or the Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Senior Notes outstanding, (iv) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries, (v) a default in (1) Non-recourse Purchase Money Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of 10% of the aggregate assets of the Company and its Subsidiaries, or (2) other Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $20 million, in either case (a) resulting from the failure to pay principal or interest when due or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $10 million, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days. The Indenture provides that if a Default or Event of Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default or Event of Default, give to the Holders notice of such default; provided, that the Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv) above, relating to the Company or any of its Significant Subsidiaries), then in every such case, unless the principal of all of the Senior Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Senior Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (iv), above, relating to the Company or any Significant Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Senior Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of Senior Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Senior Notes which have become due solely by such acceleration, have been cured or waived. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power.

  The Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding may waive on behalf of all the Holders any default, except a default with respect to any provision requiring supermajority approval to amend, which default may only be waived by such a supermajority, and except a default in the payment of principal of or interest on any Senior Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Senior Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order

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or direction of any of the Holders, unless such Holders have offered to the
Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture provides that the Company may, at its option and at any time within one year of the Stated Maturity of the Senior Notes, elect to have its obligations discharged with respect to the outstanding Senior Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Senior Notes and Guarantees, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due from the trust funds described below; (ii) the Company's obligations with respect to such Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes, and the maintenance of an office or agency for payment of money for security payments held in trust; (iii) the rights, powers, trusts, duties, and immunities of the Trustee, and the Company's and the Subsidiary Guarantors' obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, U.S. legal tender, noncallable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Senior Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Senior Notes; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Senior Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

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and (vii) the Company shall have delivered to the Trustee an Officers'
Certificate stating that the conditions precedent provided for have been complied with.

AMENDMENTS AND SUPPLEMENTS

  The Indenture contains provisions permitting the Company, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time outstanding, the Company, the Subsidiary Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders, except that any amendments or supplements to the provisions relating to Future Subsidiary Guarantors shall require the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the Senior Notes at the time outstanding; and provided, further, that no such amendment, supplement or modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity on any Senior Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Senior Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the redemption provisions or the provisions of the "Repurchase of Senior Notes at the Option of the Holder Upon a Change of Control" covenant in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Senior Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or (iii) modify or amend the ranking of the Senior Notes in a manner adverse to the Holders, or (iv) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Senior Note affected thereby.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

  The Indenture provides that no direct or indirect stockholder, partner, employee, officer or director, past, present or future, of the Company, the Subsidiary Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Subsidiary Guarantors under the Indenture or the Senior Notes by reason of his or its status as such stockholder, partner, employee, officer or director.

CERTAIN DEFINITIONS

  "Acquisition" means the purchase or other acquisition of any Person or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

  "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

  "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products obtained by multiplying (a) the number of years from the date of determination to the date of each successive scheduled principal (or redemption) payment of such security or instrument by (b) the amount of such respective principal (or redemption) payment, by (ii) the sum of all such principal (or redemption) payments.


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

  "Beneficial Owner" or "beneficial ownership" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "Person" shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

  "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

  "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

  "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America are pledged in support thereof), or (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition.

  "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Host Marriott (for so long as Host Marriott is a Parent of the Company), on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company or Host Marriott (for so long as Host Marriott is a Parent of the Company) then outstanding normally entitled to vote in elections of directors, (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of such 12-month period constituted the Board of Directors of the Company or Host Marriott (for so long as Host Marriott is a Parent of the Company) (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company or Host Marriott, as applicable, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or Host Marriott, as applicable, then in office, (iv) a "change of control" or similar event shall occur under any other issue of Indebtedness of the Company, Host Marriott (for so long as Host Marriott is a Parent of the Company) or their respective Subsidiaries with an aggregate principal amount in excess of $20 million, or
(v) in the case of the Company only, Host Marriott ceases to own directly or indirectly a majority of the equity interests of the Company; provided, however, that the pro rata distribution by Host Marriott to its shareholders of shares of the Company or shares of any of Host Marriott's other Subsidiaries shall not, in and of itself, constitute a Change of Control for purposes of this paragraph.

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

  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

  "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Interest Expense of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) acquisitions of operations, businesses or other income-producing assets (including any reinvestment of disposition proceeds in income-producing assets held as of and not disposed on the Transaction Date) which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or invested in income-producing assets held as of and not disposed on the Transaction Date) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

  "Consolidated EBITDA" means, for any Person and period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (A)(i) Consolidated Interest Expense, (ii) provisions for taxes based on income, (iii) depreciation and amortization expense (provided, that the depreciation and amortization expense of a Consolidated Subsidiary that is not wholly owned shall be included only to the extent of the interest of the referent Person in such Subsidiary), (iv) any other noncash items reducing the Consolidated Net Income of such Person for such period, (v) any dividends or distributions during such period to such Person or a Consolidated Subsidiary of such Person from any other Person which is not a Subsidiary of such Person or which is accounted for by such Person by the equity method of accounting, to the extent that (a) such dividends or distributions are not included in the Consolidated Net Income of such Person for such period and (b) (x) the sum of such dividends and distributions, plus the aggregate amount of dividends or distributions from such other Person since the date of this Indenture that have been included in Consolidated EBITDA pursuant to this clause (v), do not exceed (y) the cumulative net income of such other Person attributable to the equity interests of the Person (or Subsidiary of the Person) whose Consolidated EBITDA is being determined, and (vi) any cash receipts of such Person or a Consolidated Subsidiary of such Person during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (B) of this definition, minus (B) the sum of (i) all noncash items increasing the Consolidated Net Income of such Person for such period and (ii) any cash expenditures of such Person during such period to the extent such cash expenditures (x) did not reduce the Consolidated Net Income of such Person for such period and (y) were applied against reserves or accruals that constituted noncash items reducing the Consolidated Net Income of such Person when reserved or accrued; all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

  "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations but excluding the amortization of fees or expenses incurred in order to consummate the sale of the Senior Notes as described herein) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and noncash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of dividends accrued or payable by such Person or any of its Consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such Person to such Person or such Person's Subsidiary Guarantors); provided, however, that interest, dividends or other payments or accruals of a Consolidated Subsidiary that is not wholly owned shall be included only to the extent of the interest of the referent Person in such Subsidiary. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

  "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (i) net income (or loss) of any other Person which is not a Subsidiary of the Person or is accounted for by such specified Person by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Subsidiary of such Person,
(ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), shall be excluded, and (iv) the net income, if positive, of any of such Person's Consolidated Subsidiaries (other than Non-Guarantor Subsidiaries) to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary shall be excluded; provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (ii), (iii) and (iv), such amounts shall be excluded only to the extent included in computing such net income (or loss) in accordance with GAAP and without duplication.

  "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity) (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

  "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

  "Disqualified Capital Stock" means (a) except as set forth in clause (b), with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or

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repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Senior Notes and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference or redemption or repayment provisions.

  "Excluded Person" means, in the case of the Company, Host Marriott or any wholly owned subsidiary of Host Marriott.

  "Exempted Affiliate Transactions" means (a) employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) payments of reasonable directors' fees and expenses, (c) transactions solely between the Company and any of its Subsidiaries or solely among wholly owned Subsidiaries of the Company, (d) Permitted Tax Payments, (e) Permitted Sharing Arrangements, (f) Procurement Contracts, (g) Management Agreements and (h) Restricted Payments permitted under the "Limitation on Restricted Payments" covenant.

  "Existing Assets" means (i) assets of the Company and its Subsidiaries existing at the Issue Date (other than cash, Cash Equivalents or inventory held for resale in the ordinary course of business) and including proceeds of any sale, transfer or other disposition of such assets and assets acquired in whole or in part with proceeds from the sale of any such assets and (ii) that portion of the net cash proceeds received by the Company from the offering of the Senior Notes (the "Offering") that is not used to repay Indebtedness substantially contemporaneously with consummation of the Offering or to pay expenses related to the Offering, any assets purchased with such proceeds and any assets generated from the sale, transfer or other disposition of such assets.

  "Fair Market Value" means, with respect to any assets or properties, the amount at which such assets or properties would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is determined by (i) the Board of Directors of the Company acting in good faith or (ii) an appraisal or valuation firm of national or regional standing selected by the Company, with experience in the appraisal or valuation of properties or assets of the type for which Fair Market Value is being determined.

  "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect from time to time.

  "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person; and (d) all obligations to purchase, redeem or acquire any Capital Stock.

  "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

  "Investment" by any person in any other Person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than the guarantees of Indebtedness of the Company or any Subsidiary to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the Fair Market Value of the net assets of any Subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such Subsidiary, in an amount equal to the Investments being made) at the time that such Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary shall be deemed an Investment valued at its Fair Market Value at the time of such transfer.

  "Investment Grade" means a currently effective rating by S&P of BBB- (or subsequent equivalent rating) or higher, and Moody's of Baa3 (or subsequent equivalent rating) or higher (or if S&P or Moody's or both shall not make a rating of the Senior Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, reasonably selected by the Company in good faith, which shall be substituted for S&P or Moody's or both, as the case may be).

  "Issue Date" means the date of first issuance of the Senior Notes under the Indenture.

  "Management Agreements" means the management agreements and franchise agreements between the Company and Marriott International relating to the operation of the Company's lodging properties.

  "Moody's" means Moody's Investors Service, Inc. and its successors.

  "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company, in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, (i) the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and (ii) (in the case of an Asset Sale only) less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective

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

Subsidiaries in connection with such Asset Sale; provided, however, that in the case of cash or Cash Equivalents received, or expenses paid or payable, by a Subsidiary that is not a wholly owned Subsidiary of the Company, only that portion of the receipts and expenses which are equal to the Company's proportionate ownership of such Subsidiary shall be included in calculating Net Cash Proceeds.

  "Non-Guarantor Subsidiary" means any Subsidiary that is not a Subsidiary Guarantor.

  "Non-recourse Purchase Money Indebtedness" means Indebtedness of the Company or its Subsidiaries to the extent that, (i) under the terms thereof or pursuant to law, no personal recourse may be had against the Company or its Subsidiaries (other than Special Purpose Subsidiaries) for the payment of the principal of or interest or premium on such Indebtedness (or such portion), and enforcement of obligations on such Indebtedness (or such portion) (except with respect to fraud, willful misconduct, misrepresentation, misapplication of funds, reckless damage to assets and undertakings with respect to environmental matters or construction defects) is limited only to recourse against interests in specified assets and property (the "Subject Assets"), accounts and proceeds arising therefrom, and rights under purchase agreements or other agreements with respect to such Subject Assets; (ii) such Indebtedness is incurred in connection with the acquisition of such Subject Assets for the business of the Company or its Subsidiaries (including through acquisition of a Person holding such Subject Assets), including Indebtedness assumed which Indebtedness existed at the time of the acquisition of such Subject Assets; (iii) such Indebtedness was incurred at the time of such acquisition of such Subject Assets; and (iv) no Existing Assets or proceeds from the sale, transfer or other disposition of Existing Assets were used to acquire such Subject Assets.

  "Offering Memorandum" means the confidential Offering Memorandum dated December 15, 1995 distributed to prospective purchasers of Senior Notes in connection with the sale of Senior Notes by the Company.

  "Parent" of any Person means a corporation which at the date of determination owns, directly or indirectly, a majority of the Voting Stock of such Person or of a Parent of such Person.

  "Permitted Indebtedness" means any of the following:

    (a) The Company and its Subsidiaries may incur Indebtedness solely in respect of surety and appeal bonds, performance bonds and other obligations of a like nature (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices;

    (b) The Company and its Subsidiary Guarantors may incur Indebtedness under revolving credit loans for funded Indebtedness from time to time in the ordinary course of business, and Indebtedness in respect of bankers acceptances and letters of credit in the ordinary course of business in accordance with customary industry practices, up to an aggregate amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness) of $25 million;

    (c) The Company and its Subsidiaries may incur Indebtedness under Interest Swap and Hedging Obligations that do not increase the Indebtedness of the Company other than as a result of fluctuations in interest or foreign currency exchange rates provided that such Interest Swap and Hedging Obligations are incurred for the purpose of providing interest rate protection with respect to Indebtedness permitted under the Indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;

    (d) The Company may incur Indebtedness to any Subsidiary Guarantor, and any Subsidiary Guarantor may incur Indebtedness to any other Subsidiary Guarantor or to the Company and any Subsidiary may incur Indebtedness to the Company or a Subsidiary Guarantor (subject to the requirements of the "Limitation on Restricted Payments" covenant); provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Senior Notes; and

    (e) The Company and its Subsidiary Guarantors may guarantee Indebtedness of the Company, the Subsidiary Guarantors or the Subsidiaries, as applicable, to the extent such guaranteed Indebtedness was permitted to be incurred under the Indenture.

  "Permitted Investment" means (a) an Investment in Cash Equivalents; (b) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (i) the Acquired Person immediately thereupon is or becomes a Subsidiary of the Company, or (ii) the Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any of its Subsidiaries and the surviving Person is the Company or a Subsidiary of the Company or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Subsidiaries; (c) an Investment in a Person, provided that (i) such Person is principally engaged in a Related Business; (ii) the Company or one or more of its Subsidiaries participates in the management of such Person, as a general partner, member of such Person's governing board or otherwise and (iii) the aggregate amount of Investments made in reliance on this clause (c) subsequent to the date of the Indenture shall not exceed in the aggregate $20 million; (d) Permitted Sharing Arrangement Payments; (e) securities received in connection with an Asset Sale so long as such Asset Sale complied with the Indenture including the covenant "Limitation on Sale of Assets and Subsidiary Stock" (but only to the extent the fair market value of such securities and all other noncash and noncash equivalent consideration received complies with clause (iii) of the "Limitation on Sale of Assets and Subsidiary Stock" covenant); and (f) Permitted Mortgage Investments.

  "Permitted Lien" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;
(d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that (y) such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets and (z) no Existing Assets or proceeds from the sale, transfer or other disposition of Existing Assets were used to acquire such Person or in connection with such Acquisition; (i) Liens arising from Non-recourse Purchase Money Indebtedness permitted to be incurred under the Indenture provided such Liens relate only to the property which is subject to such Non-recourse Purchase Money Indebtedness; (j) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Senior Notes than the terms of the Liens securing such refinanced Indebtedness (provided, however, that cross-collateralization, creation of "collateral pools" or similar arrangements in and of themselves shall not be considered more adverse to the Holders of the Senior Notes for the purposes of the foregoing); and (k) Liens securing (i) Indebtedness incurred under revolving credit loans from time to time in the ordinary course of business and (ii) Indebtedness in respect of bankers acceptances and letters of credit, incurred in the ordinary course of business in accordance with industry practices, in each case, permitted to be incurred under the covenant "Limitation on Incurrence of Additional Indebtedness and

Disqualified Capital Stock;" provided that Indebtedness secured by Liens described in this clause (k) outstanding at any time shall not exceed $40 million in aggregate principal amount.

  "Permitted Mortgage Investment" means an Investment in Indebtedness secured by lodging property assets provided that (i) the Company is able to consolidate the operations of the lodging property in its consolidated GAAP financial statements, or (ii) such Investment is made with a view toward acquiring ownership of the lodging properties securing such Indebtedness; provided, however, that the aggregate Investments (the value of each such investment to be determined at the time of such investment) made in reliance on this clause (ii) with respect to lodging properties as to which the Company has not consolidated the operations in its consolidated GAAP financial statements, as set forth in clause (i), shall not at any time exceed 10% of the Company's aggregate assets.

  "Permitted Sharing Arrangements" means any contracts, agreements or other arrangements between the Company or one or more Subsidiaries of the Company and a Parent of the Company or one or more Subsidiaries of such Parent, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly, or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income); provided that (i) such Permitted Sharing Arrangements are, in the determination of management of the Company, in the best interests of the Company and its Subsidiaries and (ii) the liabilities of the Company and its Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis.

  "Permitted Sharing Arrangements Payments" means payments under Permitted Sharing Arrangements.

  "Permitted Tax Payments" means (for any taxable year of the Company in which it joins in filing a consolidated Federal income tax return with a Parent) a payment (including any estimated tax payment based on any estimated tax liability for such year) by the Company to the Parent in an amount not in excess of the lesser of (i) the separate return Federal income tax liability (if any) of the affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended) of which the Company would be the ultimate Parent (the "Company Group") if it were not, and never had been, a member of another affiliated group for that or any other taxable year and (ii) the actual Federal income tax liability (if any) of the affiliated group of which the Company is actually a member (the "Parent Group") for such year that is allocable to the Company Group. In the event that a Parent of the Company and any member of the Company Group join in filing any combined or consolidated (or similar) state or local income or franchise tax returns, then the term Permitted Tax Payment shall also include payments with respect to such state or local income or franchise taxes determined in a manner as similar as possible to that provided in the preceding sentence for Federal income tax.

  "Procurement Contracts" means contracts for the procurement of goods and services entered into in the ordinary course of business and consistent with industry practices.

  "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

  "Qualified Exchange" means (i) any legal defeasance, redemption, retirement, repurchase or other acquisition of then outstanding Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or (ii) any exchange of Qualified Capital Stock for any then outstanding Capital Stock or Indebtedness issued on or after the Issue Date.

  "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Senior Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

  "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used in another Rating Agency. In determining whether the rating of the Senior Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

  "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

  "Rating Decline" means the occurrence, on or within 90 days after the earliest to occur of (i) a Change of Control and (ii) the date of the first public notice of the occurrence of a Change of Control, or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Senior Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of: (a) in the event the Senior Notes are rated by either Moody's or S&P on the Rating Date as Investment Grade, a decrease in the rating of the Senior Notes by either of such Rating Agencies to a rating that is below Investment Grade, or
(b) in the event the Senior Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the Senior Notes by either Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

  "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Notes or the Indenture.

  "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or
(b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed the sum of (x) the reasonable and customary fees and expenses incurred in connection with the Refinancing plus (y) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall be used only to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, and (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so Refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Senior Notes than was the Indebtedness or Disqualified Capital Stock to be Refinanced.

  "Related Business" means the businesses conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses. Without limiting the generality of the foregoing, Related Business shall include the ownership and operation of lodging properties.

  "Restricted Investment" means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

  "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person or the Parent or any Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital

Stock of such Person or the Parent or any Subsidiary of such Person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or the Parent or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness,
(d) any Restricted Investment by such Person, (e) the payment to any affiliate in respect of taxes owed by any consolidated group of which both such Person or a Subsidiary of such Person and such affiliate are members, and (f) any loan or advance to, or guarantee of any indebtedness of, any affiliate of such Person or any Subsidiary of such Person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of the Company to the extent payable solely in shares of Qualified Capital Stock of the Company; (ii) any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Subsidiaries; (iii) Permitted Tax Payments; or (iv) the declaration or payment of dividends or other distributions by any Subsidiary of the Company provided such distributions are made to the Company (or a Subsidiary of the Company, as applicable) on a pro rata basis (and in like form) to all distributions so made.

  "S&P" means Standard & Poor's Ratings Services and its successors.

  "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1.02(v) of Regulation S-X promulgated by the SEC as in effect as of the date of the Indenture.

  "Special Purpose Subsidiary" means any Subsidiary of the Company, the sole assets of which consist of (i) Subject Assets securing Non-recourse Purchase Money Indebtedness, (ii) other assets subject to Permitted Liens, and (iii) de minimis other assets incidental to the foregoing.

  "Stated Maturity," when used with respect to any Senior Note, means December 15, 2007.

  "Subordinated Indebtedness" means (i) Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Senior Notes or a Guarantee, as applicable, or (ii) Indebtedness of the Company or a Subsidiary Guarantor (other than secured Indebtedness or Indebtedness ranking pari passu with the Senior Notes or a Guarantee, as applicable) that has a stated maturity on or after the Stated Maturity.

  "Subsidiary," with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or
(iii) a partnership in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and owns alone or together with the Company a majority of the partnership interests. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of the Company or of any Subsidiary of the Company for purposes of the Indenture.

  "Subsidiary Guarantors" means (i) the Initial Guarantors and (ii) any Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of the Indenture, but excluding any Persons whose guarantees have been released pursuant to the terms of the Indenture.

  "Subsidiary Shares" means the Capital Stock of the Subsidiaries of the Company.

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

  "Unrestricted Subsidiary" means any Subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such Subsidiary is principally engaged in a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in paragraph (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in paragraph (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Each such designation shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

  "Voting Stock" means, with respect to any specified Person, capital stock with voting power, under ordinary circumstances, to elect directors of such Person.

BOOK-ENTRY, DELIVERY AND FORM

  Except as set forth below, the Senior Notes (and the related guarantees) will initially be represented by one or more global certificates for each series comprising the Senior Notes in definitive, registered form (the "Global Senior Notes") deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository.

  The Depository has advised the Company that it is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect
Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

  Pursuant to procedures established by the Depository (i) the Depository credits the accounts of Participants with an interest in the Global Senior Notes and (ii) ownership of the Senior Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Senior Notes or to pledge the Senior Notes as collateral will be limited to such extent.

  So long as the Depository or its nominee is the registered owner of a Global Senior Note, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Notes represented by such Global Senior Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Senior Note will not be entitled to have Senior Notes represented by such Global Senior Note registered in their names, will not receive or be entitled to receive physical delivery of certificates in registered form ("Certificated Securities"), and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in Senior Notes represented by a Global Senior Note to pledge such interest to persons or entities that do not participate in the Depository's system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

  Payments with respect to the principal of, premium, if any, and interest of any Senior Notes represented by a Global Senior Note registered in the name of the Depository or its nominee on the applicable record date will be payable by the Trustee to or at the direction of the Depository or its nominee in its capacity as the registered Holder of the Global Senior Note representing such Senior Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Senior Notes, including the Global Senior Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Senior Notes (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Senior Note as shown on the records of the Depository. Payments by the Participants and the Indirect Participants to the beneficial owners of Senior Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

CERTIFICATED SECURITIES

  If (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Senior Notes in definitive form under the Indenture, then, upon surrender by the Depository of its Global Senior Note, Certificated Securities will be issued to each person that the Depository identifies as the beneficial owner of the Senior Notes represented by the Global Senior Note. In addition, subject to certain conditions, any person having a beneficial interest in a Global Senior Note may, upon request to the Trustee, exchange such beneficial interest for Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

  Neither the Company nor the Trustee shall be liable for any delay by the Depository or any Participant or Indirect Participant in identifying the beneficial owners of the related Senior Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Senior Notes to be issued).

  The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable. The Company will have no responsibility for the performance by the Depository or its Participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

  Latham & Watkins, counsel to the Company, has advised the Company that the following discussion expresses its opinion as to the material federal income tax consequences expected to result to holders whose Series A Notes are exchanged for Series B Notes in the Exchange Offer. The signed opinion of Latham & Watkins is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Such opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain Holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER OF SERIES A NOTES SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SERIES A NOTES FOR SERIES B NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

  The exchange of Series A Notes for Series B Notes should be treated as a "non-event" for federal income tax purposes because the Series B Notes should not be considered to differ materially in kind or extent from the Series A Notes. As a result, no material federal income tax consequences should result to holders exchanging Series A Notes for Series B Notes.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that participates in the Exchange Offer (a "Participating Broker-Dealer") and receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the resale of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until August , 1996, all dealers effecting transactions in the Series B Notes may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sale of Series B Notes by Participating Broker-Dealers. Series B Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any Participating Broker-Dealer and/or the purchasers of any such Series B Notes. Any Participating Broker-Dealer that resells Series B Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such sale of Series B Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

  The Company has agreed in the Registration Rights Agreement to indemnify each Participating Broker-Dealer reselling Series B Notes pursuant to this Prospectus, and their officers, directors and controlling persons, against certain liabilities in connection with the offer and sale of the Series B Notes, including liabilities under the Securities Act, or to contribute to payments that such Participating Broker-Dealers may be required to make in respect thereof.

                                 LEGAL MATTERS

  Legal matters in connection with the issue and sale of the Senior Notes offered hereby will be passed upon for the Company by Christopher G. Townsend, Senior Vice President of the Company and Senior Vice President and Deputy General Counsel of Host Marriott, and certain legal matters with respect to the issue and sale of the Senior Notes offered hereby will be passed upon for the Company by Latham & Watkins, Washington, D.C.

  Mr. Townsend holds vested and unvested restricted and deferred awards for Host Marriott Common Stock and options to purchase shares of Host Marriott Common Stock.

                                    EXPERTS

  The consolidated financial statements and schedule of the Company included in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports, dated February 26, 1996, included at pages F-3 and S-1, in reliance upon the authority of said firm as experts in giving said reports.

  The financial statements of certain acquired hotel properties listed on the index to financial statements on pages F-1 and F-2 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports, dated November 13, 1995 or November 20, 1995 included at pages F-15, F-23, F-30, F-38, F-45, F-53, F-60 and F-65 respectively, in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES
Report of Independent Public Accountants..................................  F-3
Consolidated Balance Sheets as of December 29, 1995 and
 December 30, 1994........................................................  F-4
Consolidated Statements of Operations for the Fiscal Years Ended December
 29, 1995 and December 30, 1994...........................................  F-5
Consolidated Statements of Shareholder's Equity for the Period from
 September 10, 1994 (inception) through December 30, 1994 and the Fiscal
 Year Ended December 29, 1995.............................................  F-6
Consolidated Statements of Cash Flows for the Fiscal Years Ended December
 29, 1995 and December 30, 1994...........................................  F-7
Notes to Consolidated Financial Statements................................  F-8

FINANCIAL STATEMENTS OF CERTAIN ACQUIRED HOTEL PROPERTIES
DALLAS MARRIOTT QUORUM
 Report of Independent Public Accountants................................. F-15
 Balance Sheet as of December 31, 1993.................................... F-16
 Statements of Operations for the Years Ended December 31, 1992 and 1993
  and the Period from January 1, 1994 to October 23, 1994 ................ F-17
 Statements of Cash Flows for the Years Ended December 31, 1992 and 1993
  and the Period from January 1, 1994 to October 23, 1994................. F-18
 Notes to Financial Statements............................................ F-19

EQUITABLE HOTEL PORTFOLIO
 Report of Independent Public Accountants................................. F-23
 Combined Statement of Assets, Liabilities and Net Investment In and
  Advances to Parent as of December 31, 1993.............................. F-24
 Combined Statements of Revenues and Expenses, Excluding Income Taxes for
  the Year Ended December 31, 1993 and the Period from January 1, 1994 to
  December 15, 1994 ...................................................... F-25
 Combined Statements of Cash Flows for the Year Ended December 31, 1993
  and the Period from January 1, 1994 to December 15, 1994 ............... F-26
 Notes to Combined Financial Statements................................... F-27

SAN FRANCISCO AIRPORT MARRIOTT HOTEL
 Report of Independent Public Accountants................................. F-30
 Statements of Operations for the Years Ended December 31, 1992 and 1993.. F-31
 Statement of Revenues and Certain Expenses for the Period from January 1,
  1994 through
  August 29, 1994......................................................... F-32
 Statements of Cash Flows for the Years Ended December 31, 1992 and 1993.. F-33
 Notes to Financial Statements............................................ F-34

WESTFIELDS INTERNATIONAL CONFERENCE CENTER
 Report of Independent Public Accountants................................. F-38
 Statement of Revenues and Expenses, Excluding Income Taxes for the Period
  from February 5, 1993 to December 31, 1993.............................. F-39
 Statement of Revenues and Certain Expenses for the Period from January 1,
  1994 to August 25, 1994................................................. F-40
 Statement of Cash Flows for the Period from February 5, 1993 to
  December 31, 1993....................................................... F-41
 Notes to Financial Statements............................................ F-42

                                                                           PAGE
                                                                           ----
DALLAS/FORT WORTH AIRPORT MARRIOTT
 Report of Independent Public Accountants................................. F-45
 Balance Sheets as of December 31, 1993, December 30, 1994 and
   August 11, 1995........................................................ F-46
 Statements of Operations for the Three Fiscal Years in the Period Ended
  December 30, 1994 and the 32 weeks ended August 12, 1994 (unaudited) and
  August 11, 1995 ........................................................ F-47
 Statements of Cash Flows for the Three Fiscal Years in the Period Ended
  December 30, 1994 and the 32 weeks ended August 12, 1994 (unaudited) and
  August 11, 1995......................................................... F-48
 Notes to Financial Statements............................................ F-49

ATLANTA NORTHWEST MARRIOTT
 Report of Independent Public Accountants................................. F-53
 Statements of Assets, Liabilities and Net Investment In and Advances to
  Parent as of December 30, 1994 and October 6, 1995...................... F-54
 Statements of Revenues and Expenses, Excluding Income Taxes for the Years
  Ended December 31, 1993 and December 30, 1994 and the Period from
  December 31, 1994 to October 6, 1995.................................... F-55
 Statements of Cash Flows for the Years Ended December 31, 1993 and
  December 30, 1994 and the Period from December 31, 1994 to
   October 6, 1995........................................................ F-56
 Notes to Financial Statements............................................ F-57

CHARLOTTE MARRIOTT EXECUTIVE PARK HOTEL
 Report of Independent Public Accountants................................. F-60
 Statement of Revenues and Certain Expenses for the Year Ended
  December 31, 1994....................................................... F-61
 Notes to Financial Statements............................................ F-62

FORT LAUDERDALE HOTEL AND MARINA
 Report of Independent Public Accountants.................................. F-65
 Statement of Operations for the Year Ended December 31, 1993.............. F-66
 Statement of Cash Flows for the Year Ended December 31, 1993.............. F-67
 Notes to Financial Statements............................................. F-68

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HMC Acquisition Properties, Inc.:

  We have audited the accompanying consolidated balance sheets of HMC Acquisition Properties, Inc. and Subsidiaries as of December 29, 1995 and December 30, 1994, and the related consolidated statements of operations, and cash flows for the two fiscal years in the period ended December 29, 1995 and the consolidated statements of shareholder's equity for the fiscal year ended December 29, 1995 and the period from September 10, 1994 through December 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HMC Acquisition Properties, Inc. and Subsidiaries as of December 29, 1995 and December 30, 1994 and the results of their operations and their cash flows for each of the two fiscal years in the period ended December 29, 1995 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Washington, D.C.
February 26, 1996

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                    DECEMBER 29, 1995 AND DECEMBER 30, 1994

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 1995     1994
                                                               -------- --------
                            ASSETS
Property and equipment, net................................... $455,602 $358,045
Due from hotel managers.......................................    8,994    6,072
Other assets..................................................   16,592    9,633
Cash and cash equivalents.....................................  107,119    9,830
                                                               -------- --------
                                                               $588,307 $383,580
                                                               ======== ========
             LIABILITIES AND SHAREHOLDER'S EQUITY
Debt.......................................................... $350,000 $167,505
Deferred income taxes.........................................    9,718    1,501
Other liabilities.............................................    4,839    3,402
                                                               -------- --------
    Total liabilities.........................................  364,557  172,408
                                                               -------- --------
Shareholder's equity
  Common stock, 100 shares issued and outstanding.............      --       --
  Additional paid-in capital..................................  214,374  210,000
  Retained earnings...........................................    9,376    1,172
                                                               -------- --------
    Total shareholder's equity................................  223,750  211,172
                                                               -------- --------
                                                               $588,307 $383,580
                                                               ======== ========


                 See Notes to Consolidated Financial Statements

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

          FOR THE YEARS ENDED DECEMBER 29, 1995 AND DECEMBER 30, 1994

                                 (IN THOUSANDS)

                                                               1995     1994
                                                             --------  -------
REVENUES.................................................... $ 72,163  $14,649
                                                             --------  -------
OPERATING COSTS AND EXPENSES
  Depreciation and amortization.............................   14,401    4,114
  Base and incentive management fees (including fees to
   Marriott International, Inc. of $9,980 and $2,025,
   respectively)............................................   10,906    2,044
  Property taxes............................................    6,327    1,783
  Ground rent, insurance and other..........................    3,266      563
                                                             --------  -------
    Total operating costs and expenses......................   34,900    8,504
                                                             --------  -------
OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST.....   37,263    6,145
Corporate expenses..........................................   (3,514)    (894)
Interest expense............................................  (16,266)    (875)
Interest income.............................................      855      592
                                                             --------  -------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM...........   18,338    4,968
Provision for income taxes..................................   (7,519)  (2,037)
                                                             --------  -------
INCOME BEFORE EXTRAORDINARY ITEM............................   10,819    2,931
Extraordinary loss on extinguishment of debt (net of income
 tax benefit of $1,408).....................................   (2,615)     --
                                                             --------  -------
NET INCOME.................................................. $  8,204  $ 2,931
                                                             ========  =======


                See Notes to Consolidated Financial Statements.

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

  FOR THE PERIOD FROM SEPTEMBER 10, 1994 (INCEPTION) THROUGH DECEMBER 30, 1994
                  AND THE FISCAL YEAR ENDED DECEMBER 29, 1995

                                 (IN THOUSANDS)

                                                            ADDITIONAL
                                                     COMMON  PAID-IN   RETAINED
                                                     STOCK   CAPITAL   EARNINGS
                                                     ------ ---------- --------
Issuance of 100 shares of no par common stock at
   inception (Note 1)...............................  $--    $210,000   $  --
Net income (since inception)........................   --         --     1,172
                                                      ----   --------   ------
  Balance, December 30, 1994........................   --     210,000    1,172
Net income..........................................   --         --     8,204
Capital Contribution................................   --       4,374      --
                                                      ----   --------   ------
  Balance, December 29, 1995........................  $--    $214,374   $9,376
                                                      ====   ========   ======



                See Notes to Consolidated Financial Statements.

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

          FOR THE YEARS ENDED DECEMBER 29, 1995 AND DECEMBER 30, 1994

                                 (IN THOUSANDS)

                                                            1995       1994
                                                          ---------  ---------
OPERATING ACTIVITIES
  Net income............................................. $   8,204  $   2,931
  Extraordinary loss on extinguishment of debt, net of
   taxes.................................................     2,615        --
  Adjustments to reconcile to cash provided by
   operations:
    Depreciation and amortization........................    14,401      4,114
    Income taxes.........................................     7,436      2,037
    Other................................................       632         47
    Changes in operating accounts:
      Due from hotel managers ...........................    (1,426)        38
      Other assets.......................................     1,768       (457)
      Other liabilities..................................     3,415        861
                                                          ---------  ---------
    Cash provided by operations..........................    37,045      9,571
                                                          ---------  ---------
INVESTING ACTIVITIES
  Acquisitions...........................................   (88,931)  (360,538)
  Net proceeds from sale of assets.......................     3,182        --
  Capital expenditures...................................   (30,861)    (2,366)
  Other .................................................       256     (3,519)
                                                          ---------  ---------
    Cash used in investing activities....................  (116,354)  (366,423)
                                                          ---------  ---------
FINANCING ACTIVITIES
  Proceeds from borrowings, net .........................   399,830    164,169
  Repayments of debt.....................................  (226,427)    (1,000)
  Contributed capital, including advances from affiliates
   ......................................................     3,195    210,000
  Transfers to HMC Acquisitions, Inc. ...................       --      (6,487)
                                                          ---------  ---------
    Cash provided by financing activities................   176,598    366,682
                                                          ---------  ---------
INCREASE IN CASH AND CASH EQUIVALENTS ...................    97,289      9,830
CASH AND CASH EQUIVALENTS, beginning of year.............     9,830        --
                                                          ---------  ---------
CASH AND CASH EQUIVALENTS, end of year................... $ 107,119  $   9,830
                                                          =========  =========


                See Notes to Consolidated Financial Statements.

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF PRESENTATION

  HMC Acquisition Properties, Inc. (the "Company"), a wholly owned subsidiary of HMC Acquisitions, Inc. ("Acquisitions"), which is a wholly owned subsidiary of Host Marriott Corporation ("Host Marriott"), was formed as a Delaware corporation on September 10, 1994 ("Formation Date") to acquire and own a number of full-service hotels (the "Hotels"). At December 29, 1995, the Company owned 15 Hotels throughout the United States, 14 of which were operated as part of the Marriott Hotels, Resorts and Suites full-service hotel system.

  Acquisitions, or another affiliate of the Company, acquired four of the Hotels during 1994 prior to the Formation Date. These hotels, with a total net book value of $162 million on the Formation Date, were contributed to the Company. The consolidated financial statements present the accounts of each of the Hotels for the period from the date of acquisition of each such property by Acquisitions, or another affiliate of the Company, through December 29, 1995. Acquisitions made an additional capital contribution to the Company on the Formation Date in the form of a receivable totalling $48 million, which was subsequently collected by the Company and the proceeds utilized to acquire additional full-service hotel properties. During December 1995, the Company received an additional capital contribution from Acquisitions of approximately $4.4 million, including $3.2 million in cash and property and equipment of $1.2 million.

  The consolidated financial statements present the financial position, results of operations, and cash flows of the Company as if it were a separate indirect subsidiary of Host Marriott for all periods presented.

  The Company operates as a unit of Host Marriott, utilizing Host Marriott's employees, centralized systems for cash management and administrative services. Host Marriott contracts with Marriott International, Inc. ("Marriott International") to provide certain of these services. The Company has no employees. Host Marriott provides the services of certain employees to the Company. Certain general and administrative costs of Host Marriott are allocated to the Company principally based on Host Marriott's specific identification of individual cost items and otherwise based upon estimated levels of effort devoted by its general and administrative departments to individual entities or relative measures of size of the entities based on assets. Such allocated amounts included in corporate expenses were $3,514,000 and $894,000 in 1995 and 1994, respectively. In the opinion of management, the methods for allocating corporate, general and administrative expenses and other direct costs are reasonable. It is not practicable to estimate the costs that would have been incurred by the Company if it had been operated on a stand-alone basis, however, management believes that these expenses are comparable to the expected expense levels on a forward-looking basis.

  The pro forma impact of the acquisitions of certain hotel properties is discussed in Note 8.

 PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of the Company and its subsidiaries and controlled affiliates. All material intercompany transactions and balances have been eliminated. For the purposes of comparability, certain prior year amounts have been reclassified to the 1995 presentation.

 FISCAL YEAR

  The Company's fiscal year ends on the Friday nearest to December 31.

 REVENUES AND EXPENSES

  Revenues represent house profit from the Company's Hotels because the Company has delegated substantially all of the operating decisions related to the generation of house profit from the Hotels to Marriott International and other hotel managers (together the "Managers"). House profit reflects the net revenues flowing to the Company as property owner and represents hotel operating results less property-level expenses, excluding depreciation and amortization, base and incentive management fees, real and personal property taxes, ground rent and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses.

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost. Replacements and improvements are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for buildings and 3 to 10 years for furniture and equipment. Leasehold improvements are amortized over the shorter of the lease term or the useful lives of the related improvements.

  The Company assesses impairment of its real estate properties based on whether the estimated net undiscounted future cash flows from each individual property (excluding debt service) will be less than its net book value. If a property is impaired, its basis is adjusted to its fair market value less cost to sell.

 DEFERRED CHARGES

  Deferred financing costs related to long-term debt are deferred and amortized over the remaining life of the debt on a straight-line basis.

 CASH AND CASH EQUIVALENTS

  The Company considers all highly-liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

 USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 NEW STATEMENT OF FINANCIAL ACCOUNTING STANDARDS

  The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" during the fourth quarter of 1995. The adoption of SFAS No. 121 did not have a material effect on the Company's consolidated financial statements.

NOTE 2. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 29, 1995 and December 30, 1994 (in thousands):

                                                               1995      1994
                                                             --------  --------
   Land..................................................... $ 68,077  $ 54,018
   Building and leasehold improvements......................  345,428   280,734
   Furniture and equipment..................................   38,587    25,868
   Construction in progress.................................   20,388     1,539
                                                             --------  --------
                                                              472,480   362,159
   Less accumulated depreciation and amortization...........  (16,878)   (4,114)
                                                             --------  --------
                                                             $455,602  $358,045
                                                             ========  ========

NOTE 3. DEBT

  Debt consists of the following at December 29, 1995 and December 30, 1994 (in thousands):

                                                                1995     1994
                                                              -------- --------
   Senior Notes, with a rate of 9.0% due December 2007....... $350,000 $    --
   Credit Facility...........................................      --   167,505
                                                              -------- --------
                                                              $350,000 $167,505
                                                              ======== ========

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  In November 1994, the Company entered into an agreement for a $230 million Credit Facility (the "Credit Facility") with a group of commercial banks. Borrowings under the Credit Facility were secured by substantially all of the assets of the Company and its subsidiaries and were also guaranteed in their entirety by Acquisitions and Host Marriott. The Credit Facility bore interest at either the prime rate plus .75% or LIBOR plus 1.75%.

  The Credit Facility was repaid in full, and terminated, with a portion of the net proceeds from the offering of $350 million of 9% senior notes (the "Senior Notes") in December 1995 (the "Offering"). In connection with the repayment of the Credit Facility, the Company recognized an extraordinary loss of $2,615,000 (net of an income tax benefit of $1,408,000).

  The Senior Notes will mature in 2007 and are fully and unconditionally guaranteed on a joint and several basis by the Company's existing, wholly owned subsidiaries, HMC SFO, Inc. and HMC AP Canada, Inc. and certain of the Company's future subsidiaries. The senior note indenture (the "Indenture") governing the Senior Notes contains covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase capital stock or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell certain assets, issue or sell stock of the Company's subsidiaries, and enter into certain mergers and consolidations. In addition, under certain circumstances, the Company is required to offer to purchase the Senior Notes at par value with the proceeds of certain asset sales. The Company will be required to make semi-annual interest payments on the Senior Notes at their stated interest rate. The Company will not be required to make principal payments on the Senior Notes until maturity, except in the event of certain changes in control.

  Under the terms of the Offering, distributions by the Company to Acquisitions are available through the payment of dividends generally only to the extent that the cumulative amount of such dividends from the date of the Indenture does not exceed $15 million plus an amount equal to the excess of the Company's earnings before interest expense, taxes, depreciation, amortization and other non cash items ("EBITDA"), as defined by the Indenture, over 200% of the Company's interest expense.

  Cash paid for interest was $15,459,000 and $37,000 in 1995 and 1994, respectively. Deferred financing costs, which are included in other assets, amounted to $8,725,000 and $4,289,000 at December 29, 1995 and December 30, 1994, respectively. Accumulated amortization of the deferred financing costs was zero and $47,000 at December 29, 1995 and December 30, 1994, respectively.

NOTE 4. INCOME TAXES

  The Company accounts for income taxes in accordance with SFAS 109, "Accounting for Income Taxes." SFAS 109 requires the recognition of deferred tax assets and liabilities equal to the expected future tax consequences of temporary differences. At December 29, 1995 and December 30, 1994, the Company had deferred tax liabilities of approximately $9,718,000 and $1,501,000, respectively, attributable to accelerated depreciation on its property and equipment.

  The income tax provision (benefit) consists of the following (in thousands):

                                                                   1995    1994
                                                                  ------  ------
   Current  -- Federal .......................................... $ (595) $  486
            -- State ............................................   (103)    126
                                                                  ------  ------
                                                                    (698)    612
                                                                  ------  ------
   Deferred -- Federal ..........................................  6,413   1,104
            -- State ............................................  1,804     321
                                                                  ------  ------
                                                                   8,217   1,425
                                                                  ------  ------
                                                                  $7,519  $2,037
                                                                  ======  ======

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  A reconciliation of the statutory Federal tax rate to the Company's effective income tax rate follows:

                                                                     1995  1994
                                                                     ----  ----
   Statutory Federal tax rate....................................... 35.0% 35.0%
   State income tax, net of Federal tax benefit.....................  6.0   6.0
                                                                     ----  ----
   Effective income tax rate........................................ 41.0% 41.0%
                                                                     ====  ====

  The Company is included in the consolidated Federal income tax return of Host Marriott and its affiliates (the "Group"). Tax expense allocated to the Company, as a member of the Group, is based upon the Company's relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal tax expense allocated to the Company for all periods presented substantially equal to the expense that would be recognized if the Company and its subsidiaries filed a separate return.

  Substantially all income taxes of the Group, including income taxes allocated to the Company, are paid by Host Marriott. As of December 29, 1995 and December 30, 1994, the Company was due $2,300,000 and $382,000, respectively, from Host Marriott for tax related balances.

  Cash paid for taxes was $83,000 in 1995 and zero in 1994.

NOTE 5. LEASES

  The Company leases certain property and equipment, including land, under non-cancelable operating leases, generally with multiple renewal options. Future minimum annual rental commitments for all non-cancelable operating leases at December 29, 1995 are as follows (in thousands):

   1996.................................................................. $1,682
   1997..................................................................  1,266
   1998..................................................................  1,021
   1999..................................................................    689
   2000..................................................................    656
   Thereafter............................................................  3,603
                                                                          ------
     Total minimum lease payments........................................ $8,917
                                                                          ======

  One ground lease contains contingent rental provisions whereby rent is equal to the greater of $350,000 per year, or 5% of gross room revenue. Rental expense under all leases was $1,538,000 and $253,000, respectively, for the year ended December 29, 1995 and December 30, 1994 including contingent rent of $419,000 and $59,000, respectively.

NOTE 6. MANAGEMENT AND FRANCHISE AGREEMENTS

MANAGEMENT AGREEMENTS

  The Company is party to management agreements (the "Agreements") for 12 of its 15 Hotels which provide for Marriott International to manage the hotels generally, for a term of 15 years with renewal terms of up to an additional 16 years. The Agreements generally provide for payment of base management fees equal to three percent of gross revenues and incentive management fees generally equal to 40% of hotel operating profits (as defined in the Agreements) over a priority return (as defined) to the Company, with total annual incentive management fees not to exceed 20% of cumulative hotel operating profit (as defined). For certain full-service hotels acquired after September 8, 1995, the incentive management fee is equal to 20% of operating profit. The Company may terminate the management agreement if specified performance thresholds are not met, subject to

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) the right of Marriott International to cure. In the event of early termination of the Agreements, Marriott International will receive additional fees based on the unexpired term and expected future base and incentive management fees. No management agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be cancelled under certain conditions, although such cancellation will not trigger the cancellation of any other management agreement.

  Pursuant to the terms of the Agreements with Marriott International, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott International full-service hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic full-service hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, the full-service hotels also participate in Marriott's Honored Guest Awards Program. The cost of this program is charged to all hotels in the Marriott International full-service hotel system.

  Pursuant to the terms of the management agreements, the Company is required to provide the Managers with working capital to meet the operating needs of the Hotels. The Managers convert cash advanced by the Company into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables. Under the terms of the Agreements, the Managers maintain possession of, and sole control over, the components of working capital and, accordingly, the Company reports total amounts so advanced to the Managers as a component of due from hotel managers. Upon termination of the Agreements, the working capital will be returned to the Company. Working capital advances to Managers as of December 29, 1995 and December 30, 1994 totalled $8,241,000 and $6,072,000, respectively.

  The management agreements with Marriott International also provided for the establishment of a property improvement fund for the Hotels to cover the cost of certain non-routine repairs and maintenance to the Hotels which are normally capitalized, and the cost of replacements and renewals to the Hotels' property and improvements. Contributions to the property improvement fund were generally equal to 5% of gross hotel sales. Aggregate contributions to the property improvement fund for all the Hotels were $9,118,000 and $2,366,000 for 1995 and 1994, respectively. In conjunction with the consummation of the Offering, a separate property improvement fund is no longer required, however, the Company expects to expend approximately 5% of gross hotel sales on such capital expenditures in the future.

  Agreements with managers other than Marriott International exist for three of the Company's hotels. Such agreements generally contain similar terms as the agreements with Marriott International, however, incentive management fees are only earned on two of the three properties and the duration ranges from month-to-month to ten years.

FRANCHISE AGREEMENTS

  The Company has entered into franchise agreements with Marriott International for two Hotels. Pursuant to these franchise agreements, the Company generally pays a franchise fee of six percent of room sales plus three percent of food and beverage sales as well as certain other fees for advertising and reservations. The term of the franchise agreements are 30 and 15 years, respectively. Franchise fees paid to Marriott International for the years ended December 29, 1995 and December 30, 1994 were $746,000 and $14,000, respectively.

  One other Hotel is subject to a 10-year franchise agreement with a brand other than Marriott. Franchise fees are paid equal to 5% of room sales and certain other fees are paid for reservations and advertising. Franchise fees paid to other brands, including franchise fees related to the Hotel sold in December 1995, were $430,000 for 1995.

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 7. REVENUES

  As discussed in Note 1, revenues reflect house profit from the Company's Hotels. House profit reflects the net revenues flowing to the Company as property owner and represents all gross hotel operating revenues, less all gross property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses. The following table presents the details of the Company's house profit (in thousands):

                                                               1995      1994
                                                             --------  --------
   HOTEL REVENUES
     Rooms.................................................. $140,286  $ 29,416
     Food and beverage......................................   71,903    18,648
     Other..................................................   13,573     3,183
                                                             --------  --------
       Total hotel revenues.................................  225,762    51,247
                                                             --------  --------
   DEPARTMENTAL COSTS
     Rooms..................................................   34,971     7,994
     Food and beverage......................................   56,039    14,251
     Other..................................................    7,676     2,018
                                                             --------  --------
       Total departmental costs.............................   98,686    24,263
                                                             --------  --------
   Departmental profit......................................  127,076    26,984
   Other deductions.........................................  (54,913)  (12,335)
                                                             --------  --------
   HOUSE PROFIT............................................. $ 72,163  $ 14,649
                                                             ========  ========

NOTE 8. ACQUISITIONS AND DISPOSITION

  In the first quarter of 1995, the Company purchased a hotel for approximately $15 million using proceeds from a draw under the Credit Facility. In the third quarter of 1995, the Company purchased the Dallas/Fort Worth Airport Marriott from a partnership in which Host Marriott serves as general partner for approximately $44 million, also using proceeds from a draw under the Credit Facility. A third hotel was purchased in the fourth quarter of 1995 for approximately $29 million using proceeds from the Offering. The Company purchased 13 hotels for a total of $361 million at various points during 1994, primarily in the fourth quarter. The results of operations of the acquired hotels are included in the Company's results of operations from their date of acquisition as discussed above. During the fourth quarter of 1995, the Company sold one of the hotels acquired in 1994 for $3 million, which approximated its carrying value.

  In the first quarter of 1996, the Company purchased a hotel for approximately $25 million. The Company has also acquired a minority equity interest in a venture that controls two hotels in Mexico City, Mexico totalling 914 rooms for $20 million. The Company will account for this investment under the equity method. The Company has also entered into an agreement to purchase a controlling interest in another full-service property for approximately $18 million in the second quarter of 1996.

  Summarized unaudited pro forma income statement data, assuming the acquisitions and disposition described above occurred on January 1, 1994, and additionally adjusted for the effects of the Offering to increase interest expense (by $16 million and $31 million for the years ended December 29, 1995 and December 30, 1994, respectively) and the increase in allocated corporate expenses of $2 million for the year ended December 30, 1994 are as follows (in millions):

                                                                       1995 1994
                                                                       ---- ----
   Revenue............................................................ $89  $79
   Operating profit before corporate expenses and interest............  46   39
   Net income before extraordinary item...............................   7    3

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 9. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The fair value of the Company's obligations under the Senior Notes at December 29, 1995 is estimated to be $356,000,000. The Senior Notes are valued based on the quoted market price. The fair values of other assets and other liabilities are estimated to be equal to their carrying value.

NOTE 10. SUPPLEMENTAL GUARANTOR SUBSIDIARIES INFORMATION

  The Company's wholly owned subsidiary, HMC SFO, Inc. ("SFO"), whose assets comprise one hotel, guaranteed the Credit Facility and guarantees the Senior Notes. The separate financial statements of SFO are not presented because the Company's management has concluded that such financial statements are not material to investors. The Company has one other subsidiary, which guarantees the Senior Notes, but which as of December 29, 1995 has no assets or operations. The guarantees of the subsidiaries are joint and several and full and unconditional.

  Summarized operating results of the guarantor subsidiaries are as follows (in thousands):

                                                                   1995    1994
                                                                  ------- ------
   Revenues (See Note 1)......................................... $10,801 $2,808
   Operating profit..............................................   7,208  1,838
   Net income....................................................   2,906    912

  Summarized balance sheet information of the guarantor subsidiaries consist of the following as of December 29, 1995 and December 30, 1994 (in thousands):

                                                                 1995    1994
                                                                ------- -------
   Property and equipment, net................................. $63,044 $60,584
   Other assets................................................   5,333   1,612
                                                                ------- -------
     Total assets.............................................. $68,377 $62,196
                                                                ======= =======
   Debt........................................................ $40,679 $28,308
   Equity......................................................  27,698  33,888
                                                                ------- -------
     Total liabilities and equity.............................. $68,377 $62,196
                                                                ======= =======

  The operating results and balance sheet information include the pushed down effects of that portion of the Company's debt allocated to the guarantor subsidiaries.

NOTE 11. LITIGATION

  In October 1994, the former owners of the land underlying the San Francisco Airport Marriott filed suit against, among others, SFO, the current owner of that hotel and underlying land, as well as Host Marriott, the original lessee of the land underlying the hotel, and Marriott International, the manager of the hotel. The suit, entitled John and Kathleen Bjorner v. Marriott Corporation, et al., is currently pending in the San Mateo County, California Superior Court. The suit alleges, among other things, fraud and conspiracy to deprive the former owners of their interest in the land and subsequently resell the land to SFO, and breach of the lease for failure to indemnify the former owners and to make certain refurbishments and repairs. The plaintiffs are seeking compensatory and punitive damages totalling in excess of $60 million. As yet, no trial date has been set for this action. SFO, Host Marriott and Marriott International are vigorously defending this suit and have filed a counterclaim against the plaintiffs seeking attorneys' fees and recovery of defense costs. The Company believes that the suit is without merit and will not have a material adverse effect on the financial position or results of operations of the Company.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the Dallas Marriott Quorum:

  We have audited the accompanying balance sheet of the Dallas Marriott Quorum, as defined in Note 1, as of December 31, 1993, and the related statements of operations, and cash flows for the period from January 1, 1994 through October 23, 1994 and for each of the two years in the period ended December 31, 1993. These financial statements are the responsibility of the management of the Dallas Marriott Quorum. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Dallas Marriott Quorum (see Note 1) as of December 31, 1993, and the results of its operations and its cash flows for the period from January 1, 1994 through October 23, 1994 and for each of the two years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Washington, D.C.,
November 13, 1995

                             DALLAS MARRIOTT QUORUM

                                 BALANCE SHEET

                               DECEMBER 31, 1993

                                 (IN THOUSANDS)

                                ASSETS
Property and equipment, net............................................ $26,483
Property improvement fund..............................................   1,433
Accounts receivable....................................................   1,002
Other assets...........................................................     591
Cash and cash equivalents..............................................     271
                                                                        -------
                                                                        $29,780
                                                                        =======
      LIABILITIES AND NET INVESTMENT IN AND ADVANCES FROM PARENT
Mortgage debt.......................................................... $30,576
Accrued interest.......................................................   2,397
Accounts payable and accrued expenses..................................   1,159
                                                                        -------
  Total liabilities....................................................  34,132
Net investment in and advances from Parent.............................  (4,352)
                                                                        -------
                                                                        $29,780
                                                                        =======


            See the accompanying notes to these financial statements

                             DALLAS MARRIOTT QUORUM

                            STATEMENTS OF OPERATIONS

       FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1993 AND THE PERIOD FROM
                      JANUARY 1, 1994 TO OCTOBER 23, 1994

                                 (IN THOUSANDS)

                                                 1992     1993         1994
                                                -------  -------  --------------
                                                                  (PARTIAL YEAR)
REVENUES....................................... $ 4,507  $ 4,697      $5,061
                                                -------  -------      ------
OPERATING COSTS AND EXPENSES
  Interest.....................................   3,417    3,434       2,775
  Depreciation and amortization................   1,890    1,856       1,388
  Property taxes...............................     733      661         533
  Ground rent..................................     399      592         563
                                                -------  -------      ------
    Total operating costs and expenses.........   6,439    6,543       5,259
                                                -------  -------      ------
NET LOSS....................................... $(1,932) $(1,846)     $ (198)
                                                =======  =======      ======


            See the accompanying notes to these financial statements

                             DALLAS MARRIOTT QUORUM

                            STATEMENTS OF CASH FLOWS

       FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1993 AND THE PERIOD FROM
                      JANUARY 1, 1994 TO OCTOBER 23, 1994

                                 (IN THOUSANDS)

                                                1992     1993         1994
                                               -------  -------  --------------
                                                                 (PARTIAL YEAR)
OPERATING ACTIVITIES
  Net loss.................................... $(1,932) $(1,846)     $ (198)
  Noncash items:
  Depreciation and amortization...............   1,890    1,856       1,388
  Deferred interest...........................     384      389         --
  Working capital changes:
    Accounts receivable.......................    (174)    (230)       (126)
    Other assets..............................      43      (24)          1
    Accrued property taxes....................      13     (148)       (141)
    Accrued interest..........................    (211)     826         666
    Accounts payable and accrued expenses.....     170     (198)        240
                                               -------  -------      ------
  Cash provided by operations.................     183      625       1,830
                                               -------  -------      ------
INVESTING ACTIVITIES
  Additions to property and equipment.........    (952)    (387)       (501)
  Change in property improvement fund.........     129     (558)       (546)
                                               -------  -------      ------
  Cash used in investing activities...........    (823)    (945)     (1,047)
                                               -------  -------      ------
FINANCING ACTIVITIES
  Change in net investment and advances from
   Parent.....................................     699      644        (321)
  Repayment of mortgage debt..................     --      (306)       (283)
                                               -------  -------      ------
  Cash (used in) provided by financing
   activities.................................     699      338        (604)
                                               -------  -------      ------
INCREASE IN CASH AND CASH EQUIVALENTS.........      59       18         179
CASH AND CASH EQUIVALENTS at beginning of
 period.......................................     194      253         271
                                               -------  -------      ------
CASH AND CASH EQUIVALENTS at end of period.... $   253  $   271      $  450
                                               =======  =======      ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
  Cash paid for interest...................... $ 2,539  $ 2,525      $2,564
                                               =======  =======      ======


            See the accompanying notes to these financial statements

                            DALLAS MARRIOTT QUORUM

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.

 BASIS OF PRESENTATION

  On October 23, 1994 (the "Sale Date"), HMC Acquisition Properties, Inc., an indirect wholly owned subsidiary of Host Marriott Corporation (formerly Marriott Corporation) purchased the buildings, leasehold improvements and furniture, fixtures and equipment related to the Dallas Marriott Quorum hotel located in Dallas, Texas (the "Hotel") from MRI Business Property Fund, Ltd. ("Parent"), a California limited partnership, for $29,815,000. The Hotel was part of a portfolio of properties owned by the Parent. The Hotel was leased to Marriott International, Inc. (the "Tenant"), and operated as a part of the Marriott Hotels, Resorts and Suites full-service hotel system. No adjustments relating to the sale are reflected in the accompanying financial statements.

  These financial statements present the financial position, operations, and cash flows related to the business of the Hotel which was a lesser component of the Parent for all periods presented. Assets and liabilities of the Hotel have been stated at the Parent's historical cost. Changes in net investment in and advances from Parent represent the net loss, of the Hotel adjusted for cash transferred between the Parent and the Hotel.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF ACCOUNTING

  The Hotel's records are maintained on the accrual basis of accounting and its fiscal year ends on December 31.

 REVENUES

  Revenues in the accompanying statement of operations represents rental income, as defined in the lease.

 PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost. Replacements and improvements are capitalized as incurred.

  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 30 years for buildings and five to six years for furniture and equipment.

 CASH AND CASH EQUIVALENTS

  All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

 INCOME TAXES

  Provision for Federal or state income taxes has not been made in the accompanying financial statements since the Parent is a partnership and does not pay income taxes but rather allocates its profits and losses to the Parent's individual partners.

                            DALLAS MARRIOTT QUORUM
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3. REVENUES

  Revenues representing rental income, as defined in the lease, for the years ended December 31, 1992 and 1993 and the period from January 1, 1994 to October 23, 1994, consist of (in thousands):

                                                   1992    1993        1994
                                                  ------- ------- --------------
                                                                  (PARTIAL YEAR)
HOTEL SALES
  Rooms.......................................... $10,974 $11,836    $11,266
  Food and beverages.............................   4,789   4,907      4,211
  Other..........................................     818     945        805
                                                  ------- -------    -------
    Total hotel sales............................  16,581  17,688     16,282
                                                  ------- -------    -------
HOTEL EXPENSES
  Departmental costs
    Rooms........................................   2,726   3,081      2,659
    Food and beverages...........................   3,792   4,008      3,361
    Other hotel operating expenses...............   4,835   5,084      4,350
                                                  ------- -------    -------
                                                   11,353  12,173     10,370
                                                  ------- -------    -------
  Central office fee.............................     497     531        481
  Equipment rent, insurance and other............     224     287        370
                                                  ------- -------    -------
REVENUES (see Note 6)............................ $ 4,507 $ 4,697    $ 5,061
                                                  ======= =======    =======

NOTE 4. PROPERTY AND EQUIPMENT

   Property and equipment as of December 31, 1993 consists of the following (in thousands):

   Buildings and leasehold improvements................................ $36,813
   Furniture and equipment.............................................  13,094
                                                                        -------
                                                                         49,907
   Less accumulated depreciation and amortization...................... (23,424)
                                                                        -------
   Net property and equipment.......................................... $26,483
                                                                        =======

NOTE 5. MORTGAGE DEBT

  As of December 31, 1993, mortgage debt consisted of a $22.3 million first mortgage note with no principal amortization required until January 1, 1994. Interest accrued on the loan at 11.75% per annum (the "Contract Rate") and was paid at a rate of 10% per annum (the "Pay Rate") from January 1, 1992 through December 31, 1993. The difference between the Contract Rate and the Pay Rate was added to the balance of the note. Beginning on January 1, 1994, monthly payments were based on a 30-year amortization period of the outstanding principal balance (including deferred interest added to principal) and interest at the Contract Rate. The note was repaid by the Parent with the proceeds from the Hotel sale.

  Mortgage debt also includes a $5 million second mortgage note payable to Marriott International, Inc. (the "Tenant Loan") which was advanced to the Parent in installments through 1988. The note required no principal amortization prior to maturity in 1998. The note bore interest at 10% which is payable only to the extent of available cash flow as defined. The balance of the loan and accrued interest was $10,454,000 as of December 31, 1993. During the period January 1, 1994 through the Sale Date, $864,000 of accrued interest was repaid with available cash flow. No amounts were paid in 1993 or 1992.

                            DALLAS MARRIOTT QUORUM
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  As of December 31, 1993, required principal amortization of the two loans above was as follows (in thousands):

   1994................................................................. $    85
   1995.................................................................      96
   1996.................................................................     108
   1997.................................................................     121
   1998.................................................................  30,166
                                                                         -------
   Total................................................................ $30,576
                                                                         =======

  The Hotel deferred certain costs in connection with the mortgage loans and was amortizing those costs over the life of the loan. Deferred financing costs of $188,000 on December 31, 1993, net of $515,000 of accumulated amortization are included in other assets in the accompanying balance sheet.

NOTE 6. OPERATING LEASE

  The Parent leased the Hotel to the Tenant pursuant to an agreement which commenced in 1984, with an initial 23-year term expiring in 2007 (the "Lease"). The Tenant had the option to extend the Lease for five additional periods of ten fiscal years each.

  Annual rent is equal to the sum of the following:

    1. Base rental equal to the lesser of (i) $2,787,623 plus rental payable under the ground lease, amounts contributed to the furniture, fixtures and equipment escrow fund, and real estate and personal property taxes or (ii) operating profit, as defined, plus

    2. 65% of excess, if any, operating profit, as defined, over base rental until the Parent has received $2,835,000; plus 60% of any remaining excess until the Parent has received another $315,000; plus 55% of any remaining excess until Parent has received another $630,000; plus 50% of the balance of operating profit.

  Notwithstanding the above, to the extent that advances and accrued interest under the Tenant Loan remain outstanding, operating profit over base rental is used to repay the Tenant Loan. During 1992, 1993 and in 1994 through the Sale Date, only base rental equal to operating profit, as defined, was paid to the Parent.

  Under the terms of the Lease, the Tenant received a central office fee equal to 3% of total sales of the Hotel. Amounts paid to the Tenant for this fee were $497,000, $531,000 and $481,000 for 1992, 1993 and for the period January
1, 1994 to October 23, 1994, respectively.

  The Lease terminated on the Sale Date. There were no termination fees paid to the Tenant as a result of the termination. Effective after the Sale Date, HMC Acquisition Properties, Inc. and Marriott Hotel Services, Inc. ("MHS"), a wholly-owned subsidiary of the Tenant, entered into a long-term management agreement (the "Management Agreement") expiring at fiscal year end 2010. Fees payable to MHS consists of a base fee equal to 3% of Hotel gross revenues, as defined and an incentive fee equal to 40% of Available Cash Flow, as defined, not to exceed 20% of Hotel operating profit, as defined.

  The Lease also provided for the establishment of a property improvement fund for the Hotel. Contributions to the property improvement fund for 1992, 1993 and for the period from January 1, 1994 to the Sale Date were $829,000, $884,000 and $814,000, respectively.

                            DALLAS MARRIOTT QUORUM
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 7. LEASES

  Future minimum annual rental commitments for all non-cancelable operating leases entered into by the Tenant on behalf of the Parent and assumed by HMC Acquisition Properties, Inc. at the Sale Date are as follows (in thousands):

   FISCAL YEAR
   1994................................................................. $  440
   1995.................................................................    440
   1996.................................................................    419
   1997.................................................................    379
   1998.................................................................    350
   Thereafter...........................................................  3,150
                                                                         ------
     Total minimum lease payments....................................... $5,178
                                                                         ======

  The Parent leased the land under the hotel from a third party under a long-term lease expiring December 31, 2007 (the "Land Lease") with five optional ten year extensions. Minimum annual rent is $350,000 per year. In addition to minimum annual rent, the Parent is required to pay percentage rent equal to 5% of gross room rentals in excess of the minimum annual rent.

  Through 1992, annual percentage rent was reduced in accordance with the terms of the Land Lease, to the extent it exceeded minimum annual rent with a maximum reduction of $150,000 per year. Total ground rent expense was $399,000, $592,000 and $563,000 for 1992, 1993 and for the period from January
1, 1994 through the Sale Date, respectively.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the Equitable Hotel Portfolio:

  We have audited the accompanying combined statement of assets, liabilities and net investments in and advances to Parent of the Equitable Hotel Portfolio, as defined in Note 1, as of December 31, 1993 and the related combined statements of revenues and expenses, excluding income taxes, and cash flows for the period from January 1, 1994 through December 15, 1994, and for the year ended December 31, 1993. These financial statements are the responsibility of the management of the Equitable Hotel Portfolio. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for the inclusion in a registration statement of HMC Acquisition Properties, Inc.) as described in Note 1 and are not intended to be a complete presentation of the Equitable Hotel Portfolio's assets and liabilities, revenues and expenses or cash flows.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and net investments in and advances to Parent of the Equitable Hotel Portfolio as of December 31, 1993 and its revenues and expenses, excluding income taxes, and cash flows for the period from January 1, 1994 through December 15, 1994 and for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.,
November 13, 1995

                           EQUITABLE HOTEL PORTFOLIO

                   COMBINED STATEMENT OF ASSETS, LIABILITIES
                  AND NET INVESTMENT IN AND ADVANCES TO PARENT

                               DECEMBER 31, 1993

                                 (IN THOUSANDS)

ASSETS
  Property and equipment, net......................................... $ 97,797
  Accounts receivable.................................................    2,558
  Other assets........................................................    2,210
  Cash and cash equivalents...........................................    3,958
                                                                       --------
                                                                       $106,523
                                                                       ========
LIABILITIES AND NET INVESTMENT IN AND ADVANCES TO PARENT
  Debt................................................................ $  9,200
  Accounts payable and accrued expenses...............................    5,102
  Other liabilities...................................................      526
                                                                       --------
    Total liabilities.................................................   14,828
  Net investment in and advances to Parent............................   91,695
                                                                       --------
                                                                       $106,523
                                                                       ========


           See the accompanying notes to these financial statements.

                           EQUITABLE HOTEL PORTFOLIO

      COMBINED STATEMENTS OF REVENUES AND EXPENSES, EXCLUDING INCOME TAXES

            FOR THE YEAR ENDED DECEMBER 31, 1993 AND THE PERIOD FROM
                      JANUARY 1, 1994 TO DECEMBER 15, 1994

                                 (IN THOUSANDS)

                                                                 1993    1994
                                                                ------- -------
REVENUES....................................................... $22,437 $24,793
                                                                ------- -------
EXPENSES
  Interest.....................................................   1,273   1,262
  Depreciation and amortization................................   4,921   5,312
  Management fees..............................................   2,892   3,037
  Property taxes...............................................   1,541   2,300
  Equipment rent and other.....................................   1,467     823
                                                                ------- -------
    Total expenses.............................................  12,094  12,734
                                                                ------- -------
REVENUES OVER EXPENSES, EXCLUDING INCOME TAXES................. $10,343 $12,059
                                                                ======= =======


           See the accompanying notes to these financial statements.

                           EQUITABLE HOTEL PORTFOLIO

                       COMBINED STATEMENTS OF CASH FLOWS

            FOR THE YEAR ENDED DECEMBER 31, 1993 AND THE PERIOD FROM
                      JANUARY 1, 1994 TO DECEMBER 15, 1994

                                 (IN THOUSANDS)

                                                                1993     1994
                                                               -------  -------
OPERATING ACTIVITIES
  Revenues over expenses, excluding income taxes.............. $10,343  $12,059
  Noncash items:
  Depreciation and amortization...............................   4,921    5,312
  Working capital changes:
    Accounts receivable.......................................    (351)  (1,036)
    Other assets..............................................  (1,285)     574
    Accounts payable and accrued expenses.....................   1,592   (1,170)
    Other liabilities.........................................     210    1,076
                                                               -------  -------
  Cash provided by operations.................................  15,430   16,815
                                                               -------  -------
INVESTING ACTIVITIES
  Additions to property and equipment.........................  (6,055)  (3,051)
                                                               -------  -------
FINANCING ACTIVITIES
  Debt payments...............................................    (190)    (216)
  Change in net investment in and advances to Parent..........  (9,847) (10,672)
                                                               -------  -------
  Cash used in financing activities........................... (10,037) (10,888)
                                                               -------  -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..............    (662)   2,876
CASH AND CASH EQUIVALENTS, beginning of year..................   4,620    3,958
                                                               -------  -------
CASH AND CASH EQUIVALENTS, end of year........................ $ 3,958  $ 6,834
                                                               =======  =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest...................................... $ 1,238  $ 1,270
                                                               =======  =======


           See the accompanying notes to these financial statements.

                           EQUITABLE HOTEL PORTFOLIO
                    NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1.

 BASIS OF PRESENTATION

  On December 15, 1994 (the "Sale Date") HMC Acquisition Properties, Inc. (the "Company"), an indirect wholly owned subsidiary of Host Marriott Corporation (formerly, Marriott Corporation) purchased the land, building, improvements and furniture, fixtures and equipment related to the Equitable Hotel Portfolio from the Equitable Life Insurance Company ("Equitable" or "Parent"). The Equitable Hotel Portfolio ("Equitable Hotel Portfolio") consists of the following seven properties; the Sheraton Inn Napa Valley located in Napa Valley, California; the Springfield Radisson located in Springfield, Missouri; the Holiday Inn Sunspree Singer Island located in Riviera Beach, Florida; the Fisherman's Wharf Marriott located in San Francisco, California; the Williamsburg Hilton located in Williamsburg, Virginia; the Portland Marriott located in Portland, Oregon; and the Denver Technical Center located in Denver, Colorado (collectively, the "Hotels"). The purchase price of the Equitable Hotel Portfolio was $148,500,000. The Equitable Hotel Portfolio consists of full-service properties and five of the properties are part of the Marriott Hotels Resorts and Suites brand system, the remaining two properties are branded under other major hotel systems. No adjustments relating to the sale are reflected (on the Sale Date three hotels were converted to the Marriott brand) in the accompanying financial statements.

  These financial statements present the combined assets, liabilities and net advances to Parent, revenues and expenses, excluding income taxes, and cash flows related to the business of the Equitable Hotel Portfolio which was a lesser component of the Parent for all periods presented. Assets and liabilities of the Equitable Hotel Portfolio have been stated at the Parent's historical cost. Changes in net investment in and advances to Parent represent the revenues over expenses of the Equitable Hotel Portfolio adjusted for cash transferred between the Parent and the Hotels. An analysis of activity in net investment in and advances to Parent for 1993 and the period from January 1, 1994 through December 15, 1994 is as follows (in thousands):


     Balance, January 1, 1993.......................................... $91,199
   Cash transfers to Parent, net.......................................  (9,847)
   Revenues over expenses, excluding income taxes......................  10,343
                                                                        -------
     Balance, December 31, 1993........................................  91,695
   Cash transfers to Parent, net....................................... (10,672)
   Revenues over expenses, excluding income taxes......................  12,059
                                                                        -------
     Balance, December 15, 1994........................................ $93,082
                                                                        =======

  The average balance for the fiscal year 1993 and the period January 1, 1994 to December 15, 1994 was $91,580 and $92,385, respectively.

  The accompanying combined statement of revenues and expenses excluding income taxes includes no provision for Federal or state income taxes because the Equitable Hotel Portfolio does not pay income taxes directly and the Parent does not allocate or charge these expenses to its individual units. The Company's acquisition of the Equitable Hotel Portfolio creates a new income tax structure; the Company's management believes that historical data related to income taxes prior to the sale date is not material to investors of the Company.

  These financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement of HMC Acquisition Properties, Inc., and are not intended to be a complete presentation of the Hotels' assets and liabilities, revenues and expenses, or cash flows in that income taxes are excluded.

                           EQUITABLE HOTEL PORTFOLIO
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF ACCOUNTING

  The Equitable Hotel Portfolio's records are maintained on the accrual basis of accounting and its fiscal year ends on December 31, 1994. Revenues and expenses, excluding income taxes, have been presented from January 1, 1994 through December 15, 1994 (the Sale Date).

 REVENUES AND EXPENSES

  Revenues represent house profit from the Parent's hotel properties because the Parent has delegated substantially all of the operating decisions related to the generation of house profit from its hotels to the manager. House profit reflects the net revenues flowing to the Parent as property owner and represents hotel operating results, less property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground rent and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses.

 PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost. Replacements and improvements are capitalized.

  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 30 years for buildings and five to seven years for furniture and equipment.

 CASH AND CASH EQUIVALENTS

  All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

NOTE 3. REVENUES

  Revenues (house profit) for the year ended December 31, 1993 and for the period from January 1, 1994 to December 15, 1994 consist of (in thousands):

                                                                  1993    1994
                                                                 ------- -------
   HOTEL SALES
     Rooms...................................................... $48,149 $49,230
     Food and beverages.........................................  22,578  21,996
     Other......................................................   4,120   4,542
                                                                 ------- -------
         Total hotel sales......................................  74,847  75,768
                                                                 ------- -------
   EXPENSES
     Departmental costs
       Rooms....................................................  12,233  11,828
       Food and beverages.......................................  17,869  17,208
       Other....................................................  22,308  21,939
                                                                 ------- -------
         Total hotel expenses...................................  52,410  50,975
                                                                 ------- -------
   REVENUES..................................................... $22,437 $24,793
                                                                 ======= =======

NOTE 4. PROPERTY AND EQUIPMENT

  Property and equipment as of December 31, 1993 consists of the following (in thousands):

   Land............................................................... $ 22,965
   Buildings, improvements, furniture and equipment...................  104,471
   Construction in progress...........................................    5,310
                                                                       --------
                                                                        132,746
   Less accumulated depreciation and amortization.....................  (34,949)
                                                                       --------
   Net property and equipment......................................... $ 97,797
                                                                       ========

                           EQUITABLE HOTEL PORTFOLIO
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 5. MANAGEMENT AGREEMENTS

  Prior to the Sale Date, the Equitable Hotel Portfolio was managed by various management companies (the "Managers") pursuant to individual management agreements. The management agreements provided for base fees which ranged from 1.75% to 4% of Hotel sales. Base fees for the year ended December 31, 1993 and for the period from January 1, 1994 through December 15, 1994 were $2,092,000 and $2,278,000, respectively.

  In addition, the Managers were entitled to incentive management fees which ranged from 17% to 30% of operating profit, as defined. Incentive management fees earned for the year ended December 31, 1993 and for period from January 1, 1994 through December 15, 1994 were $800,000 and $759,000, respectively.

  Certain of the management agreements provided for the establishment of a property improvement fund for the Hotels. Contributions to the property improvement fund ranged from 3% to 5% of gross hotel sales. Contributions to the property improvement fund for the year ended December 31, 1993 and for the period from January 1, 1994 to December 15, 1994 were $1,412,000 and $1,295,000, respectively. As of December 31, 1993, the property improvement fund balance was $684,000.

NOTE 6. LEASES

  Future minimum annual rental commitments for all non-cancelable operating leases entered into by the Managers on behalf of the Parent and assumed by HMC Acquisition Properties, Inc. at the Sale Date are as follows (in thousands):

   1994................................................................. $  318
   1995.................................................................    318
   1996.................................................................    179
   1997.................................................................    105
   1998.................................................................     82
   1999.................................................................      9
                                                                         ------
     Total minimum lease payments....................................... $1,011
                                                                         ======

NOTE 7. DEBT

  Long-term debt consists of a 12% mortgage loan payable to Equitable. The note contains contingent interest payments under which the Equitable Hotel portfolio pays an amount equal to the greater of 5% of annual room revenue between $3,300,000 and $4,300,000 or 2 1/2% of annual room revenue in excess of $4,300,000. Principal and interest payments are made in monthly installments of $108,981 with the final payment due in March 2008. The note is collateralized by property and equipment of the Denver Technical Center.

  Maturities of debt are summarized as follows (in thousands):

   1994.................................................................. $  353
   1995..................................................................    385
   1996..................................................................    421
   1997..................................................................    374
   1998..................................................................    407
   Thereafter............................................................  7,260
                                                                          ------
     Total............................................................... $9,200
                                                                          ======

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of San Francisco Airport Marriott Hotel:

  We have audited the accompanying statements of operations and cash flows of San Francisco Airport Marriott Hotel, as defined in Note 1, for each of the two years in the period ended December 31, 1993 and the statement of revenues and certain expenses as described in Note 1 for the period from January 1, 1994 through August 29, 1994. These financial statements are the responsibility of the management of San Francisco Airport Marriott Hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for the inclusion in a registration statement of HMC Acquisition Properties, Inc.) as described in Note 1 and are not intended to be a complete presentation of the San Francisco Airport Marriott Hotel's revenues and expenses or cash flows.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of the San Francisco Airport Marriott Hotel for each of the two years in the period ended December 31, 1993, and the revenues and certain expenses as described in Note 1 for the period from January 1, 1994 through August 29, 1994, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Washington, D.C.
November 13, 1995

                      SAN FRANCISCO AIRPORT MARRIOTT HOTEL

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1993

                                 (IN THOUSANDS)

                                                               1992     1993
                                                              -------  -------
REVENUES (NOTE 4)............................................ $ 7,912  $ 7,623
                                                              -------  -------
OPERATING COSTS AND EXPENSES
  Incentive management fee...................................     980    1,091
  Base management fee........................................     834      852
  Property taxes.............................................     884      337
  Equipment rent and other...................................     130      199
  Interest expense...........................................   5,951    5,446
  Depreciation and amortization..............................   3,267    3,232
  Ground rent................................................     914      937
                                                              -------  -------
                                                               12,960   12,094
                                                              -------  -------
REVENUES UNDER EXPENSES...................................... $(5,048) $(4,471)
                                                              =======  =======


           See the accompanying notes to these financial statements.

                      SAN FRANCISCO AIRPORT MARRIOTT HOTEL

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

          FOR THE PERIOD FROM JANUARY 1, 1994 THROUGH AUGUST 29, 1994

                                 (IN THOUSANDS)

REVENUES................................................................ $5,049
                                                                         ------
OPERATING COSTS AND EXPENSES
  Incentive management fee..............................................    643
  Base management fee...................................................    590
  Property taxes........................................................    364
  Equipment rent and other..............................................     94
                                                                         ------
                                                                          1,691
                                                                         ------
REVENUES OVER CERTAIN EXPENSES.......................................... $3,358
                                                                         ======

  The financial information included on this page is not comparable to the information presented on page F-31 for the years ended December 31, 1993 and 1992 because certain information, such as depreciation, interest, ground rent and income taxes has been omitted for the period from January 1, 1994 through August 25, 1994 as such information is not available. See Notes 1 and 7.



           See the accompanying notes to these financial statements.

                      SAN FRANCISCO AIRPORT MARRIOTT HOTEL

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1993

                                 (IN THOUSANDS)

                                                               1992     1993
                                                              -------  -------
OPERATING ACTIVITIES
Revenues under expenses...................................... $(5,048) $(4,471)
Noncash items:
  Depreciation and amortization..............................   3,267    3,232
  Deferred interest..........................................   1,195    1,137
  Deferred management fees...................................   1,258      978
  Amortization of deferred financing costs as interest.......     100      100
Changes in operating accounts:
  Due from Manager...........................................     316       96
  Other assets...............................................     (13)     (54)
  Accounts payable and accrued expenses......................    (117)   2,616
                                                              -------  -------
    Cash provided by operations..............................     958    3,634
                                                              -------  -------
INVESTING ACTIVITIES
  Additions to property and equipment........................    (231)    (410)
  Change in property improvement fund........................     276     (715)
                                                              -------  -------
    Cash (used in) provided by investing activities..........      45   (1,125)
                                                              -------  -------
INCREASE IN CASH AND CASH EQUIVALENTS........................   1,003    2,509
CASH AND CASH EQUIVALENTS, beginning of year.................      28    1,031
                                                              -------  -------
CASH AND CASH EQUIVALENTS, end of year....................... $ 1,031  $ 3,540
                                                              =======  =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest..................................... $ 5,005  $ 2,071
                                                              =======  =======


           See the accompanying notes to these financial statements.

                     SAN FRANCISCO AIRPORT MARRIOTT HOTEL
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.

 BASIS OF PRESENTATION

  On August 30, 1994 (the "Sale Date") a wholly owned subsidiary of Host Marriott Corporation (the "Company") purchased the land, building, improvements and furniture, fixtures and equipment related to the San Francisco Airport Marriott Hotel (the "Hotel") from Glendale Federal Savings and Loan Association ("Glendale") or (the "Parent"), for approximately $62.3 million. The Hotel is a full-service property and operated as a part of the Marriott Hotels, Resorts and Suites full-service hotel system. No adjustments related to the sale are reflected in the accompanying financial statements.

  The Hotel was purchased from Host Marriott Corporation ("Host Marriott") in 1985 by Mutual Benefit/Marriott Hotel Associates II, L.P., a Delaware limited partnership (the "Partnership"), of which a subsidiary of Host Marriott was the managing general partner. The Partnership was created to acquire, own and operate the Hotel. On March 22, 1993 the Partnership filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code, and continued to operate the Hotel until January 6, 1994, as described below. The accompanying financial statements for the two years in the period ended December 31, 1993 present the historical results of operations and cash flows of the Hotel.

  The Partnership owned and operated the Hotel until January 6, 1994 when the Partnership's petition for relief under the U.S. Bankruptcy Code was denied. Also on this date, the ground lessor (see Note 6) exercised its right to take possession of the Hotel due to the Partnership's failure to pay rent as due. Subsequently, the ground lessor, in possession of the Hotel, failed to make required payments to the mortgage lender, Glendale, and Glendale foreclosed on the Hotel. No adjustments related to the bankruptcy, ground lessor repossession of the hotel or the lender foreclosure are reflected in the accompanying financial statements.

  The accompanying financial statements for the period from January 1, 1994 through August 29, 1994 present the revenues and certain expenses related to the business of the Hotel, and omit depreciation, interest, ground rent and income taxes for such period and any gain or loss on the change in possession and foreclosure of the Hotel for such period. These expenses and any gain or loss on the change in possession and foreclosure of the Hotel have been omitted because, with the changes in ownership/possession, it is not possible to obtain such information. The Company's acquisition of the Hotel creates a new carrying basis for the property and a new financing and income tax structure; the Company's management believes that historical data related to income taxes, depreciation and interest expense prior to the Sale Date are not material to investors in the Company. However, should the Hotel have remained in possession of the Partnership through August 29, 1994, and assuming the agreements of the Partnership remained in place, depreciation and interest expense would have been approximately $2,156,000 (unaudited), and $3,631,000 (unaudited), respectively, for the period from January 1, 1994 through August 29, 1994. These financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement of HMC Acquisition Properties, Inc. and are not intended to be a complete presentation of the Hotel's revenues and expenses.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF ACCOUNTING

  The Hotel's records are maintained on the accrual basis of accounting.

 REVENUES AND EXPENSES

  Revenues represent house profit from the hotel because the Partnership has delegated substantially all of the operating decisions related to the generation of house profit from its hotel to the manager. House profit reflects the net revenues flowing to the Partnership as property owner and represents hotel operating results, less

                     SAN FRANCISCO AIRPORT MARRIOTT HOTEL
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED) property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground rent and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses (see Note
3).

 PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost, including interest, rent and real estate taxes incurred during development and construction. Replacements and improvements are capitalized.

  Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

      Building and improvements.....................................    40 years
      Furniture and equipment....................................... 3--10 years

 OTHER ASSETS

  Certain organization costs, financing costs and fees were deferred and amortized on a straight-line basis over periods ranging from five to twenty-five years.

 INCOME TAXES

  Provision for Federal and state income taxes has not been made in the accompanying financial statements for the two years in the period ending December 31, 1993 since the Partnership did not pay income taxes, but rather allocated its profits and losses to partners for inclusion in their respective tax returns. As disclosed in Note 1, income taxes have been excluded from the statement of revenues and certain expenses for the period from January 1, 1994 through August 29, 1994.

 CASH AND CASH EQUIVALENTS

  All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

NOTE 3. REVENUES

  Revenues (house profit) consist of the following Hotel operating results for the two years in the period ended December 31, 1993 and the period from January 1, 1994 through August 29, 1994 (in thousands):

                                                   1992    1993        1994
                                                  ------- ------- --------------
                                                                  (PARTIAL YEAR)
HOTEL SALES
  Rooms.......................................... $16,600 $17,039    $12,318
  Food and beverage..............................   9,605   9,637      5,821
  Other..........................................   1,575   1,720      1,526
                                                  ------- -------    -------
                                                   27,780  28,396     19,665
                                                  ------- -------    -------
HOTEL EXPENSES
  Departmental Direct Costs
    Rooms........................................   4,697   5,082      3,558
    Food and beverage............................   7,630   7,868      5,078
  Other hotel operating expenses.................   7,541   7,823      5,980
                                                  ------- -------    -------
                                                   19,868  20,773     14,616
                                                  ------- -------    -------
REVENUES......................................... $ 7,912 $ 7,623    $ 5,049
                                                  ======= =======    =======

                     SAN FRANCISCO AIRPORT MARRIOTT HOTEL
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 4. MANAGEMENT AGREEMENT

  Prior to the Sale Date, an affiliate of Marriott International, Inc. (the "Manager") operated the Hotel pursuant to a long-term management agreement with an initial term expiring on December 31, 2010. The management agreement provided for a base fee equal to 3% of gross Hotel sales. In addition, the Manager was reimbursed for certain actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by the Manager. Under these arrangements, for 1992, 1993 and for the period from January 1, 1994 to the Sale Date, the Hotel paid base management fees of $834,000, $852,000 and $590,000, and reimbursed the Manager for $547,400, $612,000 and $470,000 of Chain Services, respectively.

  In addition, the Manager was entitled to an incentive management fee ("IMF") equal to 20% of operating profit, as defined. However, until December 31, 1994, 50% of the IMF was deferred if cash flow was not sufficient to cover ground rent and debt service. For 1992 and 1993 and for the period from January 1, 1994 to the Sale Date, $980,000, $1,091,000 and $643,000,
respectively, of incentive management fees were earned and deferred. During the Modification Term (see Note 6) the Manager agreed to defer receipt of the portion of the IMF not previously subject to deferral and one percentage point of the base management fee.

  The management agreement also provided for the establishment of a property improvement fund for the Hotel. Contributions to the property improvement fund were 4% of gross Hotel sales for 1992 and 1993. Contributions to the property improvement fund for 1992, 1993 and for the period from January 1, 1994 to the Sale Date were $1,111,000, $1,136,000 and $787,000, respectively.

NOTE 5. DEBT

  The Partnership's mortgage loan with Glendale included a $70 million loan (the "Principal Loan") plus up to an additional $10 million loan (the "Accrual Loan"). Interest only was payable on the loans until January 1991, at which time monthly installments of principal became payable based on a 20-year amortization at an assumed interest rate of 12.25% until maturity in 2010. The Principal Loan was to accrue interest until December 31, 1995 based on the average 90-day Treasury Bill rate plus 3.125% (the "Borrowing Rate"), but interest was payable at the lower of this rate or 11.5% through 1991 increasing to 12% through 1995.

  Any excess interest accrued at the Borrowing Rate over interest paid at the scheduled interest rates was funded from the Accrual Loan. Advances under the Accrual Loan were rolled up in the Principal Loan balance and bore interest at the Borrowing Rate. Beginning on January 1, 1996 and continuing until maturity, interest was to be paid on the outstanding principal balance at the Borrowing Rate. The outstanding balance of the Accrual Loan totaled $614,000 at December 31, 1993.

  The Principal Loan was secured by a deed of trust on the Hotel and a security interest in the furniture, fixtures and equipment. As additional security, the Partnership assigned its interest in the hotel management agreement (the "Management Agreement") to the lender. Host Marriott agreed to advance to the Partnership amounts necessary to fund debt service on the Principal and Accrual Loans in excess of available Partnership funds up to a maximum of $10 million (the "Host Marriott Guarantee"). All such advances bore interest at the Borrowing Rate and, except as noted below, were payable, first, out of the Partnership's cash available for distribution and second, out of the proceeds from a sale of the Hotel or a refinancing of the Principal and/or Accrual Loan. Advances made under the Host Marriott Guarantee, together with accrued interest, were recoverable by Host Marriott from subsequent cash available for distribution. As of December 31, 1993, $10,000,000 had been advanced under the Host Marriott Guarantee and remained outstanding.

  Effective October 1, 1991, the Partnership, Host Marriott, the Manager, Glendale and the ground lessor agreed to modify certain terms of the Principal Loan, Marriott Guarantee, Management Agreement (see Note 4),

                     SAN FRANCISCO AIRPORT MARRIOTT HOTEL
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED) and ground lease (see Note 6). Under the terms of this agreement (the "Modification Agreement"), the Partnership was required to use certain amounts from the property improvement fund to pay certain debt service and, in addition, the Lender agreed to temporarily waive all principal payments due from October 1, 1991 through December 31, 1992. The payments of ground rent and hotel management fees were also adjusted as part of the Modification Agreement (see Notes 4 and 6). The Modification Agreement expired on December 31, 1992. The Partnership did not generate sufficient cash flow from operations in 1993 to service the Principal and Accrual Loans to pay ground rent. In early 1993, the Partnership discontinued payments on the mortgage debt and ground lease, constituting an event of default under the Principal Loan.

 OTHER LOANS

  The general partners received a $3,000,000 note (the "Deferred Equity Note") for its agreement to admit limited partners into the Partnership. The Deferred Equity Note accrued interest at the Borrowing Rate and was payable on the earlier of (a) November 15, 1995, (b) sale of the Hotel, or (c) refinancing of the Principal Loan.

  In consideration for its evaluation and advisory services, the other general partner received a $1,500,000 note which accrued interest and is payable on the same terms as the Deferred Equity Note.

NOTE 6. LEASE COMMITMENT

  The land on which the Hotel is located was leased by the Partnership with the initial term of the lease expiring on December 31, 2010. Annual rentals were the greater of 5 1/2% of gross room sales or $400,000 per year. Under the terms of the Modification Agreement, the ground lessor agreed to defer payment of $130,000 in rent during 1992. This amount was scheduled for repayment in 1993. In early 1993 the Partnership discontinued ground rent payment in view of its current projections that cash flow would be insufficient to pay mortgage debt service and ground rent.

NOTE 7. SUPPLEMENTARY INFORMATION (UNAUDITED):

  Capital additions of $178,000 for furniture, fixtures and equipment additions were made to the Hotel during the period from January 1, 1994 through August 29, 1994. Had the Company acquired the Hotel on January 1, 1994, depreciation expense would have been as follows:

                                                                         DEPRECIATION EXPENSE
                             PURCHASE                                    FOR THE PERIOD FROM
                               PRICE                                       JANUARY 1, 1994
                            ALLOCATION  USEFUL LIFE DEPRECIATION METHOD   TO AUGUST 29, 1994
                            ----------- ----------- -------------------- --------------------
   Land.................... $10,200,000     --               --               $     --
   Building................  48,292,000   40 years  Straight-line method         804,867
   Furniture, fixtures &
    equipment..............   2,609,000  3-7 years  Straight-line method         347,836
                            -----------                                       ----------
                            $61,101,000                                       $1,152,703
                            ===========                                       ==========

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of Westfields International Conference Center:

  We have audited the accompanying statement of revenues and expenses, excluding income taxes, and cash flows of Westfields International Conference Center (see Note 1) for the period from February 5, 1993 to December 31, 1993 and the statement of revenues and certain expenses for the period from January 1, 1994 through August 25, 1994. These financial statements are the responsibility of the management of Westfields International Conference Center. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a registration statement of HMC Acquisition Properties, Inc.) as described in Note 1 and are not intended to be a complete presentation of Westfields International Conference Center's revenues and expenses or cash flows.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and expenses, excluding income taxes, and cash flows of Westfields International Conference Center for the period from February 5, 1993 to December 31, 1993 and the revenues and certain expenses for the period from January 1, 1994 through August 25, 1994 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Washington, D.C.,
November 13, 1995

                   WESTFIELDS INTERNATIONAL CONFERENCE CENTER
           STATEMENT OF REVENUES AND EXPENSES, EXCLUDING INCOME TAXES FOR THE PERIOD FROM FEBRUARY 5, 1993 TO DECEMBER 31, 1993
                                 (IN THOUSANDS)

REVENUES.............................................................. $ 6,073
                                                                       -------
EXPENSES
  Interest............................................................   4,918
  Depreciation and amortization.......................................   1,416
  Base management fee.................................................     400
  Property taxes......................................................     666
  Equipment rent and other............................................     386
                                                                       -------
    Total expenses....................................................   7,786
                                                                       -------
REVENUES UNDER EXPENSES, EXCLUDING INCOME TAXES....................... $(1,713)
                                                                       =======



           See the accompanying notes to these financial statements.

                  WESTFIELDS INTERNATIONAL CONFERENCE CENTER
                  STATEMENT OF REVENUES AND CERTAIN EXPENSES
            FOR THE PERIOD FROM JANUARY 1, 1994 TO AUGUST 25, 1994
                                (IN THOUSANDS)

REVENUES................................................................ $3,365
                                                                         ------
EXPENSES
  Property taxes........................................................    402
  Equipment rent and other..............................................    221
                                                                         ------
    Total expenses......................................................    623
                                                                         ------
REVENUES OVER CERTAIN EXPENSES.......................................... $2,742
                                                                         ======

  The financial information included on this page is not comparable to the information presented on page F-39 for the period from February 5, 1993 to December 31, 1993 because certain information, such as depreciation and interest, has been omitted for the period from January 1, 1994 to August 25, 1994 as such information is not available. See Notes 1 and 7.



           See the accompanying notes to these financial statements.

                   WESTFIELDS INTERNATIONAL CONFERENCE CENTER
                            STATEMENT OF CASH FLOWS
           FOR THE PERIOD FROM FEBRUARY 5, 1993 TO DECEMBER 31, 1993
                                 (IN THOUSANDS)

OPERATING ACTIVITIES
  Revenues under expenses, excluding income taxes..................... $(1,713)
  Noncash items:
  Depreciation and amortization.......................................   1,705
 Working capital changes:
  Accounts receivable.................................................    (594)
  Other assets........................................................       8
  Accrued interest payable............................................   4,341
  Accounts payable and accrued expenses...............................     (20)
                                                                       -------
 Cash provided by operations..........................................   3,727
                                                                       -------
INVESTING ACTIVITIES
  Additions to property and equipment.................................    (489)
                                                                       -------
FINANCING ACTIVITIES
  Repayments of debt..................................................    (771)
                                                                       -------
INCREASE IN CASH AND CASH EQUIVALENTS.................................   2,467
CASH AND CASH EQUIVALENTS at beginning of year........................     --
                                                                       -------
CASH AND CASH EQUIVALENTS at end of year.............................. $ 2,467
                                                                       =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest.............................................. $   203
                                                                       =======


           See the accompanying notes to these financial statements.

                  WESTFIELDS INTERNATIONAL CONFERENCE CENTER
                         NOTES TO FINANCIAL STATEMENTS
NOTE 1.

 BASIS OF PRESENTATION

  On August 26, 1994 ("Sale Date"), a wholly owned subsidiary of Host Marriott Corporation (the "Company") purchased the land, building, improvements and furniture, fixtures and equipment related to the Westfields International Conference Center located in Fairfax County, Virginia (the "Hotel") from Conference Center Interests, Inc. ("Parent"), for $48,500,000. The Hotel is a full-service property that subsequent to the Sale Date was converted to and became a part of the Marriott Hotels, Resorts and Suites brand system.

  Pursuant to a stock transfer agreement (the "Transfer Agreement") dated February 5, 1993, between the former owners of the Hotel and the primary lender to the Hotel, the former owners transferred all of their assets, as defined in the Transfer Agreement, to the Parent and the Parent assumed specified liabilities of the former owner, as defined in the Transfer Agreement. In addition, the former owners, who held the outstanding stock of the Parent, transferred the stock to an affiliate of the primary lender.

  The financial statements for the period from February 5, 1993 to December 31, 1993 present the revenues and expenses, excluding income taxes, and cash flows related to the business of the Hotel, which was a lesser component of the Parent. The accompanying statement of revenues and expenses, excluding income taxes, includes no provision for Federal or state income taxes because the Hotel did not pay income taxes directly and the Parent did not allocate or charge these expenses to its individual units during the periods presented.

  The accompanying financial statements for the period from January 1, 1994 through August 25, 1994 present the revenues over certain expenses related to the business of the Hotel, and omit depreciation, interest and income taxes for such period. These expenses have been omitted because it is not possible to obtain such information due to the changes in management during 1994. The Company's acquisition of the Hotel creates a new carrying basis for the property and a new financing and income tax structure; the Company's management believes that historical data related to income taxes, depreciation and interest expense prior to the Sale Date are not material to investors in the Company. However, should the Hotel have remained in the possession of the Parent through August 25, 1994, and assuming the agreements of the Parent remained in place, depreciation and interest expense would have been approximately $1,142,000 (unaudited), and approximately $3,576,000 (unaudited), respectively, for the period from January 1, 1994 through August 25, 1994.

  These financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement of HMC Acquisition Properties, Inc. and are not intended to be a complete presentation of the Hotel's revenues and expenses or cash flows.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF ACCOUNTING

  The Hotel's records are maintained on the accrual basis of accounting and its fiscal year ends on December 31.

 REVENUES AND EXPENSES

  Revenues represent house profit from the hotel because for the period from February 5, 1993 to December 31, 1993 the Parent has delegated substantially all of the operating decisions related to the generation of house profit from its hotel to the manager. House profit reflects the net revenues flowing to the Parent as property owner and represents hotel operating results, less property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground rent and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses.

                  WESTFIELDS INTERNATIONAL CONFERENCE CENTER
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 PROPERTY AND EQUIPMENT

  Property and equipment are recorded at cost. Replacements and improvements are capitalized as incurred.

  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and five to seven years for furniture and equipment.

 DEFERRED FINANCING COSTS

  Costs associated with obtaining financing for the property are deferred and amortized over the term of the loan. Such amortization expenses were $289,000 for the year ended December 31, 1993 and are included in interest expense in the accompanying statement of revenues and expenses excluding income taxes.

 CASH AND CASH EQUIVALENTS

  All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

NOTE 3. REVENUES

  Revenues (house profit) for the year ended December 31, 1993 and for the period from January 1, 1994 to August 25, 1994 consist of (in thousands):

                                                           1993        1994
                                                          ------- --------------
                                                                  (PARTIAL YEAR)
   HOTEL SALES
     Rooms............................................... $ 5,826    $ 8,452
     Food and beverages..................................   7,141      9,483
     Other...............................................   2,615      3,432
                                                          -------    -------
       Total hotel sales.................................  15,582     21,367
                                                          -------    -------
   HOTEL EXPENSES
     Departmental costs
       Rooms.............................................   1,499      1,911
       Food and beverages................................   4,449      5,839
       Other hotel operating expenses....................   6,269      7,544
                                                          -------    -------
                                                           12,217     15,294
                                                          -------    -------
   REVENUES.............................................. $ 3,365    $ 6,073
                                                          =======    =======

NOTE 4. MANAGEMENT AGREEMENT

  For the period from February 5, 1993 (date of the Transfer Agreement) to December 31, 1993, International Conference Resorts of America, L.P. (the "Manager"), operated the Hotel pursuant to a long-term management agreement. The management agreement provided for a base fee equal to 2% of Hotel sales. Under these arrangements, the Hotel paid base fees of $400,000 in 1993.

  In addition, the Manager was entitled to an incentive management fee equal to 5% of the increase in the net income of the Hotel over the net income for the preceding year. The incentive management fee was payable out of operating cash flow, as defined. No incentive management fees were earned for the period from February 5, 1993 through December 31, 1993.

  The management agreement also provided for the establishment of a property improvement fund for the Hotel. Contributions to the property improvement fund were determined each year in connection with the preparation of the operating plan. There were no contributions to the property improvement fund for the year ended December 31, 1993.

                  WESTFIELDS INTERNATIONAL CONFERENCE CENTER
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  On December 31, 1993, the management agreement with the Manager was terminated and management of the Hotel assumed by the Parent. The Parent did not charge a management fee for the period from January 1, 1994 to August 25, 1994. No termination fee was paid to the Manager in connection with the termination.

NOTE 5. LEASES

  Property and equipment includes equipment under capital leases. These capital leases expired during 1994 and include $177,038 for buyout provisions under the leases, which is included in accounts payable and accrued liabilities.

NOTE 6. MORTGAGE DEBT

  Pursuant to the Transfer Agreement, the Parent assumed two notes payable and a revolving demand loan which are all payable to a bank. The bank and the Parent are related parties based on their common control and management. The notes payable were in default at the Transfer Date. Default provisions of the notes provided for immediate payment to the bank.

  Mortgage debt consisted of a note of $30,000,000 with an original maturity date of May 31, 1995. Interest was payable at 8% per annum through June 30, 1992 and at a rate of the greater of 8% or LIBOR plus 100 basis points thereafter. An additional 4% was applied to the principal amount of both the first and second notes in the event of default. Any interest over 8% was accrued and not due until the maturity date. To the extent that there is net operating income in excess of a working capital reserve, as defined, accrued and unpaid interest was due quarterly.

  Mortgage debt also consisted of a note of $10,162,292 with an original maturity date of May 31, 1995. Interest was calculated using the LIBOR rate plus 200 basis points applied to the principal of both the first and second notes less any interest accrued under the first note. An additional 4% was applied to the principal amount of both the first and second notes in the event of default. Interest was payable on the second note at the end of each month, provided that a working capital reserve, as defined, was equal to or greater than $2,000,000.

  The notes were both secured by a first deed of trust on all land and improvements.

  The notes provided for a loan fee payable on the maturity date or upon any refinancing or early payment. The fee ranged from $2,000,000 to $4,000,000 depending on the payment date. As a result of the notes being in default, the full $4,000,000 was due and payable at December 31, 1993.

  The Parent was required to set aside certain percentages of quarterly gross revenues for capital replacement reserves. At December 31, 1993, the Parent was in default under these provisions.

  Mortgage debt also consisted of a revolving demand loan agreement with the bank to fund amounts up to the lesser of 80% of certain outstanding accounts receivable of $4,000,000. The loan bears interest at the prime rate plus 1%. The revolving demand loan agreement is secured by a first priority perfected security interest of all accounts receivable of the Hotel. $2,947,000 was outstanding under this agreement at December 31, 1993.

NOTE 7. SUPPLEMENTARY INFORMATION (UNAUDITED):

  Capital additions of $489,000, including $10,000 for building additions and $479,000 for furniture, fixtures and equipment additions, were made to the Hotel during the period from February 5, 1993 to December 31, 1993. Capital additions for the period from January 1, 1994 to August 25, 1994 are not available due to the changes in management discussed in Note 1. Had the Company acquired the Hotel on January 1, 1994, depreciation expense would have been as follows:

                                                                                  DEPRECIATION EXPENSE
                                                                         ---------------------------------------
                                                                             PERIOD FROM         PERIOD FROM
                         PURCHASE PRICE                                    FEBRUARY 5, 1993    JANUARY 1, 1994
                           ALLOCATION   USEFUL LIFE DEPRECIATION METHOD  TO DECEMBER 31, 1993 TO AUGUST 25, 1994
                         -------------- ----------- -------------------- -------------------- ------------------
Land....................  $ 6,611,000       --               --               $     --            $     --
Building................   32,187,000     40 years  Straight-line method         737,608             536,442
Furniture, fixtures &
 equipment..............    6,632,000    3-7 years  Straight-line method       1,215,848             884,253
                          -----------                                         ----------          ----------
                          $45,430,000                                         $1,953,456          $1,420,695
                          ===========                                         ==========          ==========

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the Dallas/Fort Worth Airport Marriott:

  We have audited the accompanying balance sheets of the Dallas/Fort Worth Airport Marriott, as defined in Note 1, as of December 31, 1993, December 30, 1994 and August 11, 1995, and the related statements of operations and cash flows for each of the three fiscal years in the period ended December 30, 1994 and the thirty-two weeks ended August 11, 1995. These financial statements are the responsibility of the management of the Partnership, as defined in Note 1. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Dallas/Fort Worth Airport Marriott (as defined in Note 1) as of December 31, 1993, December 30, 1994 and August 11, 1995, and the results of its operations and its cash flows for the three fiscal years in the period ended December 30, 1994 and the thirty-two weeks ended August 11, 1995 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Washington, D.C.
November 13, 1995

                       DALLAS/FORT WORTH AIRPORT MARRIOTT
                                 BALANCE SHEETS
         AS OF DECEMBER 31, 1993, DECEMBER 30, 1994 AND AUGUST 11, 1995
                                 (IN THOUSANDS)

                                           DECEMBER 31, DECEMBER 30, AUGUST 11,
                                               1993         1994        1995
                                           ------------ ------------ ----------
ASSETS
  Property and equipment, net.............   $ 19,910     $ 19,164    $ 18,872
  Due from Marriott International, Inc. ..      2,495        1,601       2,312
  Property improvement fund...............         68            3         515
  Restricted cash.........................        --           --          155
  Cash and cash equivalents...............        --           --          --
                                             --------     --------    --------
                                             $ 22,473     $ 20,768    $ 21,854
                                             ========     ========    ========
LIABILITIES AND NET INVESTMENT IN
 AND ADVANCES FROM THE PARTNERSHIP
LIABILITIES
  Mortgage debt...........................   $ 51,462     $ 51,462    $ 51,462
  Due to Host Marriott Corporation........      1,002          897       1,692
  Due to Marriott International, Inc......     24,771       26,941      28,374
  Accrued interest........................        132          104         219
                                             --------     --------    --------
                                               77,367       79,404      81,747
                                             --------     --------    --------
NET INVESTMENT IN AND ADVANCES FROM
 THE PARTNERSHIP..........................    (54,894)     (58,636)    (59,893)
                                             --------     --------    --------
                                             $ 22,473     $ 20,768    $ 21,854
                                             ========     ========    ========


           See the accompanying notes to these financial statements.

                       DALLAS/FORT WORTH AIRPORT MARRIOTT
                            STATEMENTS OF OPERATIONS
    FOR THE THREE FISCAL YEARS IN THE PERIOD ENDED DECEMBER 30, 1994 AND THE
           THIRTY-TWO WEEKS ENDED AUGUST 12, 1994 AND AUGUST 11, 1995
                                 (IN THOUSANDS)

                                                         THIRTY-TWO WEEKS ENDED
                                                         ----------------------
                                 FISCAL YEAR ENDED
                              -------------------------  AUGUST 12,  AUGUST 11,
                               1992     1993     1994       1994        1995
                              -------  -------  -------  ----------- ----------
                                                         (UNAUDITED)
REVENUES..................... $ 6,392  $ 6,698  $ 8,163    $ 5,317     $6,192
                              -------  -------  -------    -------     ------
OPERATING COSTS AND EXPENSES
  Interest...................   5,338    5,338    5,310      3,276      2,597
  Base management fee........   1,403    1,678    1,834      1,150        464
  Incentive management fee...   1,164    1,135    1,621      1,084      1,278
  Depreciation...............   1,002      598      740        395        396
  Property taxes.............   1,118    1,162    1,008        672        685
  Insurance and other........     129      208       54        (10)       114
                              -------  -------  -------    -------     ------
    Total operating costs and
     expenses................  10,154   10,119   10,567      6,567      5,534
                              -------  -------  -------    -------     ------
NET (LOSS) INCOME............ $(3,762) $(3,421) $(2,404)   $(1,250)    $  658
                              =======  =======  =======    =======     ======


           See the accompanying notes to these financial statements.

                       DALLAS/FORT WORTH AIRPORT MARRIOTT
                            STATEMENTS OF CASH FLOWS
    FOR THE THREE FISCAL YEARS IN THE PERIOD ENDED DECEMBER 30, 1994 AND THE
           THIRTY-TWO WEEKS ENDED AUGUST 12, 1994 AND AUGUST 11, 1995
                                 (IN THOUSANDS)

                                                         THIRTY-TWO WEEKS ENDED
                                                         ----------------------
                                 FISCAL YEAR ENDED
                              -------------------------  AUGUST 12,  AUGUST 11,
                               1992     1993     1994       1994        1995
                              -------  -------  -------  ----------- ----------
                                                         (UNAUDITED)
OPERATING ACTIVITIES
 Net (loss) income........... $(3,762) $(3,421) $(2,404)   $(1,250)   $   658
 Noncash items:
  Depreciation...............   1,002      598      740        395        396
  Deferred incentive and base
   management fees...........   2,104    2,024    2,263      1,738      1,433
  Loss on fixed asset
   dispositions..............     --       --         6        --         --
 Changes in operating
  accounts:
  Due from/to Marriott
   International, Inc. ......    (181)     (34)     302       (504)        58
  Accrued interest...........     --       --       (28)       175        115
                              -------  -------  -------    -------    -------
   Cash provided by (used in)
    operating activities.....    (837)    (833)     879        554      2,660
                              -------  -------  -------    -------    -------
INVESTING ACTIVITIES
  Change in property
   improvement fund..........     --       --       --         --        (515)
  Additions to property and
   equipment.................     --       --       --          (5)      (104)
                              -------  -------  -------    -------    -------
   Cash used in investing
    activities...............     --       --       --          (5)      (619)
                              -------  -------  -------    -------    -------
FINANCING ACTIVITIES
  Change in net investment in
   and advances from the
   partnership...............     335      629   (1,338)    (2,011)    (1,889)
  Deposit in restricted cash
   account...................     --       --       --         --        (155)
  Decrease (increase) in
   amounts due from Marriott
   International, Inc........      92     (208)     499        --         --
  (Repayments to) advances
   from Host Marriott
   Corporation...............     330      248     (105)     1,409        --
  Change in escrow fund cash.      80      164       65         53          3
                              -------  -------  -------    -------    -------
   Cash provided by (used in)
    financing activities.....     837      833     (879)      (549)    (2,041)
                              -------  -------  -------    -------    -------
CHANGE IN CASH AND CASH
 EQUIVALENTS.................     --       --       --         --         --
CASH AND CASH EQUIVALENTS at
 beginning of period.........     --       --       --         --         --
CASH AND CASH EQUIVALENTS at
 end of period...............     --       --       --         --         --
                              -------  -------  -------    -------    -------
SUPPLEMENTAL DISCLOSURE OF
 CASH FLOW INFORMATION:
  Cash paid for mortgage and
   other interest............ $ 3,582  $ 5,405  $ 5,451    $ 3,100    $ 2,482
                              =======  =======  =======    =======    =======

           See the accompanying notes to these financial statements.

                      DALLAS/FORT WORTH AIRPORT MARRIOTT
                         NOTES TO FINANCIAL STATEMENTS
NOTE 1. THE HOTEL

 BASIS OF PRESENTATION

  On August 22, 1995 (the "Sale Date"), HMC Acquisitions Properties, Inc., a wholly-owned indirect subsidiary of Host Marriott Corporation ("Host Marriott"), purchased the building, leasehold improvements and furniture, fixtures and equipment related to the Dallas/Fort Worth Airport Marriott located in Irving, Texas (the "Hotel") from Potomac Hotel Limited Partnership (the "Partnership"), a Delaware limited partnership, for approximately $45 million. The Hotel was part of a portfolio of properties owned by the Partnership, in which Host Marriott is a General Partner. The Hotel is operated by Marriott International, Inc. as part of the Marriott Hotels, Resorts and Suites full-service hotel system.

  The Hotel's purchase price at the Sale Date was in excess of its carrying value. No adjustments related to the resultant sale are reflected in the accompanying financial statements.

  These financial statements present the financial position, results of operations and cash flows related to the business of the Hotel which is a lesser component of the Partnership for all periods presented. Assets and liabilities have been stated at the Partnership's historical cost. Changes in net investment in and advances from the Partnership represent the net income
(loss) of the Hotel adjusted for net cash transferred between the Partnership and the Hotel. The statement of operations includes no provision for Federal or state income taxes because the Partnership does not pay income taxes directly, but rather allocates its taxable income or loss to its individual partners.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF ACCOUNTING

  The Hotel's records are maintained on the accrual basis of accounting, and its fiscal year ends on the Friday nearest to December 31.

 INTERIM FINANCIAL STATEMENTS

  The accompanying August 12, 1994 interim period financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting principally of normal recurring adjustments) necessary for a fair presentation of the results for the interim period presented. The results for the interim periods are not necessarily indicative of the results to be obtained for the full fiscal year due to the seasonal nature of the Hotel's business.

 WORKING CAPITAL AND SUPPLIES

  Pursuant to the terms of the Hotel's management agreement discussed in Note 6, the Hotel is required to provide the respective manager with working capital and supplies to meet its operating needs. The manager converts cash advanced by the Partnership into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by the managers. Upon the termination of the agreements, it is expected that the working capital and supplies will be partially reconverted into cash and returned to the Partnership or transferred to a subsequent owner or operator for consideration. Such working capital and supplies are also pledged as security for the Hotel's share of Partnership's debt as described in Note 5. As a result of these conditions, the individual components of working capital and supplies controlled by the manager are not reflected in the accompanying balance sheets.

 REVENUES AND EXPENSES

  Revenues represent house profit from the Hotel because the Partnership has delegated substantially all of the operating decisions related to the generation of house profit from the Hotel to the manager. House profit reflects the net revenues flowing to the Partnership as property owner and represents hotel operating results, less

                      DALLAS/FORT WORTH AIRPORT MARRIOTT
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED) property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground rent and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses (see Note
3).

 NET INVESTMENT IN AND ADVANCES FROM PARTNERSHIP

  Net investment in and advances from Partnership represent the Hotel's cumulative excess of expenses over revenues since inception adjusted for cash transferred between the Partnership and the Hotel.

NOTE 3. REVENUES

  Revenues consist of the following Hotel operating results (in thousands):

                                  FISCAL YEAR ENDED       THIRTY-TWO WEEKS ENDED
                               -------------------------  ----------------------
                                                          AUGUST 12,  AUGUST 11,
                                1992     1993     1994       1994        1995
                               -------  -------  -------  ----------- ----------
                                                          (UNAUDITED)
   HOTEL SALES
     Rooms...................  $12,234  $13,267  $14,516    $ 9,213    $ 9,983
     Food and beverage.......    6,032    6,440    7,029      4,331      4,706
     Other...................    1,158    1,266    1,383        837        776
                               -------  -------  -------    -------    -------
                                19,424   20,973   22,928     14,381     15,465
                               -------  -------  -------    -------    -------
   HOTEL EXPENSES
    Departmental Direct Costs
     Rooms...................    3,023    3,414    3,648      2,225      2,364
     Food and beverage.......    4,453    4,858    5,066      3,102      3,168
       Total Department
        Costs................      730      767      799        469        511
                               -------  -------  -------    -------    -------
                                 8,206    9,039    9,513      5,796      6,043
                               -------  -------  -------    -------    -------
   DEPARTMENT PROFIT.........   11,218   11,934   13,415      8,585      9,422
     Other Deductions........   (4,826)  (5,236)  (5,252)    (3,268)    (3,230)
                               -------  -------  -------    -------    -------
   HOUSE PROFIT..............  $ 6,392  $ 6,698  $ 8,163    $ 5,317    $ 6,192
                               =======  =======  =======    =======    =======

NOTE 4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following (in thousands):

                                           DECEMBER 31, DECEMBER 30, AUGUST 11,
                                               1993         1994        1995
                                           ------------ ------------ ----------
   Land...................................   $  1,407     $  1,407    $  1,407
   Building and improvements..............     25,584       25,576      25,576
   Furniture and equipment................      4,724        4,527       4,632
                                             --------     --------    --------
                                               31,715       31,510      31,615
   Less accumulated depreciation and
    amortization..........................    (11,805)     (12,346)    (12,743)
                                             --------     --------    --------
   Property and equipment, net............   $ 19,910     $ 19,164    $ 18,872
                                             ========     ========    ========

  All property and equipment is pledged as security against the Hotel's portion of the Bank Loan (see Note 5) and, in the case of rent streams from the Hotel's portion of the FF&E Lease (see Note 6), the FF&E Loans related to the Hotel.

                      DALLAS/FORT WORTH AIRPORT MARRIOTT
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
NOTE 5. DEBT

 BANK LOAN

  On December 22, 1987, the Partnership borrowed $245 million (the "Bank Loan") from The Mitsui Trust and Banking Company (the "Bank Lender"), secured by seven of the Partnership hotels (the "Bank Hotels"). The Bank Loan bore interest at an effective fixed rate of 10.37% and required monthly interest-only payments.

  The Bank Loan matured on December 22, 1994, and was not repaid because the Partnership had insufficient funds to do so. At December 22, 1994, the principal balance of the Bank Loan was $245 million.

  On December 22, 1994, the Partnership entered into a forbearance agreement with the Bank Lender under which the Lender agreed not to exercise its rights and remedies for nonpayment of the Bank Loan on the maturity date until February 24, 1995. The Bank Lender and the Partnership also entered into a non-binding term sheet for restructuring the Bank Loan that requires the Partnership to repay $44 million in principal and Host Marriott to advance $10 million under the bank guaranty. The forbearance agreement was extended until August 22, 1995 to allow the Partnership time to solicit the consent of its limited partners to sell the Hotel to raise the $44 million repayment amount. In exchange for the lender's agreement to forbear, the Partnership agreed to continue to make monthly interest payments at a rate equal to the one-month LIBOR plus two percentage points for the period December 22, 1994 through June 21, 1995 and the one-month LIBOR plus two and one quarter percentage points for the period June 22, 1995 through August 21, 1995 and to negotiate with the Bank Lender to reach an agreement for the restructuring of the Bank Loan that is consistent with the non-binding term sheet.

  Approximately $51.5 million of the $245 million Bank Loan principal has been allocated to the Hotel based on the amount of title insurance for the Hotel as compared to the total title insurance for the seven hotels when the Bank Loan originated in 1987. The Bank Loan bore interest at an effective fixed rate of 10.37% and required monthly interest-only payments until its maturity on December 22, 1994.

 OTHER LOANS

  As of December 31, 1994 and August 11, 1995, $897,000 and $1,692,000,
respectively, were outstanding to Host Marriott for FF&E loans related to the Hotel. The FF&E loans are nonrecourse to the Partnership and are effectively secured by payments from Marriott International, Inc. under the FF&E Lease, as defined in Note 6 below. As of December 31, 1994 and August 11, 1995, Marriott International, Inc. owed $980,000 and $1,749,000, respectively, including related interest costs for the Hotel FF&E capital lease.

NOTE 6. MANAGEMENT AGREEMENT

  Marriott International, Inc. (the "Manager") operates the Hotel pursuant to a long-term management agreement (the "Management Agreement") for a term of 25 years from the opening of the Hotel with renewal terms, at the option of the Manager, of up to an additional 50 years. The Management Agreement provides for payment of base management fees equal to 8% of gross hotel sales and incentive management fees equal to 20% of hotel operating profits (as defined, calculated before debt service on total Partnership debt), and additional incentive fees, after certain returns to the Partnership, ranging from 10% to 70% depending on the level of returns made to the partners. Payment of the incentive management fees is dependent upon the availability of cash flow after debt service, and payable only after repayment of certain debt service guaranty advances and certain priority returns to the Parent expressed as a percentage of limited partner invested equity. Through December 30, 1994, no incentive fees have been paid since inception. Deferred base fees were $6,718,000 and $7,360,000 as of December 31, 1993 and December 30, 1994,
respectively. Deferred incentive management fees were $17,902,000 and $19,523,000 as of December 31, 1993 and December 30, 1994, respectively. In the event of early termination of the Management Agreement, the Manager will be owed additional fees based on the unexpired term and expected future base and incentive management fees.

                      DALLAS/FORT WORTH AIRPORT MARRIOTT
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  In accordance with the Management Agreement, the Manager is required to lease all FF&E replacements from the Hotel (the "FF&E Lease") for terms of up to six years. Lease payments represent an amount approximately equal to the principal amortization, interest and fees associated with indebtedness incurred by the Hotel to finance the FF&E replacements and any sales and use taxes, personal property taxes, insurance premiums and additional costs incurred by the Partnership in connection with the acquisition and use of such replacements. As of December 31, 1993 and December 30, 1994, the Manager was obligated to pay $1,479,000 and $980,000 (including related interest costs) to the Hotel during the term of this agreement.

  On February 24, 1995, the Partnership, Bank Lender and the Manager entered into a cash collateral agreement with terms effective January 1, 1995. Effective January 1, 1995, 4% of gross hotel sales must be deposited in a property improvement fund for the future furniture, fixtures and equipment needs of the Hotel. Additionally, 1% of gross hotel sales must be deposited in a restricted cash account and are subordinated to the payment of debt service on the Bank Loan.

  The cash collateral agreement also adjusted the base management fee earned by the Manager under the Management Agreement from 8% to 3% of gross hotel sales effective January 1, 1995. The payment of 1% of the 3% base fee earned is subordinated to the payment of debt service on the Bank Loan. As a result, the subordinated base management fees are set aside in a restricted cash account where it will be held and made available for the payment of debt service.

  In conjunction with the acquisition of the Hotel by HMC Acquisition Properties, Inc., a new management agreement was entered into with the Manager. The new agreement provides for payment of base management fees equal to three percent of sales and a formula based incentive management fee limited to 20% of fiscal year Hotel operating profit (as defined). Had these terms been in effect for the year ended December 30, 1994, pro forma base and incentive management fees would have been $688,000.

  In connection with the refinancing, approximately $27 million of deferred management fees related to the Hotel were forgiven by the Manager on August 22, 1995.

  Additionally, the Partnership has advanced $946,000 to the Manager for working capital and supplies related to the Hotel, which is included in Due from Marriott International, Inc.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the Atlanta Northwest Marriott:

  We have audited the accompanying statements of assets, liabilities and net investment in and advances to Parent of the Atlanta Northwest Marriott, as defined in Note 1, as of December 30, 1994 and October 6, 1995, and the related statements of revenues and expenses, excluding income taxes, and cash flows for each of the two fiscal years in the period ended December 30, 1994 and for the forty weeks ended October 6, 1995. These financial statements are the responsibility of the management of the Atlanta Northwest Marriott. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for the inclusion in a registration statement of HMC Acquisition Properties, Inc.) as described in Note 1 and are not intended to be a complete presentation of the Atlanta Northwest Marriott's assets and liabilities, revenues and expenses or cash flows.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and net investment in and advances to Parent of the Atlanta Northwest Marriott (see Note 1) as of December 30, 1994 and October 6, 1995, and its revenues and expenses, excluding income taxes, and cash flows for each of the two fiscal years in the period ended December 30, 1994 and for the forty weeks ended October 6, 1995 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Washington, D.C.,
November 20, 1995

                           ATLANTA NORTHWEST MARRIOTT

            STATEMENTS OF ASSETS, LIABILITIES AND NET INVESTMENT IN
                      AND ADVANCES TO PARENT (SEE NOTE 1)

                     DECEMBER 30, 1994 AND OCTOBER 6, 1995

                                 (IN THOUSANDS)

                                                                 1994    1995
                                                                ------- -------
ASSETS
  Property and equipment, net.................................. $17,116 $17,322
  Property improvement fund....................................     117     291
  Accounts receivable..........................................     376     623
  Other assets.................................................     347     364
  Cash and cash equivalents....................................     317     179
                                                                ------- -------
                                                                $18,273 $18,779
                                                                ======= =======
   LIABILITIES AND NET INVESTMENT IN AND ADVANCES TO PARENT
  Accounts payable and accrued expenses........................ $   352 $   247
                                                                ------- -------
  Total liabilities............................................     352     247
  Net investment in and advances to Parent.....................  17,921  18,532
                                                                ------- -------
                                                                $18,273 $18,779
                                                                ======= =======


   The accompanying notes are an integral part of these financial statements.

                           ATLANTA NORTHWEST MARRIOTT

          STATEMENTS OF REVENUES AND EXPENSES, EXCLUDING INCOME TAXES

          FOR THE YEARS ENDED DECEMBER 31, 1993 AND DECEMBER 30, 1994
            AND THE PERIOD FROM DECEMBER 31, 1994 TO OCTOBER 6, 1995

                                 (IN THOUSANDS)

                                                     1993   1994       1995
                                                    ------ ------ --------------
                                                                  (PARTIAL YEAR)
REVENUES........................................... $2,867 $3,534     $3,690
                                                    ------ ------     ------
OPERATING COSTS AND EXPENSES
  Depreciation and amortization....................    718    860        788
  Management fees..................................    375    561        560
  Property taxes...................................    289    294        228
  Equipment rent and other.........................      3    154         44
                                                    ------ ------     ------
                                                     1,385  1,869      1,620
                                                    ------ ------     ------
REVENUES OVER EXPENSES, EXCLUDING
  INCOME TAXES..................................... $1,482 $1,665     $2,070
                                                    ====== ======     ======


   The accompanying notes are an integral part of these financial statements.

                           ATLANTA NORTHWEST MARRIOTT

                            STATEMENTS OF CASH FLOWS

          FOR THE YEARS ENDED DECEMBER 31, 1993 AND DECEMBER 30, 1994
            AND THE PERIOD FROM DECEMBER 31, 1994 TO OCTOBER 6, 1995

                                 (IN THOUSANDS)

                                                  1993    1994        1995
                                                 ------  ------  --------------
                                                                 (PARTIAL YEAR)
OPERATING ACTIVITIES
  Revenues over expenses, excluding income
  taxes......................................... $1,482  $1,665      $2,070
  Noncash items:
  Depreciation and amortization.................    718     860         788
  Working capital changes:
    Accounts receivable.........................   (102)    141        (247)
    Other assets................................     15     (28)        (17)
    Accounts payable and accrued expenses.......      1     116        (105)
                                                 ------  ------      ------
  Cash provided by operations...................  2,114   2,754       2,489
                                                 ------  ------      ------
INVESTING ACTIVITIES
  Additions to property and equipment...........    (22) (3,311)       (994)
  Change in property improvement fund...........     --    (117)       (174)
                                                 ------  ------      ------
  Cash used in investing activities.............    (22) (3,428)     (1,168)
                                                 ------  ------      ------
FINANCING ACTIVITIES
  Change in net investment and advances to
  Parent........................................ (2,099)    922      (1,459)
                                                 ------  ------      ------
INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS.....................................     (7)    248        (138)
CASH AND CASH EQUIVALENTS at beginning of
period..........................................     76      69         317
                                                 ------  ------      ------
CASH AND CASH EQUIVALENTS at end of period...... $   69  $  317      $  179
                                                 ======  ======      ======


    The accompanying notes are an integral part of these financial statements.

                          ATLANTA NORTHWEST MARRIOTT

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.

 BASIS OF PRESENTATION

  HMC Acquisition Properties, Inc. (the "Company"), an indirect wholly owned subsidiary of Host Marriott Corporation entered into a purchase agreement in the fourth quarter of 1995 to buy the buildings, leasehold improvements and furniture, fixtures and equipment related to the Atlanta Northwest Marriott hotel located in Atlanta, Georgia (the "Hotel") from Metropolitan Life Insurance Company, Ltd. ("Parent") for $28,500,000. The Hotel is managed by Marriott International, Inc. (the "Manager") and is operated as a part of the Marriott Hotels, Resorts and Suites full-service hotel system.

  These financial statements present the assets, liabilities and net advances to Parent, revenues and expenses, excluding income taxes, and cash flows related to the business of the Hotel which is a lesser component of the Parent for all periods presented. Assets and liabilities of the Hotel are stated at Parent's historical cost. Changes in net advances to Parent represent the revenues over expenses, excluding taxes, of the Hotel adjusted for cash transferred between the Parent and the Hotel. The accompanying statement of revenues and expenses, excluding income taxes, includes no provision for Federal or state income taxes because the Hotel did not pay income taxes directly and the Parent did not allocate or charge these expenses to its individual units during the periods presented. The Company's acquisition of the Hotel creates a new income tax structure; the Company's management believes that historical data related to income taxes prior to the sale is not material to investors of the Company.

  These financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement of HMC Acquisition Properties, Inc., and are not intended to be a complete presentation of the Hotel's assets and liabilities, revenues and expenses, or cash flows in that income taxes are excluded.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF ACCOUNTING

  The Hotel's records are maintained on the accrual basis of accounting and its fiscal year ends on the Friday closest to December 31.

 REVENUES AND EXPENSES

  Revenues represent house profit from the Hotel because the Parent has delegated substantially all of the operating decisions related to the generation of house profit from its hotels to the manager. House profit reflects the net revenues flowing to the Parent as property owner and represents hotel operating results, less property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground rent and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses.

 PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost. Replacements and improvements are capitalized as incurred.

  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 30 years for buildings and 5 years for furniture and equipment.

 CASH AND CASH EQUIVALENTS

  All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

                          ATLANTA NORTHWEST MARRIOTT
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3. REVENUE

  Revenues (house profit) for the two fiscal years ended December 30, 1994 and the period from December 31, 1994 to October 6, 1995 consists of (in thousands):

                                                     1993   1994       1995
                                                    ------ ------ --------------
                                                                  (PARTIAL YEAR)
HOTEL SALES
  Rooms............................................ $7,906 $8,682     $7,865
  Food and beverages...............................  3,598  3,284      2,672
  Other............................................    727    953        769
                                                    ------ ------     ------
    Total hotel sales.............................. 12,231 12,919     11,306
                                                    ------ ------     ------
HOTEL EXPENSES
  Departmental costs
    Rooms..........................................  2,084  2,294      1,961
    Food and beverages.............................  3,092  2,867      2,258
    Other hotel operating expenses.................  4,188  4,224      3,397
                                                    ------ ------     ------
                                                     9,364  9,385      7,616
                                                    ------ ------     ------
REVENUES........................................... $2,867 $3,534     $3,690
                                                    ====== ======     ======

NOTE 4. PROPERTY AND EQUIPMENT

  Property and equipment as of December 30, 1994 and October 6, 1995 consists of the following (in thousands):

                                                                1994     1995
                                                               -------  -------
     Land....................................................  $ 1,080  $ 1,080
     Buildings and leasehold improvements....................   24,070   24,530
     Furniture and equipment.................................    3,413    3,947
                                                               -------  -------
                                                                28,563   29,557
     Less accumulated depreciation and amortization..........  (11,447) (12,235)
                                                               -------  -------
     Net property and equipment..............................  $17,116  $17,322
                                                               =======  =======

NOTE 5. MANAGEMENT AGREEMENT

  The Manager operates the Hotel pursuant to a long-term management agreement with an initial term expiring in 2003. The management agreement provided for a base fee and an incentive management fee as described below. In addition, the Manager was reimbursed for certain actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by the Manager. In accordance with these arrangements the Hotel paid Chain Services for the two fiscal years ended December 30, 1994 and for the forty weeks ended October 6, 1995 of $331,492, $255,406, $314,068 and respectively.

  Prior to September 7, 1993 the Hotel paid the manager a fee of $30,000 each four-week period under the management agreement. On September 7, 1993, the management agreement of the Hotel was amended and a base fee equal to 3% of Hotel sales and an incentive fee equal to 20% of the operating profit (as defined) over an owner's priority amount (as defined). Incentive management fees for the fiscal year ended December 30, 1994 and for the forty weeks ended October 6, 1995 were $172,895 and $220,625, respectively. There were no incentive management fees for the fiscal year ended December 31, 1993.

                          ATLANTA NORTHWEST MARRIOTT
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  The amended management agreement provides for the establishment of a property improvement fund for the Hotel. Contributions to the property improvement fund are 4% of Hotel sales. Contributions to the property improvement fund for the two fiscal years ended December 30, 1994 and for the forty weeks ended October 6, 1995 were $145,103, $516,760 and $452,241, respectively.

NOTE 6. LEASES

  Future minimum annual rental commitments for all non-cancelable operating leases entered into by the Manager on behalf of the Parent are as follows (in thousands):

      FISCAL YEAR
      -----------
      1995................................................................  $ 4
      1996................................................................   22
      1997................................................................   22
      1998................................................................    8
      1999................................................................    1
      Thereafter..........................................................   --
                                                                            ---
        Total minimum lease payments......................................  $57
                                                                            ===

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the Charlotte Marriott Executive Park Hotel:

  We have audited the accompanying statement of revenues and certain expenses of the Charlotte Marriott Executive Park Hotel, as defined in Note 1, for the year ended December 31, 1994. This financial statement is the responsibility of the management of the Charlotte Marriott Executive Park Hotel. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying financial statement has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for the inclusion in the registration statement of HMC Acquisition Properties, Inc.) as described in Note 1 and are not intended to be a complete presentation of the Charlotte Marriott Executive Park Hotel's revenues and expenses.

  In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Charlotte Marriott Executive Park Hotel (see Note 1) for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.,
November 13, 1995

                    CHARLOTTE MARRIOTT EXECUTIVE PARK HOTEL

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                 (IN THOUSANDS)

REVENUES (Note 3)........................................................ $3,438
OPERATING COSTS AND EXPENSES
  Management fee.........................................................    453
  Property taxes.........................................................    223
  Franchise fee..........................................................    484
  Equipment rent and other...............................................    180
                                                                          ------
REVENUES OVER CERTAIN EXPENSES........................................... $2,098
                                                                          ======



    The accompanying notes are an integral part of this financial statement.

                    CHARLOTTE MARRIOTT EXECUTIVE PARK HOTEL

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

  On January 5, 1995 ("Sale Date"), HMC Acquisition Properties, Inc. (the "Company"), an indirect wholly-owned subsidiary of Host Marriott Corporation (formerly, Marriott Corporation) purchased the land, building and furniture, fixtures and equipment related to the Charlotte Marriott Executive Park Hotel located in Charlotte, North Carolina (the "Hotel") from the Travelers Insurance Company, ("Parent") for $14,500,000. The Hotel, with 298 rooms is a full service property, that prior to and subsequent to purchase was a part of the Marriott Hotels Resorts and Suites franchise system. No adjustments relating to the sale are reflected in the accompanying financial statement.

  It was not possible for the Company to access the books and records of the former owner for the period prior to the time of acquisition, and therefore, these financial statements present revenues and certain expenses, excluding income taxes, depreciation, interest expense (if any), and cash flows related to the business of the Hotel which is a lesser component of the Parent. The accompanying statement of revenues and certain expenses includes no provision for Federal or state income taxes because the Hotel does not pay income taxes directly and the Parent does not allocate or charge these expenses to its individual units. The Company's acquisition of the Hotel creates a new carrying basis for the property and a new financing and income tax structure; the Company's management believes that such historical data related to income taxes, depreciation and interest expense prior to the Sale Date are not material to investors in the Company.

  These financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement of HMC Acquisitions Properties, Inc. and are not intended to be a complete presentation of the Hotel's revenues and expenses.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF ACCOUNTING

  The Hotel's records are maintained on the accrual basis of accounting and its fiscal year ends on December 31.

 REVENUES AND EXPENSES

  Revenues represent house profit from the Hotel because the Parent has delegated substantially all of the operating decisions related to the generation of house profit from the Hotel to the manager. House profit reflects the net revenues flowing to the Parent as property owner and represents the hotel operating results, less property-level expenses, excluding depreciation, management fees, real and personal property taxes, and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses (see Note 3).

 CASH AND CASH EQUIVALENTS

  The Hotel considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

 REPAIRS AND MAINTENANCE

  Expenditures for repairs and maintenance, which do not extend the useful life of the related assets, are expensed when incurred.

                    CHARLOTTE MARRIOTT EXECUTIVE PARK HOTEL
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3. REVENUES

  Revenues (house profit) for the year ended December 31, 1994 consist of the following (in thousands):

                                                                         1994
                                                                        -------
   HOTEL SALES
     Rooms............................................................. $ 7,046
     Food and beverages................................................   3,574
     Other.............................................................     713
                                                                        -------
                                                                         11,333
                                                                        -------
   HOTEL EXPENSES
     Departmental costs
       Rooms...........................................................   1,810
       Food and beverages..............................................   2,729
     Other hotel operating expenses....................................   3,356
                                                                        -------
                                                                          7,895
                                                                        -------
   REVENUES............................................................ $ 3,438
                                                                        =======

NOTE 4. MANAGEMENT AND FRANCHISE AGREEMENTS

 MANAGEMENT AGREEMENT

  Prior to the Sale Date, Interstate Hotel Corporation, Inc. (the "Manager") operated the Hotel pursuant to a long-term management agreement (the "Agreement") with an initial term expiring in 2035. The Agreement provided for a base fee equal to 4% of Hotel revenues. The Hotel paid $453,000 of base management fees during 1994.

  The Agreement also provides for the establishment of a property improvement fund for the Hotel to cover (a) the cost of certain non-routine repairs and maintenance to the Hotel which is normally capitalized; and (b) the cost of replacements and renewals to the Hotel's property and improvements. Contributions to the property improvement fund are 3% of gross revenues subject to a maximum balance of $2,000 per guest room, as adjusted based on incremental increases in the Consumer Price Index. Contributions to the property improvement fund for the year ended December 31, 1994 were $340,000.

  As of the Sale Date, the Agreement with the Manager was terminated. Effective immediately following the sale of the Hotel, a new management agreement between the Manager and HMC Acquisition Properties, Inc. was entered into.

 FRANCHISE AGREEMENT

  The Hotel was operated as a Marriott full-service hotel by the Manager pursuant to a franchise agreement between the Parent and Marriott International, Inc. ("MII"), under which 6% of gross room sales and 2% of gross food and beverage sales were paid monthly by the Hotel to MII. During 1994 $484,000 of franchise fees were paid to MII under this agreement.

  As of the Sale Date, the franchise agreement was terminated. Effective immediately following the sale of the Hotel, a new franchise agreement expiring January 5, 2010 between MII and the Company was entered into under which franchise fees are equal to the sum of (1) 6% of gross room sales; (2) 3% of gross food and beverage sales; (3) less 1.5% of total gross sales; plus
(4) 50% of available cash flow, as defined in the agreement, not to exceed 1.5% of total gross sales.

                    CHARLOTTE MARRIOTT EXECUTIVE PARK HOTEL
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 5. LEASES

  The Hotel leases certain property and equipment under non-cancelable operating leases, generally with multiple renewal options. Future minimum annual rental commitments for all non-cancelable operating leases at December 31, 1994 are as follows (in thousands):

   1995.................................................................... $105
   1996....................................................................   77
   1997....................................................................    5
   1998....................................................................  --
   1999....................................................................  --
   Thereafter..............................................................  --
                                                                            ----
   Total minimum lease payments............................................ $187
                                                                            ====

  Rental expense under all leases was $32,128 in 1994 and is included in equipment rent and other in the accompanying statement of revenues and certain expenses.

NOTE 6. SUPPLEMENTARY INFORMATION (UNAUDITED):

  Capital additions of $157,000, including $117,000 for building additions and $40,000 for furniture, fixtures and equipment additions, were made to the Hotel during the year ended December 31, 1994. Had the Company acquired the Hotel on January 1, 1994, depreciation expense would have been as follows:

                                                                            DEPRECIATION
                                                                               EXPENSE
                                                                               FOR THE
                            PURCHASE PRICE  USEFUL                           YEAR ENDED
                              ALLOCATION     LIFE    DEPRECIATION METHOD  DECEMBER 31, 1994
                            -------------- --------- -------------------- -----------------
   Land....................  $ 2,472,000      --              --              $   --
   Building................   10,783,000    40 years Straight-line method      269,586
   Furniture, fixtures &
    equipment..............    1,326,000   3-7 years Straight-line method      265,157
                             -----------                                      --------
                             $14,581,000                                      $534,743
                             ===========                                      ========

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of Ft. Lauderdale Hotel and Marina:

  We have audited the accompanying statement of operations and cash flows of Ft. Lauderdale Hotel and Marina, as defined in Note 1, for the year ended December 31, 1993. These financial statements are the responsibility of the management of Ft. Lauderdale Hotel and Marina. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Ft. Lauderdale Hotel and Marina (see Note 1) for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.,
November 13, 1995

                        FT. LAUDERDALE HOTEL AND MARINA

                            STATEMENT OF OPERATIONS

              FOR THE YEAR ENDED DECEMBER 31, 1993 (IN THOUSANDS)

REVENUES............................................................. $  7,451
                                                                      --------
OPERATING COSTS AND EXPENSES
  Interest...........................................................    9,747
  Depreciation and amortization......................................    2,692
  Base and incentive management fees.................................      601
  Property taxes.....................................................    1,035
                                                                      --------
    Total operating costs and expenses...............................   14,075
                                                                      --------
NET LOSS............................................................. $ (6,624)
                                                                      ========



   The accompanying notes are an integral part of these financial statements.

                        FT. LAUDERDALE HOTEL AND MARINA

                            STATEMENT OF CASH FLOWS

              FOR THE YEAR ENDED DECEMBER 31, 1993 (IN THOUSANDS)

OPERATING ACTIVITIES
  Net loss............................................................. $(6,624)
  Noncash items:
  Depreciation and amortization........................................   2,692
  Working capital changes:
   Accounts receivable.................................................    (348)
   Other assets........................................................     127
   Accrued interest....................................................   5,477
   Accounts payable and accrued expenses...............................    (861)
                                                                        -------
  Cash provided by operations..........................................     463
                                                                        -------
INVESTING ACTIVITIES
  Additions to property and equipment..................................  (2,516)
  Change in property improvement fund..................................     144
                                                                        -------
  Cash used in investing activities....................................  (2,372)
                                                                        -------
FINANCING ACTIVITIES
  Advances from Travelers..............................................   1,774
                                                                        -------
DECREASE IN CASH AND CASH EQUIVALENTS..................................    (135)
                                                                        -------
CASH AND CASH EQUIVALENTS at beginning of year.........................     330
                                                                        -------
CASH AND CASH EQUIVALENTS at end of year............................... $   195
                                                                        =======


   The accompanying notes are an integral part of these financial statements.

                        FT. LAUDERDALE HOTEL AND MARINA
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.

 Basis of Presentation

  On January 7, 1994 ("Sale Date") Host Marriott Corporation (formerly, Marriott Corporation) through one of its subsidiaries purchased the land, building, improvements and furniture, fixtures and equipment related to the Ft. Lauderdale Hotel and Marina located in Ft. Lauderdale, Florida (the "Hotel") from the Travelers Insurance Company ("Travelers") for approximately $40,000,000. This transaction immediately followed Travelers' foreclosure on the Hotel (the "Foreclosure") from Ft. Lauderdale Hotel and Marina Limited Partnership (the "Partnership") (see Note 6). The Hotel, with 580 rooms, is a full-service property, and is managed by Marriott International, Inc. (the "Manager") as part of the Marriott Hotels Resorts and Suites brand system.

  During 1991, the Partnership filed a Plan for Reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code. The Plan was approved on March 18, 1992. Under the Plan, Travelers agreed to (i) pay certain administrative expenses of the Hotel and (ii) allow the Partnership, until January 1994, to sell or refinance the Hotel in exchange for the Partnership either entering into a new management agreement for the Hotel and, (iii) if the Partnership did not sell or refinance the Hotel in an amount sufficient to pay the mortgage payable to Travelers, the transfer of the Hotel to Travelers. The Partnership failed to sell or refinance the Hotel within the required time frame and as such, ownership of the Hotel was transferred to Travelers on the Sale Date.

  No adjustments related to the sale of the Hotel, the Foreclosure or any other settlement of obligations between Travelers and the Partnership are reflected in the accompanying financial statements.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Accounting

  The Partnership's records are maintained on the accrual basis of accounting.

 Revenues and Expenses

  Revenues represent house profit from the Hotel because the Partnership has delegated substantially all of the operating decisions related to the generation of house profit from its hotels to the manager. House profit reflects the net revenues flowing to the Partnership as property owner and represents hotel operating results, less property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground rent and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses.

 Income Taxes

  The accompanying statement of revenues and expenses includes no provision for Federal or state income taxes because the Partnership does not pay income taxes directly, but rather allocates its taxable income or loss to its individual partners.

 Property and Equipment

  Property and equipment is recorded at historical cost, including interest, rent and real estate taxes incurred during development and construction. Replacements and improvements are capitalized.

                       FORT LAUDERDALE HOTEL AND MARINA
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for building and 5 to 7 years for furniture and equipment.

 Cash and Cash Equivalents

  All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

NOTE 3. REVENUES

  Revenues (house profit) for the year ended December 31, 1993 consists of (in thousands):

HOTEL SALES
  Rooms............................................................... $ 14,061
  Food and beverages..................................................    8,050
  Other...............................................................    1,330
                                                                       --------
    Total hotel sales.................................................   23,441
                                                                       --------
HOTEL EXPENSES
  Departmental costs
   Rooms..............................................................    3,431
   Food and beverages.................................................    6,016
   Other hotel operating expenses.....................................    6,543
                                                                       --------
    Total hotel expenses..............................................   15,990
                                                                       --------
REVENUES.............................................................. $  7,451
                                                                       ========

NOTE 4. MANAGEMENT AGREEMENT

  Prior to the Sale Date, the Manager operated the Hotel pursuant to a long-term management agreement with an initial term expiring in 2013. The management agreement provided for a base fee equal to 3% of Hotel Sales and an incentive management fee as described below. In addition, the Manager was reimbursed for certain actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by the Manager. In accordance with these arrangements the Hotel paid Chain Services for the year ended December 31, 1993 of approximately $784,000.

  On November 7, 1992, the management agreement of the Hotel was amended and restated. Pursuant to this amendment, the incentive management fee calculation was changed from 20% of operating profit, as defined, to 5% of the Hotel's first $4.0 million of operating profit plus 33% of operating profit between $4.0 and $4.5 million plus 20% thereafter. Also pursuant to the amendment, total base and incentive fees for 1993 were reduced by approximately $422,000.

  The management agreement provided for the establishment of a property improvement fund for the Hotel. Contributions to the property improvement fund were to be 5% of Hotel sales. During the year ended December 31, 1993, cash generated by the property was insufficient to fund the required escrow, and contributions to the property improvement fund for the year ended December 31, 1993 were $144,000. As a result of this shortfall, and under the terms of the amended management agreement, Travelers made certain advances to the property for funding of certain property renovations, as described in Note 6.

                       FORT LAUDERDALE HOTEL AND MARINA
                  NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)
NOTE 5. LEASES

  Future minimum annual rental commitments for all non-cancelable leases entered into by the Partnership, or by the Manager on behalf of the Partnership and assumed by Host Marriott at the Sale Date are as follows (in thousands):

FISCAL YEAR                                                     OPERATING LEASES
- -----------                                                     ----------------
  1994.........................................................       $143
  1995.........................................................        143
  1996.........................................................        113
  1997.........................................................        109
  1998.........................................................         97
  Thereafter...................................................        206
                                                                      ----
    Total minimum lease payments...............................       $811
                                                                      ====

NOTE 6. DEBT

  Debt consists of the following at December 31, 1993:

  A $49,500,000 first mortgage payable to Travelers with interest at a coupon rate of 12.5% per anum through maturity of November 30, 1997. Interest was payable on the original principle balance at a pay rate of 5% per annum through February 1990. Commencing March 1, 1990 interest was payable on the original principle balance at a pay rate of 10% through July, 1990. Thereafter the then total outstanding balance on the note was payable in monthly installments of principle and interest of $635,018 including interest at 12.5% based on a 30 year amortization. In addition, any net cash flow after debt service was to be paid to the lender quarterly. All accrued interest compounded monthly at 12.25%. The note was collateralized by a first mortgage on the Hotel.

  A second mortgage note of $4,000,000 payable to an affiliate of the general partner of the Partnership with interest payable monthly at a rate of 8% per anum to the extent of remaining cash flow of the Hotel. Unpaid interest was accrued and the payment thereof was contingent upon the sale or refinancing of the Hotel generating sufficient net proceeds. Under the terms of an agreement between the Partnership and the noteholders, no interest was charged to the note for the two years in the period ending December 31, 1993. The note was collateralized by a second mortgage on the Hotel.

  Debt also includes a third mortgage note payable of $2,500,000 to an affiliate of the general partner of the Partnership with interest payable monthly at a rate that, when combined with the interest on the second mortgage note, yields an effective combined interest rate of 16.34% for both obligations through April 1, 1987. Thereafter interest was payable by the same terms as the second mortgage note. Under the term of an agreement between the Partnership and the noteholders, no interest was charged to the note for the two years in the period ending December 31, 1993. The note is collateralized by a third mortgage on the Hotel.

  Debt also includes a fourth mortgage note of $4,000,000 payable to an affiliate of the general partner of the Partnership with an effective interest rate of 12.125% compounded quarterly, but payable quarterly to the extent of remaining cash flow with all principal and unpaid interest due on November 13, 1993. This note is collateralized by a fourth mortgage on the Hotel. On October 20, 1992 (the "Assignment Date") this note was assigned to an affiliate of the general partner of the Partnership. The note was assigned for consideration of $50,000. No interest was charged on the note subsequent to the Assignment Date.

  During 1992 and 1993, Travelers loaned the Partnership $2.6 million to fund certain capital improvements. This amount remained outstanding as of the Sale Date.

===============================================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REP-RESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY OF THE SENIOR NOTES OFFERED HEREBY, TO ANY PERSON OR BY ANY-ONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SO-LICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUN-DER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMA-TION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                 ------------

                               TABLE OF CONTENTS

                                                                            PAGE
Available Information.....................................................    4
Prospectus Summary........................................................    5
Risk Factors..............................................................   18
The Company...............................................................   22
The Exchange Offer........................................................   23
Use of Proceeds...........................................................   31
Capitalization............................................................   31
Pro Forma Condensed Combined Financial Data...............................   32
Selected Historical Financial Data........................................   36
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   37
Business and Properties...................................................   41
Certain Relationships and Related Transactions............................   47
Management................................................................   51
Sole Shareholder..........................................................   56
Description of Capital Stock..............................................   56
Description of Senior Notes...............................................   57
Material Federal Income Tax Considerations................................   80
Plan of Distribution......................................................   80
Legal Matters.............................................................   81
Experts...................................................................   81
Index to Financial Statements.............................................  F-1

UNTIL AUGUST , 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE SERIES B NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

===============================================================================

===============================================================================

                                HMC ACQUISITION
                               PROPERTIES, INC.

                               OFFER TO EXCHANGE

                                9% SENIOR NOTES
                          DUE 2007, SERIES B FOR ALL
                         OUTSTANDING 9% SENIOR NOTES
                              DUE 2007, SERIES A

                       --------------------------------

                                  PROSPECTUS

                       --------------------------------

                               MAY  , 1996

===============================================================================

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company is a Delaware corporation and its Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation in its certificate of incorporation to eliminate the liability of a corporation's directors to a corporation or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

  Section 145 of the DGCL provides for indemnification by a Delaware corporation of its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in right of the corporation, by reason of the fact that they were directors, officers, employees or agents, against liabilities and expenses incurred in such action, suit or proceeding.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

  (a) Exhibits

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
    3.1  Certificate of Incorporation of the Company.
    3.2  Bylaws of the Company.
    4.1  Indenture dated as of December 20, 1995, by and among the Company, HMC
         SFO, Inc. as Subsidiary Guarantor and Marine Midland Bank, as Trustee,
         with respect to the 9% Senior Notes due 2007 of the Company.
    4.2  First Supplemental Indenture, dated as of April 16, 1996, by and among the Company, HMC AP Canada, Inc. as Subsidiary Guarantor and Marine
         Midland Bank, as Trustee, with respect to the 9% Senior Notes due 2007 of the Company.
  **5    Opinion of Christopher G. Townsend, Esq. regarding the validity of the
         Series B Notes, including consent.
  **8    Opinion of Latham & Watkins regarding certain federal income tax matters, including consent.
   10.1  Purchase Agreement, dated as of December 15, 1995, by and among the
         Company, HMC SFO, Inc. as Subsidiary Guarantor and Donaldson, Lufkin &
         Jenrette Securities Corporation, BT Securities Corporation, Goldman
         Sachs & Co., Citicorp Securities, Inc., Montgomery Securities, Salomon
         Brothers Inc, and Smith Barney Inc. as the Initial Purchasers.
   10.2  Registration Rights Agreement, dated as of December 20, 1995, by and between the Company, HMC SFO, Inc. as Subsidiary Guarantor and
         Donaldson, Lufkin & Jenrette Securities Corporation, BT Securities
         Corporation, Goldman Sachs & Co., Citicorp Securities, Inc.,
         Montgomery Securities, Salomon Brothers Inc, and Smith Barney Inc. as
         the Initial Purchasers.
   10.3  Management Agreement between HMC Acquisition Properties, Inc. and
         Marriott Hotel Services, Inc.+
 **12    Computation of Ratio of Earnings to Fixed Charges.
   21    Subsidiaries of the Company.
 **23.1  Consent of Arthur Andersen LLP, independent auditors.
 **23.2  Consent of Christopher G. Townsend, Esq., (included in the opinion filed as Exhibit 5 to the Registration Statement).
 **23.3  Consent of Latham & Watkins (included in the opinion filed as Exhibit
         8 to the Registration Statement).
   24.1  Power of Attorney of the Company (included on page II-4 of the
         Registration Statement).

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  25     Statement of Eligibility and Qualifications on Form T-1 of Marine
         Midland Bank, as Trustee, under the Indenture (No. 22-27318)
  99.1   Form of Letter of Transmittal with respect to the Exchange Offer.
  99.2   Form of Notice of Guaranteed Delivery with respect to the Exchange
         Offer.

- ---------------------
*  To be filed by amendment.
** Filed herewith.
+ Agreement filed is illustrative of numerous other agreements to which the Company is a party.

  (b) Financial Statement Schedule

  The following financial statement schedule of HMC Acquisition Properties, Inc. is filed as part of this Registration Statement and should be read in conjunction with the Combined Financial Statements of HMC Acquisition Properties, Inc.:

      Schedule III--Real Estate and Accumulated Depreciation S-2 to S-3.

Schedules other than that listed above have been omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1934 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON MAY 7, 1996.

                                          HMC Acquisition Properties, Inc.


                                          By: /s/ Christopher G. Townsend
                                              --------------------------------

                                                CHRISTOPHER G. TOWNSEND
                                                 Senior Vice President

                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend and Pamela J. Murch and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                 DATE
             ----------                        -----                 ----

                  *                    President and
- -------------------------------------   Director (Principal      May 7, 1996
       ROBERT E. PARSONS, JR.           Executive Officer)



                  *                    Senior Vice
- -------------------------------------   President and            May 7, 1996
          SCOTT A. LAPORTA              Treasurer (Principal
                                        Financial Officer)


                  *                    Vice President and
- -------------------------------------   Corporate                May 7, 1996
          DONALD D. OLINGER             Controller (Principal
                                        Accounting Officer)


                  *                    Executive Vice
- -------------------------------------   President and            May 7, 1996
         STEPHEN J. MCKENNA             Director


*By:   /s/ Christopher G. Townsend
    ----------------------------------
         Christopher G. Townsend
          Attorney-in-fact

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON MAY 7, 1996.

                                          HMC SFO, Inc.
                                          HMC AP Canada, Inc.


                                          By: /s/ Christopher G. Townsend
                                              --------------------------------

                                                   CHRISTOPHER G. TOWNSEND
                                                        Vice President


                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend and Pamela J. Murch and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                         TITLE                DATE
             ----------                         -----                ----

                  *                     President and
- -------------------------------------    Director (Principal     May 7, 1996
       ROBERT E. PARSONS, JR.            Executive Officer)


                  *                     Vice President and
- -------------------------------------    Treasurer (Principal    May 7, 1996
          SCOTT A. LAPORTA               Financial Officer)



                  *                     Vice President and
- -------------------------------------    Corporate               May 7, 1996
          DONALD D. OLINGER              Controller (Principal
                                         Accounting Officer)


                  *                     Vice President and       May 7, 1996
- -------------------------------------    Director
         STEPHEN J. MCKENNA


*By: /s/ Christopher G. Townsend
     ----------------------------
        Christopher G. Townsend
         Attorney-in-fact

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

TO HMC ACQUISITION PROPERTIES, INC.

  We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of HMC Acquisition Properties, Inc. and subsidiaries included in this registration statement and have issued our report thereon dated February 26, 1996. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule appearing on pages S-2 through S-3 is the responsibility of the Company's management and is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subject to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                          Arthur Andersen LLP

Washington, D.C.
February 26, 1996

                                                                    SCHEDULE III
                                                                     PAGE 1 OF 2

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 29, 1995
                                 (IN THOUSANDS)

                                                           GROSS AMOUNT AT
                      INITIAL COSTS                       DECEMBER 29, 1995
                   --------------------             -----------------------------
                                        SUBSEQUENT                                                DATE OF
                           BUILDINGS &     COSTS            BUILDINGS &           ACCUMULATED  COMPLETION OF   DATE   DEPRECIATION
   DESCRIPTION      LAND   IMPROVEMENTS CAPITALIZED  LAND   IMPROVEMENTS  TOTAL   DEPRECIATION CONSTRUCTION  ACQUIRED     LIFE
   -----------     ------- ------------ ----------- ------- ------------ -------- ------------ ------------- -------- ------------
Full-Service
Hotels:
 San Francisco
 Marriott-
 Fishermans Wharf
 San Francisco,
 CA..............  $ 6,000   $ 20,208     $  --     $ 6,000   $ 20,208   $ 26,208   $  (546)        N/A        1994        40
 San Francisco
 Airport Marriott
 San Francisco,
 CA..............   11,090     47,724        295     11,090     48,019     59,109    (1,572)        N/A        1994        40
 Westfields
 International
 Conference
 Center
 Chantilly, VA...    6,611     32,187         20      6,611     32,207     38,818    (1,119)        N/A        1994        40
 Denver Marriott
 Tech Center
 Denver, CO......    6,401     26,200        327      6,401     26,527     32,928      (715)        N/A        1994        40
 Portland
 Marriott
 Portland, OR....    5,545     39,981        222      5,545     40,203     45,748    (1,092)        N/A        1994        40
 Dallas Fort
 Worth Airport
 Marriott
 Dallas, TX......    5,998     37,262        --       5,998     37,262     43,260      (359)        N/A        1995        40
 Marriott
 Mountain Resort
 at Vail
 Vail, CO........    4,407     19,851        284      4,407     20,135     24,542      (617)        N/A        1994        40
 Ft. Lauderdale
 Marina Marriott
 Ft. Lauderdale,
 FL..............    6,135     30,036        982      6,135     31,018     37,153    (2,080)        N/A        1994        40
 Atlanta
 Northwest
 Marriott
 Atlanta, GA.....    4,988     19,980        --       4,988     19,980     24,968       --          N/A        1995        40
 Dallas Marriott
 Quorum
 Dallas, TX......        0     26,749        460        --      27,209     27,209      (864)        N/A        1994        40
 Other full-
 service
 properties, each
 less than 5% of
 total...........   10,902     41,572      1,088     10,902     42,660     53,562      (614)        N/A        1994        40
                   -------   --------     ------    -------   --------   --------   -------
 Total...........  $68,077   $341,750     $3,678    $68,077   $345,428   $413,505   $(9,578)
                   =======   ========     ======    =======   ========   ========   =======

                                                                   SCHEDULE III
                                                                    PAGE 2 OF 2

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES

                   REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 29, 1995
                                (IN THOUSANDS)

NOTES:

(A) The change in total cost of properties for the years ended December 29, 1995 and December 30, 1994 is as follows:

     Balance at December 31, 1993..................................... $    --
      Additions:
       Acquisitions...................................................  333,762
       Capital expenditures...........................................      990
                                                                       --------
     Balance at December 30, 1994.....................................  334,752
      Additions:
       Acquisitions...................................................   81,908
       Capital expenditures...........................................       65
      Deductions:
       Dispositions and other.........................................   (3,220)
                                                                       --------
     Balance at December 29, 1995..................................... $413,505
                                                                       ========

(B) The change in accumulated depreciation and amortization for the years ended December 29, 1995 and December 30, 1994 is as follows:

     Balance at December 31, 1993....................................... $  --
       Depreciation and amortization....................................  2,268
                                                                         ------
     Balance at December 30, 1994.......................................  2,268
       Depreciation and amortization....................................  7,310
                                                                         ------
     Balance at December 29, 1995....................................... $9,578
                                                                         ======

(C) The aggregate cost of properties for Federal income tax purposes is approximately $397,947 at December 29, 1995.

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                            DESCRIPTION                             PAGE
 -------                           -----------                             ----
    3.1  Certificate of Incorporation of the Company....................
    3.2  Bylaws of the Company..........................................
    4.1  Indenture dated as of December 20, 1995, by and among the
         Company, HMC SFO, Inc. as Subsidiary Guarantor and Marine
         Midland Bank, as Trustee, with respect to the 9% Senior Notes due 2007 of the Company........................................
    4.2  First Supplemental Indenture, dated as of April 16, 1996, by and among the Company, HMC AP Canada, Inc. as Subsidiary
         Guarantor and Marine Midland Bank, as Trustee, with respect to the 9% Senior Notes due 2007 of the Company.
  **5    Opinion of Christopher G. Townsend, Esq. regarding the validity of the Series B Notes, including consent.......................
  **8    Opinion of Latham & Watkins regarding certain federal income tax matters, including consent.................................
   10.1  Purchase Agreement, dated as of December 15, 1995, by and among the Company, HMC SFO, Inc. as Subsidiary Guarantor and
         Donaldson, Lufkin & Jenrette Securities Corporation, BT
         Securities Corporation, Goldman Sachs & Co., Citicorp
         Securities, Inc., Montgomery Securities, Salomon Brothers Inc,
         and Smith Barney Inc. as the Initial Purchasers................
   10.2  Registration Rights Agreement, dated as of December 20, 1995, by and between the Company, HMC SFO, Inc. as Subsidiary
         Guarantor and Donaldson, Lufkin & Jenrette Securities
         Corporation, BT Securities Corporation, Goldman Sachs & Co.,
         Citicorp Securities, Inc., Montgomery Securities, Salomon
         Brothers Inc, and Smith Barney Inc. as the Initial Purchasers..
   10.3  Management Agreement between HMC Acquisition Properties, Inc.
         and Marriott Hotel Services, Inc.+.............................
 **12    Computation of Ratio of Earnings to Fixed Charges..............
   21    Subsidiaries of the Company....................................
 **23.1  Consent of Arthur Andersen LLP, independent auditors...........
 **23.2  Consent of Christopher G. Townsend, Esq., (included in the opinion filed as Exhibit 5 to the Registration Statement)......
 **23.3  Consent of Latham & Watkins (included in the opinion filed as
         Exhibit 8 to the Registration Statement).......................
   24.1  Power of Attorney of the Company (included on page II-4 of the
         Registration Statement)........................................
   25    Statement of Eligibility and Qualifications on Form T-1 of
         Marine Midland Bank, as Trustee, under the Indenture (No. 22-
         27318).........................................................
   99.1  Form of Letter of Transmittal with respect to the Exchange
         Offer..........................................................
   99.2  Form of Notice of Guaranteed Delivery with respect to the
         Exchange Offer.................................................

- --------
*  To be filed by amendment.
** Filed herewith.
+ Agreement filed is illustrative of numerous other agreements to which the Company is a party.